Exhibit 10.1

Certain confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission (the “Commission”) pursuant to a confidential treatment request filed in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The location of each omitted portion is indicated by a series of three asterisks in brackets (“[***]”).

CREDIT AGREEMENT

by and among

FEDERAL SIGNAL CORPORATION

as Borrower,

THE LENDERS THAT ARE SIGNATORIES HERETO

as the Lenders,

GENERAL ELECTRIC CAPITAL CORPORATION,

As a Co-Collateral Agent

and

WELLS FARGO CAPITAL FINANCE, LLC

as the Agent and a Co-Collateral Agent

Dated as of February 22, 2012

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

-i-

(continued)

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

-ii-

(continued)

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

-iii-

(continued)

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

-iv-

(continued)

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

-v-

EXHIBITS AND SCHEDULES

Exhibit A-1	Form of Assignment and Acceptance
Exhibit B-1	Form of Borrowing Base Certificate
Exhibit B-2	Form of Bank Product Provider Agreement
Exhibit C-1	Form of Compliance Certificate
Exhibit L-1	Form of LIBOR Notice

Schedule A-1	Agent’s Account
Schedule A-2	Authorized Persons
Schedule C-1	Commitments
Schedule D-1	Designated Account
Schedule E-1	Eligible Inventory Locations
Schedule P-1	Permitted Investments
Schedule P-2	Permitted Liens
Schedule R-1	Real Property Collateral
Schedule 1.1	Definitions
Schedule 3.1	Conditions Precedent
Schedule 3.6	Conditions Subsequent
Schedule 4.1(b)	Capitalization of Borrower
Schedule 4.1(c)	Capitalization of Borrower’s Subsidiaries
Schedule 4.6(a)	States of Organization
Schedule 4.6(b)	Chief Executive Offices
Schedule 4.6(c)	Organizational Identification Numbers
Schedule 4.6(d)	Commercial Tort Claims
Schedule 4.7	Litigation
Schedule 4.11	Employee Benefits
Schedule 4.12	Environmental Matters
Schedule 4.13	Intellectual Property
Schedule 4.15	Deposit Accounts and Securities Accounts
Schedule 4.17	Material Contracts
Schedule 4.19	Permitted Indebtedness
Schedule 4.27	Locations of Inventory and Equipment
Schedule 5.1	Financial Statements, Reports, Certificates
Schedule 5.2	Collateral Reporting

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

-vi-

CREDIT AGREEMENT

THIS CREDIT AGREEMENT (this “Agreement”), is entered into as of February 22, 2012, by and among the lenders identified on the signature pages hereof (each of such lenders, together with their respective successors and permitted assigns, are referred to hereinafter as a “Lender”, as that term is hereinafter further defined), WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”), WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“GECC”) in their respective capacities as co-collateral agents for the Lenders (in such capacities, “Co-Collateral Agents”) and FEDERAL SIGNAL CORPORATION, a Delaware corporation (“Borrower”).

The parties agree as follows:

1. DEFINITIONS AND CONSTRUCTION.

1.1. Definitions.

Capitalized terms used in this Agreement shall have the meanings specified therefor on Schedule 1.1.

1.2. Accounting Terms.

All accounting terms not specifically defined herein shall be construed in accordance with GAAP; provided, however, that if Borrower notifies Agent that Borrower requests an amendment to any provision hereof to eliminate the effect of any Accounting Change occurring after the Closing Date or in the application thereof on the operation of such provision (or if Agent notifies Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such Accounting Change or in the application thereof, then Agent and Borrower agree that they will negotiate in good faith amendments to the provisions of this Agreement that are directly affected by such Accounting Change with the intent of having the respective positions of the Lenders and Borrower after such Accounting Change conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon and agreed to by the Required Lenders, the provisions in this Agreement shall be calculated as if no such Accounting Change had occurred. When used herein, the term “financial statements” shall include the notes and schedules thereto. Whenever the term “Borrower” is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower and its Subsidiaries on a consolidated basis, unless the context clearly requires otherwise.

1.3. Code.

Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein; provided, however, that to the extent that the Code is used to define any term herein and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern.

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

1.4. Construction.

Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in any other Loan Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties. Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations shall mean the repayment in full in cash or immediately available funds (or, (a) in the case of contingent reimbursement obligations with respect to Letters of Credit, providing Letter of Credit Collateralization, and (b) in the case of obligations with respect to Bank Products (other than Hedge Obligations), providing Bank Product Collateralization) of all of the Obligations (including the payment of any Lender Group Expenses that have accrued irrespective of whether demand has been made therefor and the payment of any termination amount then applicable (or which would or could become applicable as a result of the repayment of the other Obligations) under Hedge Agreements provided by Hedge Providers) other than (i) unasserted contingent indemnification Obligations, (ii) any Bank Product Obligations (other than Hedge Obligations) that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding without being required to be repaid or cash collateralized, and (iii) any Hedge Obligations that, at such time, are allowed by the applicable Hedge Provider to remain outstanding without being required to be repaid. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein or in any other Loan Document shall be satisfied by the transmission of a Record.

1.5. Schedules and Exhibits.

All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

2. LOAN AND TERMS OF PAYMENT.

2.1. Revolver Advances.

(a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender with a Revolver Commitment agrees (severally, not jointly or jointly and severally) to make revolving loans (“Advances”) to Borrower in an amount at any one time outstanding not to exceed the lesser of:

(i)	such Lender’s Revolver Commitment, or

(ii)	such Lender’s Pro Rata Share of an amount equal to the lesser of:

(A) the Maximum Revolver Amount less the sum of (1) the Letter of Credit Usage at such time, plus (2) the principal amount of Swing Loans outstanding at such time, and

(B) the Borrowing Base at such time less the sum of (1) the Letter of Credit Usage at such time, plus (2) the principal amount of Swing Loans outstanding at such time.

(b) Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement. The outstanding principal amount of the Advances, together with interest accrued and unpaid thereon, shall be due and payable on the Maturity Date or, if earlier, on the date on which they are declared due and payable pursuant to the terms of this Agreement.

(c) Anything to the contrary in this Section 2.1 notwithstanding, Co-Collateral Agents shall have the right (but not the obligation) to establish, increase, reduce, eliminate, or otherwise adjust reserves from time to time against the Borrowing Base (or any component thereof) or the Maximum Revolver Amount in such amounts, and with respect to such matters, as Co-Collateral Agents in their Permitted Discretion shall deem necessary or appropriate, including, without limitation (i) reserves in an amount equal to the Bank Product Reserve Amount, and (ii) reserves with respect to (A) sums that Borrower or its Subsidiaries are required to pay under this Agreement or any other Loan Document (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay when due, and (B) amounts owing by Borrower or its Subsidiaries to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than a Permitted Lien which is a permitted purchase money Lien, the interest of a lessor under a Capital Lease or the Lien securing the Term Loan Debt), which Lien or trust, in the Permitted Discretion of Co-Collateral Agents likely would be pari passu with or have a priority superior to Agent’s Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral.

(d) Borrower may, by written notice to Agent (whereupon Agent shall promptly deliver a copy to each of the Lenders), request that the Maximum Revolver Amount be increased in minimum amounts of $5,000,000 and a maximum aggregate amount up to

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

$25,000,000 (the “Revolver Increase Notice”) in which case Agent, Lenders, Borrowers and the other Guarantors agree to amend this Agreement to increase the Maximum Revolver Amount by any applicable increase set forth in the Revolver Increase Notice (the “Revolver Increase”); provided, that the Revolver Increase shall only be made, and the amendment described above with respect thereto shall only be entered into, if (i) at the time that such Revolver Increase is to be made (and after giving effect thereto), no Event of Default shall exist and be continuing, (ii) no existing Lender shall be required to participate in a Revolver Increase, (iii) Agent has approved the identity of any new Lender, such approval not to be unreasonably withheld or delayed, (iv) if applicable, Agent shall have received a joinder to this Agreement executed by any such Person approved by Agent pursuant to clause (iii) above, pursuant to which each such Person shall become a Lender under this Agreement and the other Loan Documents, (v) after giving pro forma effect to such Revolver Increase, Borrowers shall be in compliance with the financial covenants set forth in Section 7, as calculated notwithstanding the existence of a Covenant Testing Period, and (vi) Borrower shall deliver to Agent a certificate of Borrower on behalf of each Loan Party (in sufficient copies for each Lender) signed by an authorized officer of Borrower (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, (B) certifying that the conditions set forth in clauses (i) through (v) have been met and (C) certifying that, before and after giving effect to such increase, the conditions set forth in Section 3.2 have been met. If Borrower’s request for the increase satisfies all of the terms and conditions set forth herein, Agent shall notify Borrower and each Lender of the date such increase is to be made (which date shall be within 5 Business Days of the date each of the foregoing conditions have been satisfied or waived). Each Lender shall have the option (but shall have no obligation) to participate in such Revolver Increase by notifying Agent within 5 Business Days of receipt by such Lender of notice of such Revolver Increase that such Lender elects to participate. With respect to any Revolver Increase, each participating Lender’s Revolver Commitment shall be increased by its Pro Rata Share of such Revolver Increase. If one or more Lenders elect not to participate in a Revolver Increase, the participating Lenders may elect to increase their participation in such Revolver Increase. If sufficient Lenders do not elect to participate in such Revolver Increase, Agent and Borrower may add new lenders for such purpose, subject to the provisions of Section 13 and the provisions above. In connection with such increase and as a further condition to providing such increase, Agent, Borrower and each Lender being added or increasing their Revolver Commitment shall execute such amendments, agreements, instruments and documents, if any, as Agent shall reasonably request to evidence such increase. On the Business Day following any such increase, all outstanding Advances shall be reallocated among the Lenders (including any newly added Lenders) in accordance with the Lenders’ respective revised Pro Rata Shares.

2.2. [Intentionally Omitted]

2.3. Borrowing Procedures and Settlements.

(a) Procedure for Borrowing. Each Borrowing shall be made by a written request by an Authorized Person delivered to Agent. Unless Swing Lender is not obligated to make a Swing Loan pursuant to Section 2.3(b) below, such notice must be received by Agent no later than 10:00 a.m. (California time) on the Business Day that is the requested Funding Date specifying (i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day; provided, however, that if Swing Lender is not obligated to make a Swing Loan

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

as to a requested Borrowing, such notice must be received by Agent no later than 10:00 a.m. (California time) on the Business Day prior to the date that is the requested Funding Date. At Agent’s election, in lieu of delivering the above-described written request, any Authorized Person may give Agent telephonic notice of such request by the required time. In such circumstances, Borrower agrees that any such telephonic notice will be confirmed in writing within 24 hours of the giving of such telephonic notice, but the failure to provide such written confirmation shall not affect the validity of the request.

(b) Making of Swing Loans. In the case of a request for an Advance and so long as the aggregate amount of Swing Loans made since the last Settlement Date, minus the amount of Collections or payments applied to Swing Loans since the last Settlement Date, plus the amount of the requested Advance does not exceed $10,000,000, and no Lender is a Defaulting Lender, Swing Lender shall make an Advance in the amount of such requested Borrowing (any such Advance made solely by Swing Lender pursuant to this Section 2.3(b) being referred to as a “Swing Loan” and such Advances being referred to as “Swing Loans”) available to Borrower on the Funding Date applicable thereto by transferring immediately available funds to the Designated Account. Anything contained herein to the contrary notwithstanding, the Swing Lender may, but shall not be obligated to, make Swing Loans at any time that one or more of the Lenders is a Defaulting Lender. Each Swing Loan shall be deemed to be an Advance hereunder and shall be subject to all the terms and conditions (including Section 3) applicable to other Advances, except that all payments on any Swing Loan shall be payable to Swing Lender solely for its own account. Subject to the provisions of Section 2.3(d)(ii), Swing Lender shall not make and shall not be obligated to make any Swing Loan if Swing Lender has actual knowledge that (i) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (ii) the requested Borrowing would exceed the Availability on such Funding Date. Swing Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section 3 have been satisfied on the Funding Date applicable thereto prior to making any Swing Loan. The Swing Loans shall be secured by Agent’s Liens, constitute Advances and Obligations hereunder, and bear interest at the rate applicable from time to time to Advances that are Base Rate Loans.

(c) Making of Loans.

(i) In the event that Swing Lender is not obligated to make a Swing Loan, then promptly after receipt of a request for a Borrowing pursuant to Section 2.3(a), Agent shall notify the Lenders, not later than 1:00 p.m. (California time) on the Business Day immediately preceding the Funding Date applicable thereto, by telecopy, telephone, or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender’s Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to Agent’s Account, not later than 10:00 a.m. (California time) on the Funding Date applicable thereto. After Agent’s receipt of the proceeds of such Advances, Agent shall make the proceeds thereof available to Borrower on the applicable Funding Date by transferring immediately available funds equal to such proceeds received by Agent to the Designated Account; provided, however, that, subject to the provisions of Section 2.3(d)(ii), Agent shall not request any Lender to make any Advance if it has knowledge that, and no Lender shall have the obligation to make any Advance, if (1) one or more of the applicable conditions precedent set

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (2) the requested Borrowing would exceed the Availability on such Funding Date.

(ii) Unless Agent receives notice from a Lender prior to 9:00 a.m. (California time) on the date of a Borrowing, that such Lender will not make available as and when required hereunder to Agent for the account of Borrower the amount of that Lender’s Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If any Lender shall not have made its full amount available to Agent in immediately available funds and if Agent in such circumstances has made available to Borrower such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lender Rate for each day during such period. A notice submitted by Agent to any Lender with respect to amounts owing under this Section 2.3(c)(ii) shall be conclusive, absent manifest error. If such amount is so made available, such payment to Agent shall constitute such Lender’s Advance on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Borrower of such failure to fund and, upon demand by Agent, Borrower shall pay such amount to Agent for Agent’s account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Advances composing such Borrowing.

(d) Protective Advances and Optional Overadvances.

(i) Any contrary provision of this Agreement or any other Loan Document notwithstanding, but subject to Section 2.3(d)(iv), Agent hereby is authorized by Borrower and the Lenders, from time to time (until such time as either Co-Collateral Agent shall revoke such authority) at Agent’s option (but Agent shall have no obligation or liability if they elect not to), (A) after the occurrence and during the continuance of a Default or an Event of Default, or (B) at any time that any of the other applicable conditions precedent set forth in Section 3 are not satisfied, to make Advances to, or for the benefit of, Borrower on behalf of the Lenders (in an aggregate amount for all such Advances taken together not exceeding $10,000,000 outstanding at any one time) that Agent, in its Permitted Discretion deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, or (2) to enhance the likelihood of repayment of the Obligations (other than the Bank Product Obligations) (any of the Advances described in this Section 2.3(d)(i) shall be referred to as “Protective Advances”).

(ii) Any contrary provision of this Agreement or any other Loan Document notwithstanding, but subject to Section 2.3(d)(iv), the Lenders hereby authorize Agent or Swing Lender, as applicable, and either Agent or Swing Lender, as applicable, may but is not obligated to (until such time as either Co-Collateral Agent shall revoke such authority), knowingly and intentionally, continue to make Advances (including Swing Loans) to Borrower notwithstanding that an Overadvance exists or would be created thereby, so long as (A) after giving effect to such Advances, the outstanding Revolver Usage does not exceed the Borrowing Base by more than $10,000,000, and (B) after giving effect to such Advances, the outstanding

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Revolver Usage (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Maximum Revolver Amount. In the event Agent obtains actual knowledge that the Revolver Usage exceeds the amounts permitted by the immediately foregoing provisions, regardless of the amount of, or reason for, such excess, Agent shall notify the Lenders as soon as practicable (and prior to making any (or any additional) intentional Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) unless Agent determines that prior notice would result in imminent harm to the Collateral or its value, in which case Agent may make such Overadvances and provide notice as promptly as practicable thereafter), and the Lenders with Revolver Commitments thereupon shall, together with Agent and Co-Collateral Agents, jointly determine the terms of arrangements that shall be implemented with Borrower intended to reduce, within a reasonable time, the outstanding principal amount of the Advances to Borrower to an amount permitted by the preceding sentence. In such circumstances, if any Lender with a Revolver Commitment objects to the proposed terms of reduction or repayment of any Overadvance, the terms of reduction or repayment thereof shall be implemented according to the determination of the Required Lenders. In any event: (x) if any unintentional Overadvance remains outstanding for more than 30 days, unless otherwise agreed to by the Required Lenders, Borrower shall immediately repay Advances in an amount sufficient to eliminate all such unintentional Overadvances, and (y) after the date all such Overadvances have been eliminated, there must be at least five consecutive days before intentional Overadvances are made. The foregoing provisions are meant for the benefit of the Lenders, Co-Collateral Agents and Agent and are not meant for the benefit of Borrower, which shall continue to be bound by the provisions of Section 2.5. Each Lender with a Revolver Commitment shall be obligated to settle with Agent as provided in Section 2.3(e) (or Section 2.3(g), as applicable) for the amount of such Lender’s Pro Rata Share of any unintentional Overadvances by Agent reported to such Lender, any intentional Overadvances made as permitted under this Section 2.3(d)(ii), and any Overadvances resulting from the charging to the Loan Account of interest, fees, or Lender Group Expenses.

(iii) Each Protective Advance and each Overadvance shall be deemed to be an Advance hereunder, except that no Protective Advance or Overadvance shall be eligible to be a LIBOR Rate Loan and, prior to Settlement therefor, all payments on the Protective Advances shall be payable to Agent solely for its own account. The Protective Advances and Overadvances shall be repayable on demand, secured by Agent’s Liens, constitute Obligations hereunder, and bear interest at the rate applicable from time to time to Advances that are Base Rate Loans. The ability of Agent to make Protective Advances is separate and distinct from its ability to make Overadvances and its ability to make Overadvances is separate and distinct from its ability to make Protective Advances. For the avoidance of doubt, the limitations on Agent’s ability to make Protective Advances do not apply to Overadvances and the limitations on Agent’s ability to make Overadvances do not apply to Protective Advances. The provisions of this Section 2.3(d) are for the exclusive benefit of Agent, Co-Collateral Agents, Swing Lender, and the Lenders and are not intended to benefit Borrower in any way.

(iv) Notwithstanding anything contained in this Agreement or any other Loan Document to the contrary: (A) no Overadvance or Protective Advance may be made by Agent if such Advance would cause the aggregate principal amount of Overadvances and Protective Advances outstanding to exceed an amount equal to ten percent (10%) of the

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Maximum Revolver Amount; (B) to the extent any Protective Advance causes the aggregate Revolver Usage to exceed the Maximum Revolver Amount, such portion of such Protective Advance shall be for Agent’s sole and separate account and not for the account of any Lender and shall be entitled to priority in repayment in accordance with Section 2.4(b); and (C) no Lender shall be required to make Advances (including reimbursement to Agent of Overadvances and Protective Advances) in excess of the amount of its Revolver Commitment.

(e) Settlement. It is agreed that each Lender’s funded portion of the Advances is intended by the Lenders to equal, at all times, such Lender’s Pro Rata Share of the outstanding Advances. Such agreement notwithstanding, Agent, Swing Lender, and the other Lenders agree (which agreement shall not be for the benefit of Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among the Lenders as to the Advances, the Swing Loans, and the Protective Advances shall take place on a periodic basis in accordance with the following provisions:

(i) Agent shall request settlement (“Settlement”) with the Lenders on a weekly basis, or on a more frequent basis if so determined by Agent (1) on behalf of Swing Lender, with respect to the outstanding Swing Loans, (2) for itself, with respect to the outstanding Protective Advances or Overadvances, and (3) with respect to the Loan Parties’ Collections or payments received, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 2:00 p.m. (California time) on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the “Settlement Date”). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Advances, Swing Loans, Overadvances, and Protective Advances for the period since the prior Settlement Date. Subject to the terms and conditions contained herein (including Section 2.3(g)): (y) if the amount of the Advances (including Swing Loans, Overadvances, and Protective Advances) made by a Lender that is not a Defaulting Lender exceeds such Lender’s Pro Rata Share of the Advances (including Swing Loans, Overadvances, and Protective Advances) as of a Settlement Date, then Agent shall, by no later than 12:00 p.m. (California time) on the Settlement Date, transfer in immediately available funds to a Deposit Account of such Lender (as such Lender may designate), an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances (including Swing Loans, Overadvances, and Protective Advances), and (z) if the amount of the Advances (including Swing Loans, Overadvances, and Protective Advances) made by a Lender is less than such Lender’s Pro Rata Share of the Advances (including Swing Loans, Overadvances, and Protective Advances) as of a Settlement Date, such Lender shall no later than 12:00 p.m. (California time) on the Settlement Date transfer in immediately available funds to Agent’s Account, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances (including Swing Loans, Overadvances, and Protective Advances). Such amounts made available to Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Swing Loans, Overadvances, or Protective Advances and, together with the portion of such Swing Loans, Overadvances, or Protective Advances representing Swing Lender’s Pro Rata Share thereof, shall constitute Advances of such Lenders. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate.

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

(ii) In determining whether a Lender’s balance of the Advances, Swing Loans, Overadvances, and Protective Advances is less than, equal to, or greater than such Lender’s Pro Rata Share of the Advances, Swing Loans, Overadvances, and Protective Advances as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Agent with respect to principal, interest, fees payable by Borrower and allocable to the Lenders hereunder, and proceeds of Collateral.

(iii) Between Settlement Dates, Agent, to the extent Protective Advances, Overadvances, or Swing Loans are outstanding, may pay over to Agent or Swing Lender, as applicable, any Collections or payments received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Advances, for application to the Protective Advances, Overadvances, or Swing Loans. Between Settlement Dates, Agent, to the extent no Protective Advances, Overadvances, or Swing Loans are outstanding, may pay over to Swing Lender any Collections or payments received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Advances, for application to Swing Lender’s Pro Rata Share of the Advances. If, as of any Settlement Date, Collections or payments of Loan Parties received since the then immediately preceding Settlement Date have been applied to Swing Lender’s Pro Rata Share of the Advances other than to Swing Loans, as provided for in the previous sentence, Swing Lender shall pay to Agent for the accounts of the Lenders, and Agent shall pay to the Lenders (other than a Defaulting Lender if Agent has implemented the provisions of Section 2.3(g)), to be applied to the outstanding Advances of such Lenders, an amount such that each such Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Advances. During the period between Settlement Dates, Swing Lender with respect to Swing Loans, Agent with respect to Protective Advances and Overadvances, and each Lender with respect to the Advances other than Swing Loans, Overadvances, and Protective Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Swing Lender, Agent, or the Lenders, as applicable.

(iv) Anything in this Section 2.3(e) to the contrary notwithstanding, in the event that a Lender is a Defaulting Lender, Agent shall be entitled to refrain from remitting settlement amounts to the Defaulting Lender and, instead, shall be entitled to elect to implement the provisions set forth in Section 2.3(g).

(f) Notation. Agent, as a non-fiduciary agent for Borrower, shall maintain a register showing the principal amount of the Advances, owing to each Lender, including the Swing Loans owing to Swing Lender, and Protective Advances and Overadvances owing to Agent, the interests therein of each Lender, and the name and address of each Lender, from time to time and such register shall, absent manifest error, conclusively be presumed to be correct and accurate.

(g) Defaulting Lenders. Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrower to Agent for the Defaulting Lender’s benefit or any Collections or proceeds of Collateral that would otherwise be remitted hereunder to the Defaulting Lender, and, in the absence of such transfer to the Defaulting Lender, Agent shall

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transfer any such payments (A) first, to Swing Lender to the extent of any Swing Loans that were made by Swing Lender and that were required to be, but were not, paid by the Defaulting Lender, (B) second, to the Issuing Lender, to the extent of the portion of a Letter of Credit Disbursement that was required to be, but was not, paid by the Defaulting Lender, (C) third, to each non-Defaulting Lender ratably in accordance with their Commitments (but, in each case, only to the extent that such Defaulting Lender’s portion of an Advance (or other funding obligation) was funded by such other non-Defaulting Lender), (D) to a suspense account maintained by Agent, the proceeds of which shall be retained by Agent and may be made available to be re-advanced to or for the benefit of Borrower as if such Defaulting Lender had made its portion of Advances (or other funding obligations) hereunder, and (E) from and after the date on which all other Obligations have been paid in full, to such Defaulting Lender in accordance with tier (L) of Section 2.4(b)(ii). Subject to the foregoing, Agent may hold and, in its discretion prior to the occurrence and continuation of an Application Event, re-lend to Borrower for the account of such Defaulting Lender the amount of all such payments received and retained by Agent for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents (including the calculation of Pro Rata Share in connection therewith) and for the purpose of calculating the fee payable under Section 2.10(b), such Defaulting Lender shall be deemed not to be a “Lender” and such Lender’s Commitment shall be deemed to be zero; provided, however, that the foregoing shall not apply to any of the matters governed by Section 14.1(a)(i). The provisions of this Section 2.3(g) shall remain effective with respect to such Defaulting Lender until the earlier of (y) the date on which all of the non-Defaulting Lenders, Agent, Issuing Lender, and Borrower shall have waived, in writing, the application of this Section 2.3(g) to such Defaulting Lender, or (z) the date on which such Defaulting Lender makes payment of all amounts that it was obligated to fund hereunder, pays to Agent all amounts owing by Defaulting Lender in respect of the amounts that it was obligated to fund hereunder, and, if requested by Agent, provides adequate assurance of its ability to perform its future obligations hereunder. The operation of this Section 2.3(g) shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by Borrower of its duties and obligations hereunder to Agent, Issuing Lender, or to the Lenders other than such Defaulting Lender. Any failure by a Defaulting Lender to fund amounts that it was obligated to fund hereunder shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Borrower, at its option, upon written notice to Agent, to arrange for a substitute Lender to assume the Commitment of such Defaulting Lender, such substitute Lender to be reasonably acceptable to Agent. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being paid its share of the outstanding Obligations (other than Bank Product Obligations, but including (1) all interest, fees, and other amounts that may be due and payable in respect thereof, and (2) an assumption of its Pro Rata Share of its participation in the Letters of Credit); provided, however, that any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Groups’ or Borrower’s rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund. In the event of a direct conflict between the priority provisions of this Section 2.3(g) and any other provision contained in this Agreement or any other Loan Document, it is the

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intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.3(g) shall control and govern.

(h) Independent Obligations. All Advances (other than Swing Loans, Overadvances, and Protective Advances) shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advance (or other extension of credit) hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.

2.4. Payments; Reduction of Commitments; Prepayments.

(a) Payments by Borrower.

(i) Except as otherwise expressly provided herein, all payments by Borrower shall be made to Agent’s Account for the account of the Lender Group and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. Any payment received by Agent later than 11:00 a.m. (California time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

(ii) Unless Agent receives notice from Borrower prior to the date on which any payment is due to the Lenders that Borrower will not make such payment in full as and when required, Agent may assume that Borrower has made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower does not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.

(b) Apportionment and Application.

(i) So long as no Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, all principal and interest payments received by Agent shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and all payments of fees and expenses received by Agent (other than fees or expenses that are for Agent’s separate account or for the separate account of any Co-Collateral Agent or for the separate account of the Issuing Lender) shall be apportioned ratably among the Lenders having a Pro Rata Share of the type of Commitment or Obligation to which a particular fee or expense relates. All payments to be made hereunder by Borrower shall be remitted to Agent and all (subject to Section 2.4(b)(iv), Section 2.4(d)(ii), and Section 2.4(e)) such payments, and all

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proceeds of Collateral received by Agent, shall be applied, so long as no Application Event has occurred and is continuing, to reduce the balance of the Advances outstanding and, thereafter, to Borrower (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.

(ii) At any time that an Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, all payments remitted to Agent and all proceeds of Collateral received by Agent shall be applied as follows:

(A) first, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to Agent and Co-Collateral Agents under the Loan Documents, until paid in full,

(B) second, to pay any fees or premiums then due to Agent and Co-Collateral Agents under the Loan Documents until paid in full,

(C) third, to pay interest due in respect of all Protective Advances until paid in full,

(D) fourth, to pay the principal of all Protective Advances until paid in full,

(E) fifth, ratably, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to any of the Lenders under the Loan Documents, until paid in full,

(F) sixth, ratably, to pay any fees or premiums then due to any of the Lenders under the Loan Documents until paid in full,

(G) seventh, to pay interest accrued in respect of the Swing Loans until paid in full,

(H) eighth, to pay the principal of all Swing Loans until paid in full,

(I) ninth, ratably, to pay interest accrued in respect of the Advances (other than Protective Advances) until paid in full,

(J) tenth, ratably (i) to pay the principal of all Advances until paid in full, (ii) to Agent, to be held by Agent, for the benefit of Issuing Lender (and for the ratable benefit of each of the Lenders that have an obligation to pay to Agent, for the account of the Issuing Lender, a share of each Letter of Credit Disbursement), as cash collateral in an amount up to 105% of the Letter of Credit Usage (to the extent permitted by applicable law, such cash collateral shall be applied to the reimbursement of any Letter of Credit Disbursement as and when such disbursement occurs and, if a Letter of Credit expires undrawn, the cash collateral held by Agent in respect of such Letter of Credit shall, to the extent permitted by applicable law, be reapplied pursuant to this Section 2.4(b)(ii), beginning with tier (A) hereof), and (iii) up to $30,000,000 in the aggregate (after taking into account any amounts previously paid pursuant to

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this clause (iii) during the continuation of the applicable Application Event), ratably, to the Bank Product Providers based upon amounts then certified by the applicable Bank Product Provider to Agent (in form and substance satisfactory to Agent) to be due and payable to such Bank Product Providers on account of Bank Product Obligations,

(K) eleventh, to pay any other Obligations other than Obligations owed to Defaulting Lenders (including being paid, ratably, to the Bank Product Providers on account of all amounts then due and payable in respect of Bank Product Obligations, with any balance to be paid to Agent, to be held by Agent, for the ratable benefit of the Bank Product Providers, as cash collateral (which cash collateral may be released by Agent to the applicable Bank Product Provider and applied by such Bank Product Provider to the payment or reimbursement of any amounts due and payable with respect to Bank Product Obligations owed to the applicable Bank Product Provider as and when such amounts first become due and payable and, if and at such time as all such Bank Product Obligations are paid or otherwise satisfied in full, the cash collateral held by Agent in respect of such Bank Product Obligations shall be reapplied pursuant to this Section 2.4(b)(ii), beginning with tier (A) hereof),

(L) twelfth, ratably to pay any Obligations owed to Defaulting Lenders, and

(M) thirteenth, to Borrower (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.

(iii) Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in Section 2.3(e).

(iv) In each instance, so long as no Application Event has occurred and is continuing, Section 2.4(b)(i) shall not apply to any payment made by Borrower to Agent and specified by Borrower to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement or any other Loan Document.

(v) For purposes of Section 2.4(b)(ii), “paid in full” of a type of Obligation means payment in cash or immediately available funds of all amounts owing on account of such type of Obligation, including interest accrued after the commencement of any Insolvency Proceeding, default interest, interest on interest, and expense reimbursements, irrespective of whether any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

(vi) In the event of a direct conflict between the priority provisions of this Section 2.4 and any other provision contained in this Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, if the conflict relates to the provisions of Section 2.3(g) and this Section 2.4, then the provisions of Section 2.3(g) shall control and govern, and if otherwise, then the terms and provisions of this Section 2.4 shall control and govern.

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(c) Reduction of Commitments.

(i) Revolver Commitments. The Revolver Commitments shall terminate on the Maturity Date. Borrower may reduce the Revolver Commitments, without premium or penalty, other than payments required pursuant to Section 2.12(b)(ii), to an amount (which may be zero) not less than the sum of (A) the Revolver Usage as of such date, plus (B) the principal amount of all Advances not yet made as to which a request has been given by Borrower under Section 2.3(a), plus (C) the amount of all Letters of Credit not yet issued as to which a request has been given by Borrower pursuant to Section 2.11(a). Each such reduction shall be in an amount which is not less than $5,000,000 (unless the Revolver Commitments are being reduced to zero and the amount of the Revolver Commitments in effect immediately prior to such reduction are less than $30,000,000), shall be made by providing not less than 10 Business Days prior written notice to Agent, and shall be irrevocable. Once reduced, the Revolver Commitments may not be increased. Each such reduction of the Revolver Commitments shall reduce the Revolver Commitments of each Lender proportionately in accordance with its ratable share thereof.

(d) Optional Prepayments. Borrower may prepay the principal of any Advance at any time in whole or in part, without premium or penalty, other than payments required pursuant to Section 2.12(b)(ii).

(e) Mandatory Prepayments.

(i) If, at any time, (A) the Revolver Usage on such date exceeds (B) the Borrowing Base (such excess being referred to as the “Borrowing Base Excess”), then Borrower shall immediately prepay the Obligations in accordance with Section 2.4(f)(i) in an aggregate amount equal to the Borrowing Base Excess.

(ii) Dispositions. Within 10 Business Days of the date of receipt by Borrower or any other Loan Party of the Net Cash Proceeds of any voluntary or involuntary sale or disposition by Borrower or any other Loan Party of assets (including casualty losses or condemnations but excluding sales or dispositions which qualify as Permitted Dispositions under clauses (a), (b), (c), (d) or (n) (except to the extent such payment is required pursuant to such clause (n)) of the definition of Permitted Dispositions and, prior to the payment in full of the Term Loan Debt, excluding sales or dispositions of Term Loan Priority Collateral (as defined in the Intercreditor Agreement)) to the extent the Net Cash Proceeds of such sales and dispositions exceed $3,000,000 in the aggregate during the term of this Agreement, Borrower shall prepay the outstanding principal amount of the Obligations (without any reduction in the Revolver Commitments) in accordance with Section 2.4(f) in an amount equal to 100% of such Net Cash Proceeds (including condemnation awards and payments in lieu thereof) received by such Person in connection with such sales or dispositions; provided that, so long as (A) no Default or Event of Default shall have occurred and is continuing or would result therefrom, (B) Borrower shall have given Agent prior written notice of Borrower’s intention to apply such monies to the costs of replacement of the properties or assets that are the subject of such sale or disposition or the cost of purchase or construction of other assets useful in the business of Borrower or any other Loan Party, (C) the monies are held in a Deposit Account in which Agent has a perfected first-priority security interest, and (D) Borrower or such other Loan Party, as applicable, completes such replacement, purchase, or construction within 180 days after the initial receipt of such

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monies, then the Loan Party whose assets were the subject of such disposition shall have the option to apply such monies in an aggregate amount not to exceed $5,000,000 in any fiscal year to the costs of replacement of the assets that are the subject of such sale or disposition or the costs of purchase or construction of other assets useful in the business of such Loan Party unless and to the extent that either (x) such applicable period shall have expired without such replacement, purchase, or construction being made or completed, or (y) there shall occur an Event of Default that is continuing, then, in either case, any amounts remaining in the Deposit Account referred to in clause (C) above shall be paid to Agent and applied in accordance with Section 2.4(f)(ii) (without any reduction in the Revolver Commitments). Nothing contained in this Section 2.4(e)(ii) shall permit Borrower or any of its Subsidiaries to sell or otherwise dispose of any assets other than in accordance with Section 6.4.

(iii) Excess Cash Flow. In the event that there shall be Excess Cash Flow for any fiscal year (commencing with fiscal year 2012), so long as the Maximum Additional Availability Amount is greater than $0, Borrower shall, no later than ninety days after the end of such fiscal year, prepay the Obligations in an aggregate amount equal to the Proportionate Share of 75% of such Excess Cash Flow; provided, that, in no event shall any such prepayment exceed the Maximum Additional Availability Amount at such time.

(f) Application of Payments. Each prepayment pursuant to Section 2.4(e) shall, (A) with respect to each prepayment pursuant to Section 2.4(e)(i), so long as no Application Event shall have occurred and be continuing, be applied, first, to the outstanding principal amount of the Advances until paid in full, and second, to cash collateralize the Letters of Credit in an amount equal to 105% of the then extant Letter of Credit Usage, (B) with respect to each prepayment pursuant to Section 2.4(e)(ii), so long as no Application Event shall have occurred and be continuing, be applied, first, to the outstanding principal amount of the Advances until paid in full, and second, after the occurrence and during the continuance of an Event of Default, to cash collateralize the Letters of Credit in an amount equal to 105% of the then extant Letter of Credit Usage, (C) with respect to each prepayment pursuant to Section 2.4(e)(iii), so long as no Application Event shall have occurred and be continuing, be applied, first, to the outstanding principal amount of the Advances until paid in full (with a corresponding permanent reduction in the Maximum Additional Availability Amount), and second, to cash collateralize the Letters of Credit in an amount equal to 105% of the then extant Letter of Credit Usage (with a corresponding permanent reduction in the Maximum Additional Availability Amount), and (D) if an Application Event shall have occurred and be continuing, be applied in the manner set forth in Section 2.4(b)(ii).

2.5. Overadvances.

If, at any time or for any reason, the amount of Obligations owed by Borrower to the Lender Group pursuant to Section 2.1 or Section 2.11 is greater than any of the limitations set forth in Section 2.1 or Section 2.11, as applicable (an “Overadvance”), Borrower shall immediately pay to Agent, in cash, the amount of such excess, which amount shall be used by Agent to reduce the Obligations in accordance with the priorities set forth in Section 2.4(b); provided, however, that in the case of an Overadvance that is caused solely as a result of the charging by Agent of Lender Group Expenses to the Loan Account, Borrower shall have 3 Business Days from the date of the initial occurrence of such Overadvance to pay to Agent, in cash, the amount of such excess (which period of 3 Business Days shall in no event be

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duplicative of the 3 Business Days period referenced in Section 8.1(a)). Borrower promises to pay the Obligations (including principal, interest, fees, costs, and expenses) in full on the Maturity Date or, if earlier, on the date on which the Obligations (other than the Bank Product Obligations) become due and payable pursuant to the terms of this Agreement.

2.6. Interest Rates and Letter of Credit Fee: Rates, Payments, and Calculations.

(a) Interest Rates. Except as provided in Section 2.6(c), all Obligations (except for undrawn Letters of Credit) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof as follows:

(i) if the relevant Obligation is a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus the LIBOR Rate Margin, and

(ii) otherwise, at a per annum rate equal to the Base Rate plus the Base Rate Margin.

For purposes of determining the applicable Base Rate Margin or LIBOR Rate Margin, as applicable, the parties agree that outstanding Advances shall first be allocated to Additional Availability, until Additional Availability has been fully utilized, and thereafter to Conforming Availability.

(b) Letter of Credit Fee. Borrower shall pay Agent (for the ratable benefit of the Lenders with a Revolver Commitment), a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.11(f)) which shall accrue at a per annum rate equal to the LIBOR Rate Margin times the Daily Balance of the undrawn amount of all outstanding Letters of Credit. For purposes of determining the applicable LIBOR Rate Margin with respect to the Letter of Credit Fee, the LIBOR Rate Margin for LIBOR Rate Loans predicated on Additional Availability shall apply to the extent that Additional Availability exceeds the then outstanding Advances.

(c) Default Rate. Upon the occurrence and during the continuation of an Event of Default and at the election of the Required Lenders,

(i) all Obligations (except for undrawn Letters of Credit) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to 2 percentage points above the per annum rate otherwise applicable thereunder, and

(ii) the Letter of Credit fee provided for in Section 2.6(b) shall be increased to 2 percentage points above the per annum rate otherwise applicable hereunder.

(d) Payment. Except to the extent provided to the contrary in Section 2.10 or Section 2.12(a), all interest, all Letter of Credit fees, all other fees payable hereunder or under any of the other Loan Documents, all costs and expenses payable hereunder or under any of the other Loan Documents, and all Lender Group Expenses shall be due and payable, in arrears, on the first day of each month at any time that Obligations or Commitments are outstanding. Borrower hereby authorizes Agent, from time to time without prior notice to Borrower, to charge all interest, Letter of Credit fees, and all other fees payable hereunder or under any of the other

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Loan Documents (in each case, as and when due and payable), all costs and expenses payable hereunder or under any of the other Loan Documents (in each case, as and when accrued or incurred), and all Lender Group Expenses (as and when accrued or incurred), all charges, commissions, fees, and costs provided for in Section 2.11(f) (as and when accrued or incurred), all fees and costs provided for in Section 2.10 (as and when accrued or incurred), and all other payment obligations as and when due and payable under any Loan Document or any Bank Product Agreement (including any amounts due and payable to the Bank Product Providers in respect of Bank Products) to the Loan Account, which amounts thereafter shall constitute Advances hereunder and, initially, shall accrue interest at the rate then applicable to Advances that are Base Rate Loans. Any interest, fees, costs, expenses, Lender Group Expenses, or other amounts payable hereunder or under any other Loan Document or under any Bank Product Agreement that are charged to the Loan Account shall thereupon constitute Advances hereunder and shall initially accrue interest at the rate then applicable to Advances that are Base Rate Loans (unless and until converted into LIBOR Rate Loans in accordance with the terms of this Agreement).

(e) Computation. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year, in each case, for the actual number of days elapsed in the period during which the interest or fees accrue. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

(f) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if such rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum amount as is allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

2.7. Crediting Payments; Clearance Charge.

The receipt of any payment item by Agent shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to Agent’s Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is received into Agent’s Account on a Business Day on or before 11:00 a.m. (California time). If any payment item is received into Agent’s Account on a non-Business Day or after 11:00 a.m. (California time) on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day.

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2.8. Designated Account.

Agent is authorized to make the Advances, and Issuing Lender is authorized to issue the Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person or, without instructions, if pursuant to Section 2.6(d). Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrower and made by Agent or the Lenders hereunder. Unless otherwise agreed by Agent and Borrower, any Advance or Swing Loan requested by Borrower and made by Agent or the Lenders hereunder shall be made to the Designated Account.

2.9. Maintenance of Loan Account; Statements of Obligations.

Agent shall maintain an account on its books in the name of Borrower (the “Loan Account”) on which Borrower will be charged with all Advances (including Protective Advances and Swing Loans) made by Agent, Swing Lender, or the Lenders to Borrower or for Borrower’s account, the Letters of Credit issued or arranged by Issuing Lender for Borrower’s account, and with all other payment Obligations hereunder or under the other Loan Documents, including, accrued interest, fees and expenses, and Lender Group Expenses. In accordance with Section 2.7, the Loan Account will be credited with all payments received by Agent from Borrower or for Borrower’s account. Agent shall render monthly statements regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and such statements, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and the Lender Group unless, within 30 days after receipt thereof by Borrower, Borrower shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.

2.10. Fees.

Borrower shall pay to Agent,

(a) for the account of Agent and GECC, as applicable and as and when due and payable under the terms of the Fee Letter, the fees set forth in the Fee Letter.

(b) for the ratable account of those Lenders with Revolver Commitments, on the first day of each month from and after the Closing Date up to the first day of the month prior to the Payoff Date and on the Payoff Date, an unused line fee in an amount equal to 0.50% per annum times the result of (i) the aggregate amount of the Revolver Commitments, less (ii) the average Daily Balance of the Revolver Usage during the immediately preceding month (or portion thereof).

(c) audit, appraisal, field examination, and valuation fees and charges, as and when incurred or chargeable, as follows (i) a fee of $1,000 (or the then prevailing rate) per day, per auditor, plus out-of-pocket expenses for each financial audit of Borrower performed by personnel employed by any Co-Collateral Agent, (ii) if implemented, a fee of $1,000 (or the then prevailing rate) per day, per applicable individual, plus out of pocket expenses for the establishment of electronic collateral reporting systems, and (iii) the actual charges paid or

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incurred by any Co-Collateral Agent if it elects to employ the services of one or more third Persons to perform financial audits of Borrower or its Subsidiaries, to establish electronic collateral reporting systems, to appraise the Collateral, or any portion thereof, or to assess Borrower’s or its Subsidiaries’ business valuation; provided, however, that so long as no Event of Default shall have occurred and be continuing, Borrower shall not be obligated to reimburse Agent and Co-Collateral Agents for more than 2 audits during any calendar year, or more than 1 appraisal of the Collateral during any calendar year.

2.11. Letters of Credit.

(a) Subject to the terms and conditions of this Agreement, upon the request of Borrower made in accordance herewith, the Issuing Lender agrees to issue, or to cause an Underlying Issuer (including, as Issuing Lender’s agent) to issue, a requested Letter of Credit. If Issuing Lender, at its option, elects to cause an Underlying Issuer to issue a requested Letter of Credit, then Issuing Lender agrees that it will enter into arrangements relative to the reimbursement of such Underlying Issuer (which may include, among, other means, by becoming an applicant with respect to such Letter of Credit or entering into undertakings which provide for reimbursements of such Underlying Issuer with respect to such Letter of Credit; each such obligation or undertaking, irrespective of whether in writing, a “Reimbursement Undertaking”) with respect to Letters of Credit issued by such Underlying Issuer. By submitting a request to Issuing Lender for the issuance of a Letter of Credit, Borrower shall be deemed to have requested that Issuing Lender issue or that an Underlying Issuer issue the requested Letter of Credit and to have requested Issuing Lender to issue a Reimbursement Undertaking with respect to such requested Letter of Credit if it is to be issued by an Underlying Issuer (it being expressly acknowledged and agreed by Borrower that Borrower is and shall be deemed to be an applicant (within the meaning of Section 5-102(a)(2) of the Code) with respect to each Underlying Letter of Credit). Each request for the issuance of a Letter of Credit, or the amendment, renewal, or extension of any outstanding Letter of Credit, shall be made in writing by an Authorized Person and delivered to the Issuing Lender via hand delivery, telefacsimile, or other electronic method of transmission reasonably in advance of the requested date of issuance, amendment, renewal, or extension. Each such request shall be in form and substance reasonably satisfactory to the Issuing Lender and shall specify (i) the amount of such Letter of Credit, (ii) the date of issuance, amendment, renewal, or extension of such Letter of Credit, (iii) the proposed expiration date of such Letter of Credit, (iv) the name and address of the beneficiary of the Letter of Credit, and (v) such other information (including, the conditions of drawing, and, in the case of an amendment, renewal, or extension, identification of the Letter of Credit to be so amended, renewed, or extended) as shall be necessary to prepare, amend, renew, or extend such Letter of Credit. Anything contained herein to the contrary notwithstanding, the Issuing Lender may, but shall not be obligated to, issue or cause the issuance of a Letter of Credit or to issue a Reimbursement Undertaking in respect of an Underlying Letter of Credit, in either case, that supports the obligations of Borrower or its Subsidiaries (1) in respect of (A) a lease of real property, or (B) an employment contract, or (2) at any time that one or more of the Lenders is a Defaulting Lender. The Issuing Lender shall have no obligation to issue a Letter of Credit or a Reimbursement Undertaking in respect of an Underlying Letter of Credit, in either case, if any of the following would result after giving effect to the requested issuance:

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

(i) the Letter of Credit Usage would exceed the Borrowing Base less the outstanding amount of Advances (inclusive of Swing Loans), or

(ii) the Letter of Credit Usage would exceed $50,000,000, or

(iii) the Letter of Credit Usage would exceed the Maximum Revolver Amount less the outstanding amount of Advances (including Swing Loans).

Each Letter of Credit shall be in form and substance reasonably acceptable to the Issuing Lender, including the requirement that the amounts payable thereunder must be payable in Dollars. If Issuing Lender makes a payment under a Letter of Credit or an Underlying Issuer makes a payment under an Underlying Letter of Credit, Borrower shall pay to Agent an amount equal to the applicable Letter of Credit Disbursement on the date such Letter of Credit Disbursement is made and, in the absence of such payment, the amount of the Letter of Credit Disbursement immediately and automatically shall be deemed to be an Advance hereunder and, initially, shall bear interest at the rate then applicable to Advances that are Base Rate Loans. If a Letter of Credit Disbursement is deemed to be an Advance hereunder (notwithstanding any failure to satisfy any condition precedent set forth in Section 3), Borrower’s obligation to pay the amount of such Letter of Credit Disbursement to Issuing Lender shall be automatically converted into an obligation to pay the resulting Advance. Promptly following receipt by Agent of any payment from Borrower pursuant to this paragraph, Agent shall distribute such payment to the Issuing Lender or, to the extent that Lenders have made payments pursuant to Section 2.11(b) to reimburse the Issuing Lender, then to such Lenders and the Issuing Lender as their interests may appear.

(b) Promptly following receipt of a notice of a Letter of Credit Disbursement pursuant to Section 2.11(a), each Lender with a Revolver Commitment agrees to fund its Pro Rata Share of any Advance deemed made pursuant to Section 2.11(a) on the same terms and conditions as if Borrower had requested the amount thereof as an Advance and Agent shall promptly pay to Issuing Lender the amounts so received by it from the Lenders. By the issuance of a Letter of Credit or a Reimbursement Undertaking (or an amendment, renewal, or extension of a Letter of Credit or a Reimbursement Undertaking) and without any further action on the part of the Issuing Lender or the Lenders with Revolver Commitments, the Issuing Lender shall be deemed to have granted to each Lender with a Revolver Commitment, and each Lender with a Revolver Commitment shall be deemed to have purchased, a participation in each Letter of Credit issued by Issuing Lender and each Reimbursement Undertaking, in an amount equal to its Pro Rata Share of such Letter of Credit or Reimbursement Undertaking, and each such Lender agrees to pay to Agent, for the account of the Issuing Lender, such Lender’s Pro Rata Share of any Letter of Credit Disbursement made by Issuing Lender or an Underlying Issuer under the applicable Letter of Credit. In consideration and in furtherance of the foregoing, each Lender with a Revolver Commitment hereby absolutely and unconditionally agrees to pay to Agent, for the account of the Issuing Lender, such Lender’s Pro Rata Share of each Letter of Credit Disbursement made by Issuing Lender or an Underlying Issuer and not reimbursed by Borrower on the date due as provided in Section 2.11(a), or of any reimbursement payment required to be refunded (or that Agent or Issuing Lender elects, based upon the advice of counsel, to refund) to Borrower for any reason. Each Lender with a Revolver Commitment acknowledges and agrees that its obligation to deliver to Agent, for the account of the Issuing Lender, an amount equal to its respective Pro Rata Share of each Letter of Credit Disbursement pursuant to this Section 2.11(b)

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3. If any such Lender fails to make available to Agent the amount of such Lender’s Pro Rata Share of a Letter of Credit Disbursement as provided in this Section, such Lender shall be deemed to be a Defaulting Lender and Agent (for the account of the Issuing Lender) shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate until paid in full.

(c) Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group and each Underlying Issuer harmless from any damage, loss, cost, expense, or liability (other than Taxes, which shall be governed by Section 16), and reasonable attorneys fees incurred by Issuing Lender, any other member of the Lender Group, or any Underlying Issuer arising out of or in connection with any Reimbursement Undertaking or any Letter of Credit; provided, however, that Borrower shall not be obligated hereunder to indemnify for any loss, cost, expense, or liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of the Issuing Lender, any other member of the Lender Group, or any Underlying Issuer. Borrower agrees to be bound by the Underlying Issuer’s regulations and interpretations of any Letter of Credit or by Issuing Lender’s interpretations of any Reimbursement Undertaking even though this interpretation may be different from Borrower’s own, and Borrower understands and agrees that none of the Issuing Lender, any other member of the Lender Group, or any Underlying Issuer shall be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower’s instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. Borrower understands that the Reimbursement Undertakings may require Issuing Lender to indemnify the Underlying Issuer for certain costs or liabilities arising out of claims by Borrower against such Underlying Issuer. Borrower hereby agrees to indemnify, save, defend, and hold Issuing Lender and the other members of the Lender Group harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability (other than Taxes, which shall be governed by Section 16) incurred by them as a result of the Issuing Lender’s indemnification of an Underlying Issuer; provided, however, that Borrower shall not be obligated hereunder to indemnify for any such loss, cost, expense, or liability to the extent that it is caused by the gross negligence or willful misconduct of the Issuing Lender or any other member of the Lender Group. Borrower hereby acknowledges and agrees that none of the Issuing Lender, any other member of the Lender Group, or any Underlying Issuer shall be responsible for delays, errors, or omissions resulting from the malfunction of equipment in connection with any Letter of Credit.

(d) The obligation of Borrower to reimburse the Issuing Lender for each drawing under each Letter of Credit shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or another Loan Document,

(ii) the existence of any claim, counterclaim, setoff, defense or other right that Borrower or any of its Subsidiaries may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

transferee maybe acting), the Issuing Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction,

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit,

(iv) any payment by the Issuing Lender under such Letter of Credit against presentation of a draft or certificate that does not substantially or strictly comply with the terms of such Letter of Credit (including, without limitation, any requirement that presentation be made at a particular place or by a particular time of day), or any payment made by the Issuing Lender under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit,

(v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or discharge of, Borrower or any of its Subsidiaries, or

(vi) the fact that any Event of Default shall have occurred and be continuing.

(e) Borrower hereby authorizes and directs any Underlying Issuer to deliver to the Issuing Lender all instruments, documents, and other writings and property received by such Underlying Issuer pursuant to such Underlying Letter of Credit and to accept and rely upon the Issuing Lender’s instructions with respect to all matters arising in connection with such Underlying Letter of Credit and the related application.

(f) Borrower acknowledges and agrees that any and all issuance charges, usage charges, commissions, fees, and costs incurred by the Issuing Lender relating to Underlying Letters of Credit shall be Lender Group Expenses for purposes of this Agreement and shall be reimbursable immediately by Borrower to Agent for the account of the Issuing Lender; it being acknowledged and agreed by Borrower that, as of the Closing Date, the usage charge imposed by the Underlying Issuer is .25% per annum times the undrawn amount of each Underlying Letter of Credit, that such usage charge may be changed from time to time, and that the Underlying Issuer also imposes a schedule of charges for amendments, extensions, drawings, and renewals.

(g) If by reason of (i) any change after the Closing Date in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by the Issuing Lender, any other member of the Lender Group, or Underlying Issuer with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

(i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued or caused to be issued hereunder or hereby, or

(ii) there shall be imposed on the Issuing Lender, any other member of the Lender Group, or Underlying Issuer any other condition regarding any Letter of Credit or Reimbursement Undertaking,

and the result of the foregoing is to increase, directly or indirectly, the cost to the Issuing Lender, any other member of the Lender Group, or an Underlying Issuer of issuing, making, participating in, or maintaining any Reimbursement Undertaking or Letter of Credit or to reduce the amount receivable in respect thereof, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrower, and Borrower shall pay within 30 days after demand therefor, such amounts as Agent may specify to be necessary to compensate the Issuing Lender, any other member of the Lender Group, or an Underlying Issuer for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loans hereunder; provided, however, that Borrower shall not be required to provide any compensation pursuant to this Section 2.11(g) for any such amounts incurred more than 120 days prior to the date on which the demand for payment of such amounts is first made to Borrower (provided, that notwithstanding anything herein to the contrary, (A) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith and (B) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall each be deemed to be a change in applicable law or compliance requirement enacted after the Closing Date regardless of the date actually enacted, adopted or issued); provided further, however, that if an event or circumstance giving rise to such amounts is retroactive, then the 120-day period referred to above shall be extended to include the period of retroactive effect thereof. The determination by Agent of any amount due pursuant to this Section 2.11(g), as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

2.12. LIBOR Option.

(a) Interest and Interest Payment Dates. In lieu of having interest charged at the rate based upon the Base Rate, Borrower shall have the option, subject to Section 2.12(b) below (the “LIBOR Option”) to have interest on all or a portion of the Advances be charged (whether at the time when made (unless otherwise provided herein), upon conversion from a Base Rate Loan to a LIBOR Rate Loan, or upon continuation of a LIBOR Rate Loan as a LIBOR Rate Loan) at a rate of interest based upon the LIBOR Rate. Interest on LIBOR Rate Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto; (ii) the date on which all or any portion of the Obligations are accelerated pursuant to the terms hereof, or (iii) the date on which this Agreement is terminated pursuant to the terms hereof. On the last day of each applicable Interest Period, unless Borrower properly has exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing, Borrower no longer shall have the option to request that Advances bear interest at a rate based upon the LIBOR Rate.

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

(b) LIBOR Election.

(i) Borrower may, at any time and from time to time, so long as Borrower has not received a notice from Agent, after the occurrence and during the continuance of an Event of Default, of the election of the Required Lenders to terminate the right of Borrower to exercise the LIBOR Option during the continuance of such Event of Default, elect to exercise the LIBOR Option by notifying Agent prior to 11:00 a.m. (California time) at least 3 Business Days prior to the commencement of the proposed Interest Period (the “LIBOR Deadline”). Notice of Borrower’s election of the LIBOR Option for a permitted portion of the Advances and an Interest Period pursuant to this Section shall be made by delivery to Agent of a LIBOR Notice received by Agent before the LIBOR Deadline, or by telephonic notice received by Agent before the LIBOR Deadline (to be confirmed by delivery to Agent of a LIBOR Notice received by Agent prior to 5:00 p.m. (California time) on the same day). Promptly upon its receipt of each such LIBOR Notice, Agent shall provide a copy thereof to each of the affected Lenders.

(ii) Each LIBOR Notice shall be irrevocable and binding on Borrower. In connection with each LIBOR Rate Loan, Borrower shall indemnify, defend, and hold Agent and the Lenders harmless against any loss, cost, or expense actually incurred by Agent or any Lender as a result of (A) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (B) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or (C) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, or expenses, “Funding Losses”). A certificate of Agent or a Lender delivered to Borrower setting forth in reasonable detail any amount or amounts that Agent or such Lender is entitled to receive pursuant to this Section 2.12 shall be conclusive absent manifest error. Borrower shall pay such amount to Agent or the Lender, as applicable, within 30 days of the date of its receipt of such certificate.

(iii) Borrower shall have not more than 5 LIBOR Rate Loans in effect at any given time. Borrower only may exercise the LIBOR Option for proposed LIBOR Rate Loans of at least $1,000,000.

(c) Conversion. Borrower may convert LIBOR Rate Loans to Base Rate Loans at any time; provided, however, that in the event that LIBOR Rate Loans are converted or prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any automatic prepayment through the required application by Agent of proceeds of the Loan Parties’ Collections in accordance with Section 2.4(b) or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, Borrower shall indemnify, defend, and hold Agent and the Lenders and their Participants harmless against any and all Funding Losses in accordance with Section 2.12 (b)(ii).

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

(d) Special Provisions Applicable to LIBOR Rate.

(i) The LIBOR Rate may be adjusted by Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any eurodollar deposits or increased costs, in each case, due to changes in applicable law (other than changes in laws relative to Taxes, which shall be governed by Section 16) occurring subsequent to the commencement of the then applicable Interest Period, and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), which additional or increased costs would increase the cost of funding or maintaining loans bearing interest at the LIBOR Rate. In any such event, the affected Lender shall give Borrower and Agent notice of such a determination and adjustment and Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, Borrower may, by notice to such affected Lender (y) require such Lender to furnish to Borrower a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (z) repay the LIBOR Rate Loans with respect to which such adjustment is made (together with any amounts due under Section 2.12(b)(ii)).

(ii) In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation or application thereof, shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain LIBOR Rate Loans or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, such Lender shall give notice of such changed circumstances to Agent and Borrower and Agent promptly shall transmit the notice to each other Lender and (y) in the case of any LIBOR Rate Loans of such Lender that are outstanding, the date specified in such Lender’s notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans of such Lender thereafter shall accrue interest at the rate then applicable to Base Rate Loans, and (z) Borrower shall not be entitled to elect the LIBOR Option until such Lender determines that it would no longer be unlawful or impractical to do so.

(e) No Requirement of Matched Funding. Anything to the contrary contained herein notwithstanding, neither Agent, nor any Lender, nor any of their Participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate.

2.13. Capital Requirements.

(a) If any Lender determines that (i) the adoption of or change, after the date hereof, in any law, rule, regulation or guideline regarding capital or reserve requirements for banks or bank holding companies, or any change, after the date hereof, in the interpretation, implementation, or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by such Lender or its parent bank holding company with any guideline, request or directive of any such entity made or issued after the date hereof regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Lender’s or such holding company’s capital as a consequence of such Lender’s Commitments hereunder to a level below that which such Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration such

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Lender’s or such holding company’s then existing policies with respect to capital adequacy and assuming the full utilization of such entity’s capital) by any amount deemed by such Lender to be material, then such Lender may notify Borrower and Agent thereof (provided, that notwithstanding anything herein to the contrary, (A) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith and (B) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall each be deemed to be a change in applicable law or compliance requirement enacted after the Closing Date regardless of the date actually enacted, adopted or issued). Following receipt of such notice, Borrower agrees to pay such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 30 days after presentation by such Lender of a statement in the amount and setting forth in reasonable detail such Lender’s calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, such Lender may use any reasonable averaging and attribution methods. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Borrower shall not be required to compensate a Lender pursuant to this Section for any reductions in return incurred more than 180 days prior to the date that such Lender notifies Borrower of such law, rule, regulation or guideline giving rise to such reductions and of such Lender’s intention to claim compensation therefor; provided further that if such claim arises by reason of the adoption of or change in any law, rule, regulation or guideline that is retroactive, then the 120-day period referred to above shall be extended to include the period of retroactive effect thereof.

(b) If any Lender requests additional or increased costs referred to in Section 2.12(d)(i) or amounts under Section 2.13(a) or sends a notice under Section 2.12(d)(i) relative to increased or additional costs or Section 2.12(d)(ii) relative to changed circumstances (any such Lender, an “Affected Lender”), then such Affected Lender shall use reasonable efforts to promptly designate a different one of its lending offices or to assign its rights and obligations hereunder to another of its offices or branches, if (i) in the reasonable judgment of such Affected Lender, such designation or assignment would eliminate or reduce amounts payable pursuant to Section 2.12(d)(i) or Section 2.13(a), as applicable, or would eliminate the illegality or impracticality of funding or maintaining LIBOR Rate Loans and (ii) in the reasonable judgment of such Affected Lender, such designation or assignment would not subject it to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to it. Borrower agrees to pay all reasonable out-of-pocket costs and expenses incurred by such Affected Lender in connection with any such designation or assignment. If, after such reasonable efforts, such Affected Lender does not so designate a different one of its lending offices or assign its rights to another of its offices or branches so as to eliminate Borrower’s obligation to pay any future amounts to such Affected Lender pursuant to Section 2.12(d)(i), Section 2.12(d)(ii) or Section 2.13(a), as applicable, or to enable Borrower to obtain LIBOR Rate Loans, then Borrower (without prejudice to any amounts then due to such Affected Lender under Section 2.12(d)(i), Section 2.12(d)(ii) or Section 2.13(a), as applicable), unless prior to the effective date of any such assignment the Affected Lender withdraws its request for such additional amounts under Section 2.12(d)(i), Section 2.12(d)(ii) or Section 2.13(a), as applicable,

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

or indicates that it is no longer unlawful or impractical to fund or maintain LIBOR Rate Loans, may seek a substitute Lender reasonably acceptable to Agent to purchase the Obligations owed to such Affected Lender and such Affected Lender’s Commitments hereunder (a “Replacement Lender”), and if such Replacement Lender agrees to such purchase, such Affected Lender shall assign to the Replacement Lender its Obligations and Commitments, pursuant to an Assignment and Acceptance Agreement, and upon such purchase by the Replacement Lender, such Replacement Lender shall be deemed to be a “Lender” for purposes of this Agreement and such Affected Lender shall cease to be a “Lender” for purposes of this Agreement. In connection with the arrangement of such a Replacement Lender, the Affected Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance in favor of the Replacement Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being paid its share of the outstanding Obligations (other than Bank Product Obligations, but including (1) all interest, fees, and other amounts that may be due and payable in respect thereof, and (2) an assumption of its Pro Rata Share of its participation in the Letters of Credit).

3. CONDITIONS; TERM OF AGREEMENT.

3.1. Conditions Precedent to the Initial Extension of Credit.

The obligation of each Lender to make its initial extension of credit provided for hereunder is subject to the fulfillment, to the satisfaction of Agent, each Co-Collateral Agent and each Lender, of each of the conditions precedent set forth on Schedule 3.1 (the making of such initial extension of credit by a Lender being conclusively deemed to be its satisfaction or waiver of the conditions precedent).

3.2. Conditions Precedent to all Extensions of Credit.

The obligation of the Lender Group (or any member thereof) to make any Advances hereunder (or to extend any other credit hereunder) at any time shall be subject to the following conditions precedent:

(a) the representations and warranties of Borrower or its Subsidiaries contained in this Agreement or in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date) in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of such earlier date); and

(b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof.

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

3.3. Maturity.

This Agreement shall continue in full force and effect for a term ending on February 22, 2017 (the “Maturity Date”). The foregoing notwithstanding, the Lender Group, upon the election of the Required Lenders, shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default in accordance with Section 9.

3.4. Effect of Maturity.

On the Maturity Date, all commitments of the Lender Group to provide additional credit hereunder shall automatically be terminated and all of the Obligations immediately shall become due and payable without notice or demand and Borrower shall be required to repay all of the Obligations in full. No termination of the obligations of the Lender Group (other than payment in full of the Obligations and termination of the Commitments) shall relieve or discharge any Loan Party of its duties, obligations, or covenants hereunder or under any other Loan Document and Agent’s Liens in the Collateral shall continue to secure the Obligations and shall remain in effect until all Obligations have been paid in full and the Commitments have been terminated. When all of the Obligations have been paid in full and the Lender Group’s obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Agent will, at Borrower’s sole expense, execute and deliver any termination statements, lien releases, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, Agent’s Liens and all notices of security interests and liens previously filed by Agent.

3.5. Early Termination by Borrower.

Borrower has the option, at any time upon 10 Business Days prior written notice to Agent, to terminate this Agreement and terminate the Commitments hereunder by repaying to Agent all of the Obligations in full.

4. REPRESENTATIONS AND WARRANTIES.

In order to induce the Lender Group to enter into this Agreement, Borrower makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the Closing Date, and shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof on and as of such earlier date)) and such representations and warranties shall survive the execution and delivery of this Agreement:

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

4.1. Due Organization and Qualification; Subsidiaries.

(a) Each Loan Party (i) is duly organized and existing and in good standing under the laws of the jurisdiction of its organization, (ii) is qualified to do business in any state where the failure to be so qualified could reasonably be expected to result in a Material Adverse Change, and (iii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.

(b) Set forth on Schedule 4.1(b) is a complete and accurate description of the authorized capital Stock of Borrower, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding. Other than as described on Schedule 4.1(b), there are no subscriptions, options, warrants, or calls relating to any shares of Borrower’s capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Borrower is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

(c) Set forth on Schedule 4.1(c) (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement), is a complete and accurate list of the Loan Parties’ direct and indirect Subsidiaries, showing: (i) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries, and (ii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Borrower. All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

(d) Except as set forth on Schedule 4.1(c), there are no subscriptions, options, warrants, or calls relating to any shares of Borrower’s Subsidiaries’ capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Neither Borrower nor any of its Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of Borrower’s or such Subsidiaries’ capital Stock or any security convertible into or exchangeable for any such capital Stock.

4.2. Due Authorization; No Conflict.

(a) As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Loan Party.

(b) As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party do not and will not (i) violate any material provision of federal, state, or local law or regulation applicable to any Loan Party or its Subsidiaries, the Governing Documents of any Loan Party, or any order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party or its Subsidiaries, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of any Loan Party or its Subsidiaries except to the extent that any such conflict, breach or default could not individually or in the aggregate reasonably be expected to have a Material Adverse Change, (iii) result in or require the creation or imposition

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

of any Lien of any nature whatsoever upon any assets of any Loan Party, other than Permitted Liens, or (iv) require any approval of any Loan Party’s Stock holders or any approval or consent of any Person under any Material Contract of any Loan Party, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of Material Contracts, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Change.

4.3. Governmental Consents.

The execution, delivery, and performance by each Loan Party of the Loan Documents to which such Loan Party is a party and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than registrations, consents, approvals, notices, or other actions that have been obtained and that are still in force and effect and except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Agent for filing or recordation, as of the Closing Date.

4.4. Binding Obligations; Perfected Liens.

(a) Each Loan Document has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(b) Agent’s Liens are validly created, perfected (other than (i) in respect of motor vehicles that are subject to a certificate of title and as to which Agent has not caused its Lien to be noted on the applicable certificate of title, and (ii) any Deposit Accounts and Securities Accounts not subject to a Control Agreement as permitted by Section 6.11, and subject only to the filing of financing statements and the recordation of the Mortgages, in each case, in the appropriate filing offices), and first priority Liens, subject only to Permitted Liens which are either permitted purchase money Liens, the interests of lessors under Capital Leases or Liens in Term Loan Priority Collateral securing the Term Loan Debt.

4.5. Title to Assets; No Encumbrances.

Each of the Loan Parties and its Subsidiaries has (a) good, sufficient and legal title to (in the case of fee interests in Real Property), (b) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (c) good and marketable title to (in the case of all other personal property), all of their respective assets reflected in their most recent financial statements delivered pursuant to Section 5.1, in each case except for assets disposed of since the date of such financial statements to the extent permitted hereby. All of such assets are free and clear of Liens except for Permitted Liens.

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

4.6. Jurisdiction of Organization; Location of Chief Executive Office; Organizational Identification Number; Commercial Tort Claims.

(a) The name of (within the meaning of Section 9-503 of the Code) and jurisdiction of organization of each Loan Party is set forth on Schedule 4.6(a) (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement).

(b) The chief executive office of each Loan Party is located at the address indicated on Schedule 4.6(b) (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement).

(c) Each Loan Party’s tax identification numbers and organizational identification numbers, if any, are identified on Schedule 4.6(c) (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement).

(d) As of the Closing Date, no Loan Party holds any commercial tort claims that exceed $1,000,000 in amount, except as set forth on Schedule 4.6(d).

4.7. Litigation.

(a) There are no actions, suits, or proceedings pending or, to the knowledge of Borrower, after due inquiry, threatened in writing against a Loan Party or any of its Subsidiaries that either individually or in the aggregate could reasonably be expected to result in a Material Adverse Change.

(b) Schedule 4.7(b) sets forth a complete and accurate description, with respect to each of the actions, suits, or proceedings with asserted liabilities, individually, in excess of, or that could reasonably be expected to result in liabilities, individually, in excess of, with respect to any Loan Party, $2,500,000 and, with respect any Subsidiary that is not a Loan Party, $5,000,000 that, as of the Closing Date, is pending or, to the knowledge of a Responsible Officer of Borrower, threatened against a Loan Party or any of its Subsidiaries, of (i) the parties to such actions, suits, or proceedings, (ii) the nature of the dispute that is the subject of such actions, suits, or proceedings, (iii) the status, as of the Closing Date, with respect to such actions, suits, or proceedings, and (iv) whether any liability of the Loan Parties’ and their Subsidiaries in connection with such actions, suits, or proceedings is covered by insurance.

4.8. Compliance with Laws.

No Loan Party nor any of its Subsidiaries (a) is in violation of any applicable laws, rules, regulations, executive orders, or codes (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

4.9. No Material Adverse Change.

All historical financial statements relating to the Loan Parties and their Subsidiaries that have been delivered by Borrower to Agent have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, the Loan Parties’ and their Subsidiaries’ consolidated financial condition as of the date thereof and results of operations for the period then ended. Since December 31, 2010, no event, circumstance, or change has occurred that has or could reasonably be expected to result in a Material Adverse Change with respect to the Loan Parties and their Subsidiaries.

4.10. Fraudulent Transfer.

(a) The Borrower and its Subsidiaries, taken as a whole, are Solvent.

(b) No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Loan Party.

4.11. Employee Benefits.

Except as set forth on Schedule 4.11, no Loan Party, none of their Subsidiaries, nor any of their ERISA Affiliates maintains or contributes to any Benefit Plan.

4.12. Environmental Condition.

Except as set forth on Schedule 4.12, (a) to the knowledge of Borrower’s Responsible Officers, no Loan Party’s nor any of its Subsidiaries’ properties or assets has ever been used by a Loan Party, its Subsidiaries, or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such disposal, production, storage, handling, treatment, release or transport was in violation of any applicable Environmental Law except to the extent any such violation, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change, (b) to the knowledge of Borrower’s Responsible Officers, no Loan Party’s nor any of its Subsidiaries’ properties or assets has ever been designated or identified in any manner pursuant to any environmental Law as a Hazardous Materials disposal site, (c) no Loan Party nor any of its Subsidiaries has received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by a Loan Party or its Subsidiaries, and (d) no Loan Party nor any of its Subsidiaries nor any of their respective facilities or operations is subject to any outstanding written order, consent decree, or settlement agreement with any Person relating to any Environmental Law or Environmental Liability that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

4.13. Intellectual Property.

Each Loan Party and its Subsidiaries own, or hold licenses in, all trademarks, trade names, copyrights, patents, and licenses that are necessary to the conduct of its business as currently conducted, and attached hereto as Schedule 4.13 (as updated from time to time) is a true, correct, and complete listing of all material trademarks, trade names, copyrights, patents, and licenses as to which Borrower or any other Loan Party is the owner or is an exclusive licensee; provided, however, that Borrower may amend Schedule 4.13 to add additional intellectual property so long as such amendment occurs by written notice to Agent not less than 30 days after the date on which the applicable Loan Party acquires any such property after the Closing Date.

4.14. Leases.

Each Loan Party enjoys peaceful and undisturbed possession under all leases material to their business and to which they are parties or under which they are operating, and, subject to Permitted Protests, all of such material leases are valid and subsisting and no material default by the applicable Loan Party exists under any of them.

4.15. Deposit Accounts and Securities Accounts.

Set forth on Schedule 4.15 (as updated pursuant to the provisions of the Security Agreement from time to time) is a listing of all of the Loan Parties’ and their Domestic Subsidiaries’ Deposit Accounts and Securities Accounts, including, with respect to each bank or securities intermediary (a) the name and address of such Person, and (b) the account numbers of the Deposit Accounts or Securities Accounts maintained with such Person.

4.16. Complete Disclosure.

All factual information taken as a whole (other than forward-looking information and projections and information of a general economic nature and general information about Borrower’s industry) furnished by or on behalf of a Loan Party or its Subsidiaries in writing to Agent, any Co-Collateral Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement or the other Loan Documents, and all other such factual information taken as a whole (other than forward-looking information and projections and information of a general economic nature and general information about Borrower’s industry) hereafter furnished by or on behalf of a Loan Party or its Subsidiaries in writing to Agent, any Co-Collateral Agent or any Lender will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. The Projections delivered to Agents on January 9, 2012 represent, and as of the date on which any other Projections are delivered to Agents, such additional Projections represent, Borrower’s good faith estimate, on the date such Projections are delivered, of the Loan Parties’ and their Subsidiaries’ future performance for the periods covered thereby based upon assumptions believed by Borrower to be reasonable at the time of the delivery thereof to Agents (it being understood that such Projections are subject to uncertainties and contingencies, many of which are beyond the control of the Loan Parties and their Subsidiaries, that no assurances can be given that such Projections will be realized, and that actual results may differ in a material manner from such Projections).

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

4.17. Material Contracts.

Set forth on Schedule 4.17 (as such Schedule may be updated from time to time in accordance herewith) is a reasonably detailed description of the Material Contracts of each Loan Party as of the most recent date on which Borrower provided its Compliance Certificate with respect to a fiscal quarter pursuant to Section 5.1; provided, however, that Borrower may amend Schedule 4.17 to add additional Material Contracts so long as such amendment occurs by written notice to Agent on the date that Borrower provides its Compliance Certificate. Except for matters which, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change, each Material Contract (other than those that have expired at the end of their normal terms) (a) is in full force and effect and is binding upon and enforceable against the applicable Loan Party and, to the knowledge of Borrower’s Responsible Officers, each other Person that is a party thereto in accordance with its terms, (b) has not been otherwise amended or modified (other than amendments or modifications permitted by Section 6.7(b)), and (c) is not in default due to the action or inaction of the applicable Loan Party.

4.18. Patriot Act.

To the extent applicable, each Loan Party is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the “Patriot Act”). No part of the proceeds of the loans made hereunder will be used by any Loan Party or any of their Affiliates, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

4.19. Indebtedness.

Set forth on Schedule 4.19 is a true and complete list of all Indebtedness of each Loan Party and each of its Subsidiaries outstanding immediately prior to the Closing Date that is to remain outstanding immediately after giving effect to the closing hereunder on the Closing Date and such Schedule accurately sets forth the aggregate principal amount of such Indebtedness as of the Closing Date.

4.20. Payment of Taxes.

Except as otherwise permitted under Section 5.5, all state, federal and other material tax returns and reports of each Loan Party and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon a Loan Party and its Subsidiaries and upon their respective assets, income, businesses and franchises that are due and payable have been paid when due and payable. Each Loan Party and each of its Subsidiaries have made adequate provision in accordance with GAAP for all taxes not yet due and payable. No Responsible Officer of Borrower knows of any proposed tax assessment in excess of

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

$250,000 against a Loan Party or any of its Subsidiaries that is not being actively contested by such Loan Party or such Subsidiary diligently, in good faith, and by appropriate proceedings; provided such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

4.21. Margin Stock.

No Loan Party nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the loans made to Borrower will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors of the United States Federal Reserve.

4.22. Governmental Regulation.

No Loan Party nor any of its Subsidiaries is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. No Loan Party nor any of its Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

4.23. OFAC.

No Loan Party nor any of its Subsidiaries is in violation of any of the country or list based economic and trade sanctions administered and enforced by OFAC. No Loan Party nor any of its Subsidiaries (a) is a Sanctioned Person or a Sanctioned Entity, (b) has its assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. No proceeds of any loan made hereunder will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity.

4.24. Employee and Labor Matters.

There is (i) no unfair labor practice complaint pending or, to the knowledge of Borrower’s Responsible Officers, threatened against any Loan Party before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Loan Party which arises out of or under any collective bargaining agreement and that could reasonably be expected to result in a material liability, (ii) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened in writing against any Loan Party that could reasonably be expected to result in a material liability, or (iii) to the knowledge of Borrower’s Responsible Officers, no union representation question existing with respect to the employees of any Loan Party and no union organizing activity taking place with respect to any of the employees of any Loan Party. No Loan Party has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or similar state law, which remains unpaid or unsatisfied. The hours worked and payments made to employees of the Loan Parties have not

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

been in violation of the Fair Labor Standards Act or any other applicable legal requirements, except to the extent such violations could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. All material payments due from any Loan Party on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of Borrower, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

4.25. Eligible Accounts.

As to each Account that is identified by Borrower as an Eligible Account in a Borrowing Base Certificate submitted to Co-Collateral Agents, such Account is (a) a bona fide existing payment obligation of the applicable Account Debtor created by the sale and delivery of Inventory or the rendition of services to such Account Debtor in the ordinary course of the applicable Loan Party’s business, (b) owed to a Loan Party, and (c) not excluded as ineligible by virtue of one or more of the excluding criteria (other than Co-Collateral Agents-discretionary criteria) set forth in the definition of Eligible Accounts.

4.26. Eligible Inventory.

As to each item of Inventory that is identified by Borrower as Eligible Inventory in a Borrowing Base Certificate submitted to Co-Collateral Agents, such Inventory is (a) of good and merchantable quality, free from known defects, and (b) not excluded as ineligible by virtue of one or more of the excluding criteria (other than Co-Collateral Agents-discretionary criteria) set forth in the definition of Eligible Inventory.

4.27. Locations of Inventory and Equipment.

The Inventory and Equipment (other than vehicles or Equipment out for repair and Inventory and Equipment not in excess of $250,000 at any one location and not in excess of $2,000,000 for all such locations) of the Loan Parties are not stored with a bailee, warehouseman, or similar party except as identified on Schedule 4.27 and are located only at, or in-transit between or to, the locations identified on Schedule 4.27 (as such Schedule may be updated pursuant to Section 5.15).

4.28. Inventory Records.

Each Loan Party keeps correct and accurate records itemizing and describing the type, quality, and quantity of its Inventory and the book value thereof.

5. AFFIRMATIVE COVENANTS.

Borrower covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations, the Loan Parties shall and, to the extent specified below, shall cause each of their Subsidiaries to comply with each of the following:

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

5.1. Financial Statements, Reports, Certificates.

Deliver to Agent, with copies to each Lender, each of the financial statements, reports, and other items set forth on Schedule 5.1 no later than the times specified therein. In addition, Borrower agrees that no Subsidiary of a Loan Party will have a fiscal year different from that of Borrower. In addition, Borrower agrees to maintain a system of accounting that enables Borrower to produce financial statements in accordance with GAAP. Each Loan Party shall also (a) keep a reporting system that shows all additions, sales, claims, returns, and allowances with respect to its and its Subsidiaries’ sales, and (b) maintain its billing systems/practices substantially as in effect as of the Closing Date and shall only make material modifications thereto with notice to, and with the consent of, Agent.

5.2. Collateral Reporting.

Provide Agent and Co-Collateral Agents (and if so requested by Agent, with copies for each Lender) with each of the reports set forth on Schedule 5.2 at the times specified therein. In addition, Borrower agrees to use commercially reasonable efforts in cooperation with Agent and Co-Collateral Agents to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth on such Schedule.

5.3. Existence.

Except as otherwise permitted under Section 6.3 or Section 6.4, at all times maintain and preserve in full force and effect its and its Subsidiaries’ existence (including being in good standing in its and its Subsidiaries’ jurisdiction of organization) and all rights and franchises, licenses and permits material to its and its Subsidiaries’ business.

5.4. Maintenance of Properties.

Maintain and preserve all of its assets that are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear, tear, and casualty excepted and Permitted Dispositions excepted (and except where the failure to do so could not reasonably be expected to result in a Material Adverse Change), and comply with the material provisions of all material leases to which it is a party as lessee, so as to prevent the loss or forfeiture thereof, unless such provisions are the subject of a Permitted Protest.

5.5. Taxes.

Cause all assessments and taxes imposed, levied, or assessed against any Loan Party or its Subsidiaries, or any of their respective assets or in respect of any of its income, businesses, or franchises to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest and so long as, in the case of an assessment or tax that has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such assessment or tax. Borrower will and will cause each of its Subsidiaries to make timely payment or deposit of all tax payments and withholding taxes required of it and them by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, except to the extent

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

that the validity of such tax shall be the subject of a Permitted Protest, and will, upon request, furnish Agent with proof reasonably satisfactory to Agent indicating that Borrower and its Subsidiaries have made such payments or deposits.

5.6. Insurance.

At Borrower’s expense, maintain insurance respecting each of the Loan Parties’ and their Subsidiaries’ assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses and similarly situated and located. Borrower also shall maintain (with respect to each of the Loan Parties and their Subsidiaries) business interruption, general liability, product liability insurance, director’s and officer’s liability insurance, fiduciary liability insurance, and employment practices liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation and, with respect to owned Real Property located in a flood zone, flood insurance. All such policies of insurance shall be with responsible and reputable insurance companies reasonably acceptable to Agent and in such amounts as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and located. All property insurance policies covering the Collateral are to be made payable to Agent for the benefit of Agent and the Lenders, as their interests may appear, in case of loss, pursuant to a standard loss payable endorsement with a standard non contributory “lender” or “secured party” clause and are to contain such other provisions as Agent may reasonably require to fully protect the Lenders’ interest in the Collateral and to any payments to be made under such policies. All certificates of property and general liability insurance are to be delivered to Agent, with the loss payable (but only in respect of Collateral) and additional insured endorsements in favor of Agent and shall provide, in the case of loss payable endorsements, for not less than 30 days (10 days in the case of non-payment) prior written notice to Agent of the exercise of any right of cancellation. If Borrower fails to maintain such insurance, Agent may arrange for such insurance, but at Borrower’s expense and without any responsibility on Agent’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Borrower shall give Agent prompt notice of any loss exceeding $1,000,000 covered by its casualty or business interruption insurance. Upon the occurrence and during the continuance of an Event of Default, Agent shall have the sole right to file claims under any property and general liability insurance policies in respect of the Collateral, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

5.7. Inspection.

Permit Agent, each Co-Collateral Agent and each of their duly authorized representatives or agents to visit any of the Loan Parties’ properties and inspect any of the Loan Parties’ assets or books and records, to conduct appraisals and valuations of Collateral, to examine and make copies of the Loan Parties’ books and records, and to discuss the Loan Parties’ affairs, finances, and accounts with, and to be advised as to the same by, the Loan Parties’ officers and employees at such reasonable times and intervals as Agent or any Co-Collateral Agent, as the case may be, may designate and, so long as no Default or Event of Default exists, with reasonable prior notice to Borrower.

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

5.8. Compliance with Laws.

Comply, and cause each of their Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

5.9. Environmental.

(a) Keep any property either owned or operated by Borrower or its Subsidiaries free of any Environmental Liens (other than those set forth on Schedule 4.12) or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens,

(b) Comply with Environmental Laws and provide to Agent documentation of such compliance which Agent reasonably requests except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change,

(c) Promptly notify Agent of any release of which a Responsible Officer of Borrower has knowledge of a Hazardous Material in any reportable quantity from or onto property owned or operated by Borrower or its Subsidiaries and take any Remedial Actions required to abate said release or otherwise to come into compliance with applicable Environmental Law except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, and

(d) Promptly, but in any event within 15 Business Days of its receipt thereof, provide Agent with written notice of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of Borrower or its Subsidiaries, (ii) commencement of any Environmental Action or written notice that an Environmental Action will be filed against Borrower or its Subsidiaries except to the extent such Environmental Action could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, and (iii) written notice of a violation, citation, or other administrative order from a Governmental Authority except to the extent such violation, citation or order could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

5.10. Disclosure Updates.

Promptly and in no event later than 10 Business Days after a Responsible Officer of a Loan Party obtains knowledge thereof, notify Agent if any written information, exhibit, or report furnished to Agent, any Co-Collateral Agent or the Lenders contained, at the time it was furnished, any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made. The foregoing to the contrary notwithstanding, any notification pursuant to the foregoing provision will not cure or remedy the effect of the prior untrue statement of a material fact or omission of any material fact nor shall any such notification have the effect of amending or modifying this Agreement or any of the Schedules hereto.

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

5.11. Formation of Subsidiaries.

At the time that any Loan Party forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Closing Date, such Loan Party shall (a) within 30 days after such formation or acquisition (or such later date as permitted by Agent in its sole discretion) cause any such new Subsidiary to provide to Agent a joinder to the Guaranty and the Security Agreement, together with such other security documents (including mortgages with respect to any Material Real Estate Asset), as well as appropriate financing statements (and with respect to all property subject to a mortgage, fixture filings), all in form and substance reasonably satisfactory to Agent (including being sufficient to grant Agent a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary); provided that the Guaranty, the Security Agreement, and such other security documents shall not be required to be provided to Agent with respect to any Subsidiary of Borrower that is a CFC, so long as such Subsidiary does not guaranty the Term Loan Debt, if providing such documents would result in adverse tax consequences or the costs to the Loan Parties of providing such Guaranty, executing any security documents or perfecting the security interests created thereby are unreasonably excessive (as determined by Agent in consultation with Borrower) in relation to the benefits of Agent and the Lenders of the security or guarantee afforded thereby, (b) within 30 days after such formation or acquisition (or such later date as permitted by Agent in its sole discretion) provide to Agent a pledge agreement (or an addendum to the Security Agreement) and appropriate certificates and powers or financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary reasonably satisfactory to Agent; provided that only 66% of the total outstanding voting Stock of any first tier Subsidiary of Borrower that is a CFC (and none of the Stock of any Subsidiary of such CFC) shall be required to be pledged if pledging a greater amount would result in adverse tax consequences; and provided, further, that no such pledge shall be required if the costs to the Loan Parties of providing such pledge or perfecting the security interests created thereby are unreasonably excessive (as determined by Agent in consultation with Borrower) in relation to the benefits of Agent and the Lenders of the security or guarantee afforded thereby (which pledge, if reasonably requested by Agent, shall be governed by the laws of the jurisdiction of such Subsidiary), and (c) within 30 days of such formation or acquisition (or such later date as permitted by Agent in its sole discretion) provide to Agent all other documentation, including one or more opinions of counsel reasonably satisfactory to Agent, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above (including policies of title insurance or other documentation with respect to all Real Property owned in fee and subject to a mortgage). Any document, agreement, or instrument executed or issued pursuant to this Section 5.11 shall be a Loan Document.

5.12. Further Assurances.

At any time upon the reasonable request of Agent, execute or deliver to Agent any and all financing statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, mortgages, deeds of trust, opinions of counsel, and all other documents (the “Additional Documents”) that Agent may reasonably request in form and substance reasonably satisfactory to Agent, to create, perfect, and continue perfected or to better perfect Agent’s Liens in substantially all of the assets of Borrower and the other Loan Parties (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal), to

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

create and perfect Liens in favor of Agent in any Material Real Estate Asset acquired by Borrower or any other Loan Party after the Closing Date or in any Real Estate Asset that becomes a Material Real Estate Asset after the Closing Date, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents; provided that the foregoing is subject to the limitations set forth in Section 5.11. To the maximum extent permitted by applicable law, if Borrower refuses or fails to execute or deliver any reasonably requested Additional Documents within a reasonable period of time following the request to do so, Borrower hereby authorizes Agent to execute any such Additional Documents in the applicable Loan Party’s or its Subsidiary’s name, as applicable, and authorizes Agent to file such executed Additional Documents in any appropriate filing office. In furtherance and not in limitation of the foregoing, each Loan Party shall take such actions as Agent may reasonably request from time to time to ensure that the Obligations are guarantied by the Guarantors and are secured by substantially all of the assets of Borrower and the other Loan Parties and all of the outstanding capital Stock of Borrower’s Subsidiaries (subject to exceptions and limitations contained in the Loan Documents).

5.13. Lender Meetings.

Within 90 days after the close of each fiscal year of Borrower, at the request of Agent or of the Required Lenders and upon reasonable prior notice, hold a meeting (at a mutually agreeable location and time or, at the option of Agent, by conference call) with all Lenders who choose to attend such meeting at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of Borrower and its Subsidiaries and the projections presented for the current fiscal year of Borrower.

5.14. Material Contracts.

Contemporaneously with the delivery of each Compliance Certificate with respect to a fiscal quarter pursuant to Section 5.1, provide Agent with copies of (a) each Material Contract entered into since the delivery of the previous Compliance Certificate, and (b) each material amendment or modification of any Material Contract entered into since the delivery of the previous Compliance Certificate.

5.15. Location of Inventory and Equipment.

Keep each Loan Parties’ Inventory and Equipment (other than vehicles and Equipment out for repair and Inventory and Equipment not in excess of $250,000 at any one location and not in excess of $2,000,000 for all such locations) only at the locations identified on Schedule 4.27 and their chief executive offices only at the locations identified on Schedule 4.6(b); provided, however, that Borrower may amend Schedule 4.27 or Schedule 4.6(b) so long as such amendment occurs by written notice to Agents not less than 15 days after the date on which such Inventory or Equipment is moved to such new location or such chief executive office is relocated and so long as such new location is within the continental United States. Loan Parties will use commercially reasonable efforts to obtain a Collateral Access Agreement with respect to each location at which Inventory and Equipment in excess of $1,000,000 is located.

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

5.16. Post Closing Deliveries.

(a) Within 60 days of the date hereof, Borrower shall deliver to Co-Collateral Agents, the Control Agreements required pursuant to Section 6.11.

(b) Within 60 days of the date hereof, Borrower shall deliver to Co-Collateral Agents, the Mortgages and mortgagee title insurance policies (or marked commitments to issue the same) for the Real Property Collateral issued by a title insurance company satisfactory to Agent (each a “Mortgage Policy” and, collectively, the “Mortgage Policies”) in amounts satisfactory to Agent assuring Agent that the Mortgages on such Real Property Collateral are valid and enforceable first priority mortgage Liens on such Real Property Collateral free and clear of all defects and encumbrances except Permitted Liens, and the Mortgage Policies otherwise shall be in form and substance satisfactory to Agent.

(c) Within 30 days of the date hereof, Borrower shall deliver to Agent a pledge agreement pledging 66% of the total outstanding voting Stock of Bronto Skylift OyAb (“Bronto Finland”), which pledge agreement shall be governed by the local law of Bronto Finland’s home jurisdiction and shall be in a form and substance acceptable to Agent, together with the original certificates (if such interest is certificated) being so pledged, accompanied by undated stock powers executed in blank and other proper instruments of transfer, in each case if applicable under the laws of such jurisdiction, together with customary opinions with respect to such pledge agreements in form and substance satisfactory to Agent.

(d) Within 30 days of the date hereof, Borrower shall deliver to Agent a pledge agreement pledging 66% of the total outstanding voting Stock of Federal Signal of Europe B.V. (“FS Netherland”), which pledge agreement shall be governed by the local law of FS Netherland’s home jurisdiction and shall be in a form and substance acceptable to Agent, together with the original certificates (if such interest is certificated) being so pledged, accompanied by undated stock powers executed in blank and other proper instruments of transfer, in each case if applicable under the laws of such jurisdiction, together with customary opinions with respect to such pledge agreements in form and substance satisfactory to Agent.

(e) Within 30 days of the date hereof, Borrower shall deliver to Agent a pledge agreement pledging 66% of the total outstanding voting Stock of Federal Signal UK Holdings Limited (“FS UK”), which pledge agreement shall be governed by the local law of FS UK’s home jurisdiction and shall be in a form and substance acceptable to Agent, together with the original certificates (if such interest is certificated) being so pledged, accompanied by undated stock powers executed in blank and other proper instruments of transfer, in each case if applicable under the laws of such jurisdiction, together with customary opinions with respect to such pledge agreements in form and substance satisfactory to Agent.

(f) Within 30 days of the date hereof, Borrower shall deliver to Agent a pledge agreement pledging 66% of the total outstanding voting Stock of Sirit, Inc. (“Sirit Canada”), which pledge agreement shall be governed by the local law of Sirit Canada’s home jurisdiction and shall be in a form and substance acceptable to Agent, together with the original certificates (if such interest is certificated) being so pledged, accompanied by undated stock powers executed in blank and other proper instruments of transfer, in each case if applicable under the laws of such jurisdiction, together with customary opinions with respect to such pledge agreements in form and substance satisfactory to Agent.

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

(g) Within 60 days of the date hereof, Borrower shall deliver evidence that the UCC financing statement filed against the Borrower in favor of Motorola with the Secretary of State of Illinois has been amended to limit the collateral description set forth therein in a manner acceptable to Co-Collateral Agents.

6. NEGATIVE COVENANTS.

Borrower covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations, the Loan Parties will not and will not permit any of their Subsidiaries to do any of the following:

6.1. Indebtedness.

Create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except for Permitted Indebtedness.

6.2. Liens.

Create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens.

6.3. Restrictions on Fundamental Changes.

(a) Other than in order to consummate a Permitted Acquisition, enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock, except for (i) any merger between Loan Parties, provided that Borrower must be the surviving entity of any such merger to which it is a party, (ii) any merger between a Loan Party and Subsidiaries of such Loan Party that are not Loan Parties so long as such Loan Party is the surviving entity of any such merger, and (iii) any merger between Subsidiaries of Borrower that are not Loan Parties,

(b) Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), except for (i) the liquidation or dissolution of Immaterial Subsidiaries, (ii) the liquidation or dissolution of a Loan Party (other than Borrower) or any of its wholly-owned Subsidiaries so long as all of the assets (including any interest in any Stock) of such liquidating or dissolving Loan Party or Subsidiary are transferred to a Loan Party that is not liquidating or dissolving, or (iii) the liquidation or dissolution of a Subsidiary of Borrower that is not a Loan Party (other than any such Subsidiary the Stock of which (or any portion thereof) is subject to a Lien in favor of Agent) so long as all of the assets of such liquidating or dissolving Subsidiary are transferred to a Subsidiary of Borrower that is not liquidating or dissolving, or

(c) Suspend or go out of a substantial portion of its or their business, except as permitted pursuant to clauses (a) or (b) above or in connection with the transactions permitted pursuant to Section 6.4.

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

6.4. Disposal of Assets.

Other than Permitted Dispositions or transactions expressly permitted by Sections 6.3 or 6.11, convey, sell, lease, license, assign, transfer, or otherwise dispose of (or enter into an agreement to convey, sell, lease, license, assign, transfer, or otherwise dispose of) any of Borrower’s or its Subsidiaries assets.

6.5. Change Name.

Change Borrower’s or any other Loan Party’s name, organizational identification number, state of organization or organizational identity; provided, however, that Borrower or any other Loan Party may change its name upon at least 10 days prior written notice to Agent of such change.

6.6. Nature of Business.

Make any change in the nature of its or their business as described in Borrower’s Form 10-K annual report dated December 31, 2010 or acquire any properties or assets that are not reasonably related to the conduct of such business activities; provided, however, that the foregoing shall not prevent Borrower and its Subsidiaries from engaging in any business that is reasonably related or ancillary to its or their business.

6.7. Prepayments and Amendments.

(a) Except in connection with Refinancing Indebtedness permitted by Section 6.1,

(i) optionally prepay (which term shall not include prepayments of Indebtedness with proceeds of dispositions or Stock issuances required under the Term Loan Credit Agreement in the event such proceeds are not otherwise reinvested), redeem, defease, purchase, or otherwise acquire any Indebtedness of Borrower or its Subsidiaries, other than (A) the Obligations in accordance with this Agreement, (B) Permitted Intercompany Advances and (C) prepayments of the Term Loan Debt so long as (x) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (y) Excess Availability immediately before and after giving effect to such prepayment is greater than 20% of the Maximum Revolver Amount, or

(ii) make any payment on account of Indebtedness that has been contractually subordinated in right of payment to the Obligations if such payment is not permitted at such time under the applicable subordination terms and conditions, or

(b) Directly or indirectly, amend, modify, or change any of the terms or provisions of

(i) any agreement, instrument, document, indenture, or other writing evidencing or concerning Permitted Indebtedness other than (A) the Obligations in accordance with this Agreement, (B) Permitted Intercompany Advances, (C) Indebtedness permitted under clauses (c), (e), (h), (j), (k), (p) and (q) of the definition of Permitted Indebtedness and (D) any Term Loan Document in accordance with the Intercreditor Agreement,

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

(ii) any Material Contract except to the extent that such amendment, modification, or change could not, individually or in the aggregate, reasonably be expected to be materially adverse to the interests of the Lenders, or

(iii) the Governing Documents of any Loan Party or any of its Subsidiaries if the effect thereof, either individually or in the aggregate, could reasonably be expected to be materially adverse to the interests of the Lenders.

6.8. Change of Control.

Cause, permit, or suffer, directly or indirectly, any Change of Control.

6.9. Restricted Junior Payments.

Make any Restricted Junior Payment; provided, however, that, so long as it is permitted by law, and so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom,

(a) Borrower may make distributions to former employees, officers, or directors of Borrower (or any spouses, ex-spouses, or estates of any of the foregoing) on account of redemptions of Stock of Borrower held by such Persons, provided, however, that the aggregate amount of such redemptions made by Borrower during the term of this Agreement plus the amount of Indebtedness outstanding under clause (l) of the definition of Permitted Indebtedness, does not exceed $1,000,000 in the aggregate,

(b) Borrower may make distributions to former employees, officers, or directors of Borrower (or any spouses, ex-spouses, or estates of any of the foregoing), solely in the form of forgiveness of Indebtedness of such Persons owing to Borrower on account of repurchases of the Stock of Borrower held by such Persons; provided that such Indebtedness was incurred by such Persons solely to acquire Stock of Borrower; and

(c) Borrower may make distributions to its equity holders so long as (x) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (y) Excess Availability immediately before and after giving effect to such distribution is greater than 20% of the Maximum Revolver Amount.

6.10. Accounting Methods.

Modify or change its fiscal year or its method of accounting (other than as may be required to conform to GAAP).

6.11. Investments; Controlled Investments.

(a) Except for Permitted Investments, directly or indirectly, make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment.

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

(b) Other than (i) an aggregate amount of not more than $1,000,000 at any one time, in the case of Borrower and the other Loan Parties, (ii) amounts deposited into Deposit Accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for Borrower’s or its Subsidiaries’ employees, and (iii) an aggregate amount of not more than $25,000,000 (calculated at current exchange rates) at any one time, in the case of Subsidiaries of Borrower that are not Loan Parties, make, acquire, or permit to exist Permitted Investments consisting of cash, Cash Equivalents, or amounts credited to Deposit Accounts or Securities Accounts unless Borrower or its Subsidiary, as applicable, and the applicable bank or securities intermediary have entered into Control Agreements with Agent governing such Permitted Investments in order to perfect (and further establish) Agent’s Liens in such Permitted Investments. Except as provided in Section 6.11(b)(i), (ii), and (iii), Borrower shall not and shall not permit its Subsidiaries to establish or maintain any Deposit Account or Securities Account unless Agent shall have received a Control Agreement in respect of such Deposit Account or Securities Account.

6.12. Transactions with Affiliates.

Directly or indirectly enter into or permit to exist any transaction with any Affiliate of Borrower or any of its Subsidiaries except for:

(a) transactions (other than the payment of management, consulting, monitoring, or advisory fees) between Borrower or its Subsidiaries, on the one hand, and any Affiliate of Borrower or its Subsidiaries, on the other hand, so long as such transactions (i) are fully disclosed to Agent prior to the consummation thereof, if they involve one or more payments by Borrower or its Subsidiaries in excess of $10,000,000 for any single transaction or series of related transactions, and (ii) are no less favorable, taken as a whole, to Borrower or its Subsidiaries, as applicable, than would be obtained in an arm’s length transaction with a non-Affiliate,

(b) so long as it has been approved by Borrower’s or its applicable Subsidiary’s board of directors (or comparable governing body) in accordance with applicable law, any indemnity provided for the benefit of directors (or comparable managers) of Borrower or its applicable Subsidiary,

(c) so long as it has been approved by Borrower’s or its applicable Subsidiary’s board of directors (or comparable governing body) in accordance with applicable law, the payment of reasonable compensation, severance, or employee benefit arrangements to employees, officers, and outside directors of Borrower and its Subsidiaries in the ordinary course of business and consistent with industry practice, and

(d) transactions permitted by Section 6.3 or Section 6.9, or any Permitted Intercompany Advance.

6.13. Use of Proceeds.

Use the proceeds of any loan made hereunder for any purpose other than (a) on the Closing Date, (i) to repay, in full when taken together with the proceeds of the Term Loan Debt, the outstanding principal, accrued interest, and accrued fees and expenses owing under or in connection with the Existing Credit Facility, and (ii) to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

transactions contemplated hereby and thereby, and (b) thereafter, consistent with the terms and conditions hereof, for their lawful and permitted purposes (including that no part of the proceeds of the loans made to Borrower will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors of the United States Federal Reserve).

6.14. Limitation on Issuance of Stock.

Except for the issuance or sale of common stock or Permitted Preferred Stock by Borrower, issue or sell or enter into any agreement or arrangement for the issuance and sale of any of its Stock.

6.15. Immaterial Subsidiaries.

No Loan Party, or any of its Subsidiaries shall permit any Immaterial Subsidiary to (a) incur, directly or indirectly, any Indebtedness or any other obligation or liability whatsoever, (b) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired by it, (c) engage in any business or activity or own any assets, (d) consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, (e) sell or otherwise dispose of any Stock of any of its Subsidiaries, (f) create or acquire any Subsidiary or make or own any Investment in any Person, or (g) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons.

7. FINANCIAL COVENANTS.

Borrower covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations, Borrower will:

Fixed Charge Coverage Ratio. During a Covenant Testing Period, have (i) a Fixed Charge Coverage Ratio, measured as of the last day of each month commencing March 31, 2012 through and including February 28, 2013, calculated for the period commencing on March 1, 2012 through and including such date, of at least 1.00:1.0 and (ii) a Fixed Charge Coverage Ratio, measured as of the last day of each month commencing March 31, 2013, calculated on a trailing 12-month basis, of at least 1.00:1.0.

8. EVENTS OF DEFAULT.

Any one or more of the following events shall constitute an event of default (each, an “Event of Default”) under this Agreement:

8.1. If Borrower fails to pay when due and payable, or when declared due and payable, (a) all or any portion of the Obligations consisting of interest, fees, or charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts (other than any portion thereof constituting principal) constituting Obligations (including any portion thereof that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), and such failure continues for a period of 3 Business Days, or (b) all or any portion of the principal of the Obligations;

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

8.2. If any Loan Party or any of its Subsidiaries:

(a) fails to perform or observe any covenant or other agreement contained in any of (i) Sections 5.1, 5.2, 5.3 (solely if Borrower is not in good standing in its jurisdiction of organization), 5.6, 5.7 (solely if Borrower refuses to allow Agent or its representatives or agents to visit Borrower’s properties, inspect its assets or books or records, examine and make copies of its books and records, or discuss Borrower’s affairs, finances, and accounts with officers and employees of Borrower), 5.10, 5.11, 5.13, 5.14 or 5.16 of this Agreement, (ii) Sections 6.1 through 6.15 of this Agreement, (iii) Section 7 of this Agreement, or (iv) clauses (c), (f), (j) or (k) of Section 6 of the Security Agreement;

(b) fails to perform or observe any covenant or other agreement contained in any of Sections 5.3 (other than if Borrower is not in good standing in its jurisdiction of organization), 5.4, 5.5, 5.8, 5.12, or 5.15 of this Agreement and such failure continues for a period of 10 days after the earlier of (i) the date on which such failure shall first become known to any Responsible Officer of Borrower or (ii) the date on which written notice thereof is given to Borrower by Agent; or

(c) fails to perform or observe any covenant or other agreement contained in this Agreement, or in any of the other Loan Documents, in each case, other than any such covenant or agreement that is the subject of another provision of this Section 8 (in which event such other provision of this Section 8 shall govern), and such failure continues for a period of 30 days after the earlier of (i) the date on which such failure shall first become known to any Responsible Officer of Borrower or (ii) the date on which written notice thereof is given to Borrower by Agent;

8.3. Any money judgment, writ or warrant of attachment or similar process involving in the aggregate at any time an amount in excess of $2,000,000 (other than (i) if the Borrower reasonably believes that such judgment, writ, or warrant of attachment or similar process is adequately covered by insurance from a solvent and unaffiliated insurance company and (ii) either (A) such insurance company has not denied coverage or (B) the Co-Collateral Agents determine in good faith, based upon evidence provided by the Borrower reasonably satisfactory to the Co-Collateral Agents, that such judgment, writ or warrant of attachment or similar process is adequately covered by insurance) shall be entered or filed against Borrower or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed by court order, notice of appeal or operation of law, practice or procedure for a period of sixty days (or in any event later than five days prior to the date of any proposed sale thereunder);

8.4. If an Insolvency Proceeding is commenced by a Loan Party or any of its Subsidiaries;

8.5. If an Insolvency Proceeding is commenced against a Loan Party or any of its Subsidiaries and any of the following events occur: (a) such Loan Party or such Subsidiary consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, such Loan Party or its Subsidiary, or (e) an order for relief shall have been issued or entered therein;

8.6. If a Loan Party or any of its Subsidiaries is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of the business affairs of Borrower and its Subsidiaries, taken as a whole;

8.7. If there is (a) an event of default under the Term Loan Documents, or (b) a default in one or more agreements to which a Loan Party or any of its Subsidiaries is a party with one or more third Persons relative to a Loan Party’s or any of its Subsidiaries’ Indebtedness involving an aggregate amount of $5,000,000 or more, and such default (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by such third Person, irrespective of whether exercised, to accelerate the maturity of such Loan Party’s or its Subsidiary’s obligations thereunder,;

8.8. If any warranty, representation, certificate, statement, or Record made by any Loan Party herein or in any other Loan Document or delivered in writing to Agent, any Co-Collateral Agent or any Lender in connection with this Agreement or any other Loan Document proves to be untrue in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the date of issuance or making or deemed making thereof;

8.9. If the obligation of any Guarantor under any Guaranty is limited or terminated by operation of law or by such Guarantor (other than in accordance with the terms of this Agreement);

8.10. If the Security Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent of Permitted Liens which are permitted purchase money Liens or the interests of lessors under Capital Leases or the Permitted Liens in respect of the Term Loan Debt, first priority Lien on the Collateral covered thereby, except (a) as a result of a disposition of the applicable Collateral in a transaction permitted under this Agreement, or (b) as the result of an action or failure to act on the part of Agent, any Co-Collateral Agent or any Lender; or

8.11. The validity or enforceability of any Loan Document shall at any time for any reason (other than solely as the result of an action or failure to act on the part of Agent, any Co-Collateral Agent or any Lender) be declared to be null and void, or a proceeding shall be commenced by a Loan Party or its Subsidiaries, or by any Governmental Authority having jurisdiction over a Loan Party or its Subsidiaries, seeking to establish the invalidity or unenforceability thereof, or a Loan Party or its Subsidiaries shall deny that such Loan Party or its Subsidiaries has any liability or obligation purported to be created under any Loan Document.

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

9. RIGHTS AND REMEDIES.

9.1. Rights and Remedies.

Upon the occurrence and during the continuation of an Event of Default, Agent may, and, at the instruction of the Required Lenders, shall (in each case under clauses (a) or (b) by written notice to Borrower), in addition to any other rights or remedies provided for hereunder or under any other Loan Document or by applicable law, do any one or more of the following:

(a) declare the Obligations (other than the Bank Product Obligations), whether evidenced by this Agreement or by any of the other Loan Documents immediately due and payable, whereupon the same shall become and be immediately due and payable and Borrower shall be obligated to repay all of such Obligations in full, without presentment, demand, protest, or further notice or other requirements of any kind, all of which are hereby expressly waived by Borrower;

(b) declare the Commitments terminated, whereupon the Commitments shall immediately be terminated together with (i) any obligation of any Lender hereunder to make Advances, (ii) the obligation of the Swing Lender to make Swing Loans, and (iii) the obligation of the Issuing Lender to issue Letters of Credit; and

(c) exercise all other rights and remedies available to Agent or the Lenders under the Loan Documents or applicable law.

The foregoing to the contrary notwithstanding, upon the occurrence of any Event of Default described in Section 8.4 or Section 8.5, in addition to the remedies set forth above, without any notice to Borrower or any other Person or any act by the Lender Group, the Commitments shall automatically terminate and the Obligations (other than the Bank Product Obligations), inclusive of all accrued and unpaid interest thereon and all fees and all other amounts owing under this Agreement or under any of the other Loan Documents, shall automatically and immediately become due and payable and Borrower shall be obligated to repay all of such Obligations in full, without presentment, demand, protest, or notice of any kind, all of which are expressly waived by Borrower.

9.2. Remedies Cumulative.

The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

10. WAIVERS; INDEMNIFICATION.

10.1. Demand; Protest; etc.

Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which Borrower may in any way be liable.

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

10.2. The Lender Group’s Liability for Collateral.

Borrower hereby agrees that: (a) so long as Agent complies with its obligations, if any, under the Code, the Lender Group shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Borrower.

10.3. Indemnification.

Borrower shall pay, indemnify, defend, and hold the Agent-Related Persons, the Lender-Related Persons, and each Participant (each, an “Indemnified Person”) harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable fees and disbursements of attorneys, experts, or consultants and all other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution and delivery (provided that Borrower shall not be liable for costs and expenses (including attorneys fees) of any Lender (other than WFCF and GECC) incurred in advising, structuring, drafting, reviewing, administering or syndicating the Loan Documents), enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby or the monitoring of Borrower’s and its Subsidiaries’ compliance with the terms of the Loan Documents (provided, however, that the indemnification in this clause (a) shall not extend to (i) disputes solely between or among the Lenders, (ii) disputes solely between or among the Lenders and their respective Affiliates; it being understood and agreed that the indemnification in this clause (a) shall extend to Agent (but not the Lenders) relative to disputes between or among Agent on the one hand, and one or more Lenders, or one or more of their Affiliates, on the other hand, or (iii) any Taxes or any costs attributable to Taxes, which shall be governed by Section 16), (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto, and (c) in connection with or arising out of any presence or release of Hazardous Materials at, on, under, to or from any assets or properties owned, leased or operated by Borrower or any of its Subsidiaries or any Environmental Actions, Environmental Liabilities or Remedial Actions related in any way to any such assets or properties of Borrower or any of its Subsidiaries (each and all of the foregoing, the “Indemnified Liabilities”). The foregoing to the contrary notwithstanding, Borrower shall have no obligation to any Indemnified Person under this Section 10.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person or its officers, directors, employees, attorneys, or agents. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrower was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrower with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

11. NOTICES.

Unless otherwise provided in this Agreement, all notices or demands relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as a party may designate in accordance herewith), or telefacsimile. In the case of notices or demands to Borrower or Agent, as the case may be, they shall be sent to the respective address set forth below:

If to Borrower:	FEDERAL SIGNAL CORPORATION

1415 West 22nd Street, Suite 1100

Oak Brook, IL 60523

Attn: Ron Dolatowski, Treasurer

Fax No. 630-954-2041

E-mail: rdolatowski@federalsignal.com

with copies to:	THOMPSON COBURN LLP

One US Bank Plaza

505 N. 7th Street Suite 2700

St. Louis, Missouri 63101-1611

Attn: Ruthanne C. Hammett, Esq.

Fax No. 314-552-7155

E-mail: rhammett@thompsoncoburn.com

If to Agent:	WELLS FARGO CAPITAL FINANCE, LLC

150 South Wacker Drive

Suite 2200

Chicago, Illinois 60606 Attn: Barry Felker

Fax No. (312) 332-0424

E-mail: barry.felker@wellsfargo.com

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

with copies to:	GOLDBERG KOHN LTD.

55 East Monroe Street

Chicago, Illinois 60603

Attn: Keith G. Radner, Esq.

Fax No.(312) 863-7445

E-mail: keith.radner@goldbergkohn.com

If to GECC:	GENERAL ELECTRIC CAPITAL CORPORATION

500 West Monroe Chicago, Illinois 60601

Attn: Portfolio Manager—Federal Signal

Fax No. (312) 463-3840

E-mail: william.kane@ge.com

with copies to:	WINSTON & STRAWN LLP

35 West Wacker Drive

Chicago, Illinois 60601

Attn: Kevin M. Ryan, Esq.

Fax No.(312) 558-5700

E-mail: kryan@winston.com

Any party hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 11, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail; provided, that (a) notices sent by overnight courier service shall be deemed to have been given when received, (b) notices by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient) and (c) notices by electronic mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment).

12. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

(a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

(b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF COOK, STATE OF ILLINOIS; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWER AND EACH MEMBER OF THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 12(b).

(c) TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER AND EACH MEMBER OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(d) BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF COOK AND THE STATE OF ILLINOIS, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

13. ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

13.1. Assignments and Participations.

(a) With the prior written consent of Borrower, which consent of Borrower shall not be unreasonably withheld, delayed or conditioned, and shall not be required (1) if an Event of Default has occurred and is continuing, and (2) in connection with an assignment to a

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Person that is a Lender or an Affiliate (other than individuals) of a Lender and with the prior written consent of Agent, which consent of Agent shall not be unreasonably withheld, delayed or conditioned, and shall not be required in connection with an assignment to a Person that is a Lender or an Affiliate (other than individuals) of a Lender, any Lender may assign and delegate to one or more assignees (each, an “Assignee”; provided, however, that no Loan Party, or Affiliate of a Loan Party or holder of Term Loan Debt shall be permitted to become an Assignee (other than a Lender party to this Agreement on the date hereof)) all or any portion of the Obligations, the Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount (unless waived by Agent) of $5,000,000 (except such minimum amount shall not apply to (x) an assignment or delegation by any Lender to any other Lender or an Affiliate of any Lender or (y) a group of new Lenders, each of which is an Affiliate of each other or a Related Fund of such new Lender to the extent that the aggregate amount to be assigned to all such new Lenders is at least $5,000,000); provided, however, that Borrower and Agents may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Borrower and Agent by such Lender and the Assignee, (ii) such Lender and its Assignee have delivered to Borrower and Agent an Assignment and Acceptance and Agent has notified the assigning Lender of its receipt thereof in accordance with Section 13.1(b), and (iii) unless waived by Agent, the assigning Lender or Assignee has paid to Agent for Agent’s separate account a processing fee in the amount of $3,500.

(b) From and after the date that Agent notifies the assigning Lender (with a copy to Borrower) that it has received an executed Assignment and Acceptance and, if applicable, payment of the required processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall be a “Lender” and shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 10.3) and be released from any future obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto); provided, however, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender’s obligations under Section 15 and Section 17.9(a).

(c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

obligations under this Agreement or any other Loan Document furnished pursuant hereto, (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (v) such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent, by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and (vi) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d) Immediately upon Agent’s receipt of the required processing fee, if applicable, and delivery of notice to the assigning Lender pursuant to Section 13.1(b), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

(e) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons (a “Participant”) participating interests in all or any portion of its Obligations, its Commitment, and the other rights and interests of that Lender (the “Originating Lender”) hereunder and under the other Loan Documents; provided, however, that (i) the Originating Lender shall remain a “Lender” for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a “Lender” hereunder or under the other Loan Documents and the Originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrower, Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender’s rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender (other than a waiver of default interest), or (E) decreases the amount or postpones the due dates of scheduled principal repayments or prepayments or premiums payable to such Participant through such Lender, and (v) all amounts payable by Borrower hereunder shall be determined as if such Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

occurrence of an Event of Default, each Participant shall be deemed to have the right of set off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, Borrower, the Collections of the Loan Parties, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves. Each Lender that sells a participating interest shall maintain, or cause to be maintained, a register on which it enters the name and address of each Participant and the principal amount thereof and stated interest thereon held by such Participant.

(f) In connection with any such assignment or participation or proposed assignment or participation or any grant of a security interest in, or pledge of, its rights under and interest in this Agreement, a Lender may, subject to the provisions of Section 17.9, disclose all documents and information which it now or hereafter may have relating to Borrower and its Subsidiaries and their respective businesses.

(g) Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR §203.24, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

13.2. Successors.

This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights or duties hereunder without the Lenders’ prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders shall release Borrower from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 13.1 and, except as expressly required pursuant to Section 13.1, no consent or approval by Borrower is required in connection with any such assignment.

14. AMENDMENTS; WAIVERS.

14.1. Amendments and Waivers.

(a) No amendment, waiver or other modification of any provision of this Agreement or any other Loan Document (other than Bank Product Agreements or the Fee Letter), and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and the Loan Parties that are party thereto and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given; provided, however, that:

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

(i) no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders directly affected thereby and all of the Loan Parties that are party thereto, do any of the following:

(A) increase the amount of or extend the expiration date of any Commitment of any Lender or amend, modify, or eliminate the last sentence of Section 2.4(c)(i),

(B) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document (other than prepayments under Section 2.4(e)(ii) of this Agreement), or

(C) reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document (except in connection with the waiver of applicability of Section 2.6(c) (which waiver shall be effective with the written consent of the Required Lenders); and

(ii) no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders and all of the Loan Parties that are party thereto, do any of the following:

(A) amend, modify, or eliminate this Section or any provision of this Agreement providing for consent or other action by all Lenders,

(B) amend, modify, or eliminate Section 15.11,

(C) other than as permitted by Section 15.11, release Agent’s Lien in and to any of the Collateral,

(D) amend, modify, or eliminate the definition of “Required Lenders” or “Pro Rata Share”,

(E) except in accordance with the Intercreditor Agreement as in effect on the Closing Date, contractually subordinate any of Agent’s Liens,

(F) other than in connection with a merger, liquidation, dissolution or sale of such Person expressly permitted by the terms hereof or the other Loan Documents, release Borrower or any Guarantor from any obligation for the payment of money or consent to the assignment or transfer by Borrower or any Guarantor of any of its rights or duties under this Agreement or the other Loan Documents,

(G) amend, modify, or eliminate any of the provisions of Section 2.4(b)(i) or (ii) or Section 2.4(e) or (f),

(H) amend, modify, or eliminate any of the provisions of Section 13.1(a) to permit a Loan Party, or an Affiliate of a Loan Party to be permitted to become an Assignee, or

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

(I) amend, modify, or eliminate the definition of Borrowing Base or any of the defined terms (including the definitions of Eligible Accounts, and Eligible Inventory) that are used in such definition to the extent that any such change results in more credit being made available to Borrower based upon the Borrowing Base, but not otherwise, or the definitions of Maximum Revolver Amount, or change Section 2.1(c).

(b) No amendment, waiver, modification, elimination, or consent shall amend, modify, or waive (i) the definition of, or any of the terms or provisions of, the Fee Letter, without the written consent of Agent, each Co-Collateral Agent and Borrower (and shall not require the written consent of any of the Lenders), (ii) any provision of Section 15 pertaining to Agent, or any other rights or duties of Agent under this Agreement or the other Loan Documents, without the written consent of Agent, Borrower, and the Required Lenders, and (iii) any provision of Section 15 pertaining to Co-Collateral Agents, or any other rights or duties of Co-Collateral Agents under this Agreement or the other Loan Documents, without the written consent of each Co-Collateral Agent, Borrower, and the Required Lenders,

(c) No amendment, waiver, modification, elimination, or consent shall amend, modify, or waive any provision of this Agreement or the other Loan Documents pertaining to Issuing Lender, or any other rights or duties of Issuing Lender under this Agreement or the other Loan Documents, without the written consent of Issuing Lender, Agent, Borrower, and the Required Lenders,

(d) No amendment, waiver, modification, elimination, or consent shall amend, modify, or waive any provision of this Agreement or the other Loan Documents pertaining to Swing Lender, or any other rights or duties of Swing Lender under this Agreement or the other Loan Documents, without the written consent of Swing Lender, Agent, Borrower, and the Required Lenders,

(e) Anything in this Section 14.1 to the contrary notwithstanding, (i) any amendment, modification, elimination, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Borrower, shall not require consent by or the agreement of any Loan Party, and (ii) any amendment, waiver, modification, elimination, or consent of or with respect to any provision of this Agreement or any other Loan Document may be entered into without the consent of, or over the objection of, any Defaulting Lender other than any of the matters governed by Section 14.1(a)(i).

14.2. Replacement of Certain Lenders.

(a) If (i) any action to be taken by the Lender Group or Agent hereunder requires the consent, authorization, or agreement of all Lenders or all Lenders affected thereby and if such action has received the consent, authorization, or agreement of the Required Lenders but not of all Lenders or all Lenders affected thereby, or (ii) any Lender makes a claim for compensation under Section 16, then Borrower or Agent, upon at least 5 Business Days prior irrevocable notice, may permanently replace any Lender that failed to give its consent, authorization, or agreement (a “Holdout Lender”) or any Lender that made a claim for compensation (a “Tax Lender”) with one or more Replacement Lenders, and the Holdout Lender

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or Tax Lender, as applicable, shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender or Tax Lender, as applicable, shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.

(b) Prior to the effective date of such replacement, the Holdout Lender or Tax Lender, as applicable, and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Holdout Lender or Tax Lender, as applicable, being repaid in full its share of the outstanding Obligations (without any premium or penalty of any kind whatsoever, but including (i) all interest, fees and other amounts that may be due in payable in respect thereof, and (ii) an assumption of its Pro Rata Share of participations in the Letters of Credit). If the Holdout Lender or Tax Lender, as applicable, shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, Agent may, but shall not be required to, execute and deliver such Assignment and Acceptance in the name or and on behalf of the Holdout Lender or Tax Lender, as applicable, and irrespective of whether Agent executes and delivers such Assignment and Acceptance, the Holdout Lender or Tax Lender, as applicable, shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Holdout Lender or Tax Lender, as applicable, shall be made in accordance with the terms of Section 13.1. Until such time as one or more Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Holdout Lender or Tax Lender, as applicable, hereunder and under the other Loan Documents, the Holdout Lender or Tax Lender, as applicable, shall remain obligated to make the Holdout Lender’s or Tax Lender’s, as applicable, Pro Rata Share of Advances and to purchase a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of such Letters of Credit.

14.3. No Waivers; Cumulative Remedies.

No failure by Agent, any Co-Collateral Agent or any Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Agent, any Co-Collateral Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent, any Co-Collateral Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent, any Co-Collateral Agent or any Lender on any occasion shall affect or diminish Agent’s and each Lender’s rights thereafter to require strict performance by Borrower of any provision of this Agreement. Agent’s, each Co-Collateral Agent’s and each Lender’s rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Agent, any Co-Collateral Agent or any Lender may have.

15. AGENTS; THE LENDER GROUP.

15.1. Appointment and Authorization of Agents.

(a) Each Lender hereby designates and appoints WFCF as its agent and each of WFCF and GECC as its co-collateral agents under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to designate, appoint, and authorize) Agent and each Co-Collateral Agent to execute and deliver each of the other Loan Documents on

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent and each Co-Collateral Agent, as applicable, by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as agent for and on behalf of the Lenders (and the Bank Product Providers) and each Co-Collateral Agent agrees to act as a co-collateral agent for and on behalf of the Lenders (and the Bank Product Providers) on the conditions contained in this Section 15. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, neither Agent nor any Co-Collateral Agent shall have any duties or responsibilities, except those expressly set forth herein or in the other Loan Documents, nor shall Agent nor any Co-Collateral Agent have or be deemed to have any fiduciary relationship with any Lender (or Bank Product Provider), and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent or any Co-Collateral Agent, as the case may be. Without limiting the generality of the foregoing, the use of the terms “agent” and “co-collateral agent” in this Agreement or the other Loan Documents with reference to Agent or any Co-Collateral Agent, as the case may be, is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such terms are used merely as a matter of market custom, and are intended to create or reflect only a representative relationship between independent contracting parties. Each Lender hereby further authorizes (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to authorize) Agent to act as the secured party under each of the Loan Documents that create a Lien on any item of Collateral. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Except as expressly otherwise provided in this Agreement, each Co-Collateral Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Co-Collateral Agents expressly are entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent or any Co-Collateral Agent, as the case may be, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, the Collections of the Loan Parties, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, (c) make Advances, for itself or on behalf of Lenders, as provided in the Loan Documents, (d) exclusively receive, apply, and distribute the Collections of the Loan Parties as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management arrangements as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections of the Loan Parties, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Borrower or its Subsidiaries, the Obligations, the Collateral, the Collections of the Loan Parties, or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

(b) With respect to any action or determination to be taken or made by the Co-Collateral Agents hereunder or under any of the other Loan Documents, Co-Collateral Agents hereby agree to seek, in good faith, to reach a consensus decision for such action or determination. If Co-Collateral Agents are unable to agree on the action to be taken or the determination to be made, the determination or action shall be made by the Co-Collateral Agent either asserting the more conservative credit judgment (that is, that would result in the least amount of credit being available to the Borrower and its Subsidiaries under this Agreement) or declining to permit the requested action for which consent is being sought by the Borrower, as applicable.

15.2. Delegation of Duties.

Agent and each Co-Collateral Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither Agent nor any Co-Collateral Agent shall be responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence or willful misconduct.

15.3. Liability of Agents.

None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders (or Bank Product Providers) for any recital, statement, representation or warranty made by Borrower or any of its Subsidiaries or Affiliates, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent or any Co-Collateral Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or its Subsidiaries or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lenders (or Bank Product Providers) to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the books and records or properties of Borrower or its Subsidiaries.

15.4. Reliance by Agents.

Agent and each Co-Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telefacsimile or other electronic method of transmission, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower or counsel to any Lender), independent accountants

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

and other experts selected by Agent or such Co-Collateral Agent, as applicable. Agent and each Co-Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent or such Co-Collateral Agent, as applicable, shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent or such Co-Collateral Agent, as applicable, shall act, or refrain from acting, as it deems advisable. If Agent or any Co-Collateral Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders (and, if it so elects, the Bank Product Providers) against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders (and Bank Product Providers).

15.5. Notice of Default or Event of Default.

Neither Agent nor any Co-Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except, in the case of Agent, with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders and, except with respect to Events of Default of which Agent has actual knowledge, unless Agent and Co-Collateral Agents shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a “notice of default.” Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agents of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 15.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, however, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

15.6. Credit Decision.

Each Lender (and Bank Product Provider) acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent or any Co-Collateral Agent hereinafter taken, including any review of the affairs of Borrower and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender (or Bank Product Provider). Each Lender represents (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to represent) to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such due diligence, documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower or any other Person party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower. Each Lender also represents (and by entering into a Bank Product

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Agreement, each Bank Product Provider shall be deemed to represent) that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower or any other Person party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, neither Agent nor any Co-Collateral Agent shall not have any duty or responsibility to provide any Lender (or Bank Product Provider) with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower or any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons. Each Lender acknowledges (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that neither Agent nor any Co-Collateral Agent has any duty or responsibility, either initially or on a continuing basis (except to the extent, if any, that is expressly specified herein) to provide such Lender (or Bank Product Provider) with any credit or other information with respect to Borrower, its Affiliates or any of their respective business, legal, financial or other affairs, and irrespective of whether such information came into Agent’s or any Co-Collateral Agent’s or their respective Affiliates’ or representatives’ possession before or after the date on which such Lender became a party to this Agreement (or such Bank Product Provider entered into a Bank Product Agreement).

15.7. Costs and Expenses; Indemnification.

Agents may incur and pay Lender Group Expenses to the extent they reasonably deem necessary or appropriate for the performance and fulfillment of their functions, powers, and obligations pursuant to the Loan Documents, including court costs, attorneys fees and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrower is obligated to reimburse Agents or Lenders for such expenses pursuant to this Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from the Collections of the Loan Parties received by Agent to reimburse Agents for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders (or Bank Product Providers). In the event Agent or any Co-Collateral Agent is not reimbursed for such costs and expenses by Borrower or its Subsidiaries, each Lender hereby agrees that it is and shall be obligated to pay to Agent or such Co-Collateral Agent, as applicable, such Lender’s ratable thereof. Whether or not the transactions contemplated hereby are consummated, each of the Lenders, on a ratable basis, shall indemnify and defend the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so) from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person’s gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make an Advance or other extension of credit hereunder. Without limitation of the foregoing, each Lender shall reimburse Agent and such Co-Collateral Agent upon demand for such Lender’s ratable share of any costs or out of pocket expenses (including attorneys, accountants, advisors, and consultants

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Loan Document to the extent that Agent or such Co-Collateral Agent, as applicable, is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

15.8. Agents in Individual Capacities.

(a) WFCF and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, provide Bank Products to, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Borrower and its Subsidiaries and Affiliates and any other Person party to any Loan Document as though WFCF were not Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, pursuant to such activities, WFCF or its Affiliates may receive information regarding Borrower or its Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders (or Bank Product Providers), and the Lenders acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms “Lender” and “Lenders” include WFCF in its individual capacity.

(b) GECC and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, provide Bank Products to, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Borrower and its Subsidiaries and Affiliates and any other Person party to any Loan Document as though GECC were not a Co-Collateral Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, pursuant to such activities, GECC or its Affiliates may receive information regarding Borrower or its Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders (or Bank Product Providers), and the Lenders acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver GECC will use its reasonable best efforts to obtain), GECC in its capacity as Co-Collateral Agent shall not be under any obligation to provide such information to them. The terms “Lender” and “Lenders” include GECC in its individual capacity.

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

15.9. Successor Agent.

Agent may resign as Agent upon 30 days prior written notice to the Lenders (unless such notice is waived by the Required Lenders) and Borrower (unless such notice is waived by Borrower) and without any notice to the Bank Product Providers. If Agent resigns under this Agreement, the Required Lenders shall be entitled, with (so long as no Event of Default has occurred and is continuing) the consent of Borrower (such consent not to be unreasonably withheld, delayed, or conditioned), appoint a successor Agent for the Lenders (and the Bank Product Providers). If, at the time that Agent’s resignation is effective, it is acting as a Co-Collateral Agent, the Issuing Lender or the Swing Lender, such resignation shall also operate to effectuate its resignation as a Co-Collateral Agent, the Issuing Lender or the Swing Lender, as applicable, and it shall automatically be relieved of any further obligation or duties as a Co-Collateral Agent, to issue Letters of Credit, to cause the Underlying Issuer to issue Letters of Credit, or to make Swing Loans. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders and Borrower, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders with (so long as no Event of Default has occurred and is continuing) the consent of Borrower (such consent not to be unreasonably withheld, delayed, or conditioned). In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term “Agent” shall mean such successor Agent and the retiring Agent’s appointment, powers, and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 15 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder (other than the duties of a Co-Collateral Agent) until such time, if any, as the Lenders appoint a successor Agent as provided for above.

15.10. Lender in Individual Capacity.

Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, provide Bank Products to, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Borrower and its Subsidiaries and Affiliates and any other Person party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group (or the Bank Product Providers). The other members of the Lender Group acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding Borrower or its Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender shall not be under any obligation to provide such information to them.

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

15.11. Collateral Matters.

(a) The Lenders hereby irrevocably authorize (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to authorize) Agent to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrower of all of the Obligations, (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrower certifies to Agent that the sale or disposition is permitted under Section 6.4 (and Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which any Loan Parties owned no interest at the time Agent’s Lien was granted nor at any time thereafter, (iv) constituting property leased to Borrower or its Subsidiaries under a lease that has expired or is terminated in a transaction permitted under this Agreement or subject to a Permitted Lien securing Permitted Purchase Money Indebtedness, or (v) to the extent such Agent is obligated to release Agent’s Liens on such Collateral pursuant to the terms of the Intercreditor Agreement. The Loan Parties and the Lenders hereby irrevocably authorize (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to authorize) Agent, based upon the instruction of the Required Lenders, to (a) consent to, credit bid or purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Section 363 of the Bankruptcy Code, (b) credit bid or purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale or other disposition thereof conducted under the provisions of the Code, including pursuant to Sections 9-610 or 9-620 of the Code, or (c) credit bid or purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any other sale or foreclosure conducted by Agent (whether by judicial action or otherwise) in accordance with applicable law. In connection with any such credit bid or purchase, the Obligations owed to the Lenders and the Bank Product Providers shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims being estimated for such purpose if the fixing or liquidation thereof would not unduly delay the ability of Agent to credit bid or purchase at such sale or other disposition of the Collateral and, if such claims cannot be estimated without unduly delaying the ability of Agent to credit bid, then such claims shall be disregarded, not credit bid, and not entitled to any interest in the asset or assets purchased by means of such credit bid) and the Lenders and the Bank Product Providers whose Obligations are credit bid shall be entitled to receive interests (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) in the asset or assets so purchased (or in the Stock of the acquisition vehicle or vehicles that are used to consummate such purchase). Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral, all of the Lenders (without requiring the authorization of the Bank Product Providers), or (z) otherwise, the Required Lenders (without requiring the authorization of the Bank Product Providers). Upon request by Agent or Borrower at any time, the Lenders will (and if so requested, the Bank Product Providers will) confirm in writing Agent’s authority to release any such Liens on particular types or items of Collateral pursuant to this Section 15.11; provided, however, that (1) Agent shall not be required to execute

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

any document necessary to evidence such release on terms that, in Agent’s opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Borrower in respect of) all interests retained by Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral. The Lenders further hereby irrevocably authorize (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to authorize) Agent, at its option and in its sole discretion, to subordinate any Lien granted to or held by Agent under any Loan Document to the holder of any Permitted Lien on such property if such Permitted Lien secures Permitted Purchase Money Indebtedness.

(b) Agent shall have no obligation whatsoever to any of the Lenders (or the Bank Product Providers) to assure that the Collateral exists or is owned by a Loan Party or is cared for, protected, or insured or has been encumbered, or that Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or that any particular items of Collateral meet the eligibility criteria applicable in respect thereof or whether to impose, maintain, reduce, or eliminate any particular reserve hereunder or whether the amount of any such reserve is appropriate or not, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent’s own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender (or Bank Product Provider) as to any of the foregoing, except as otherwise provided herein.

15.12. Restrictions on Actions by Lenders; Sharing of Payments.

(a) Each of the Lenders agrees that it shall not, without the express written consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the written request of Agent, set off against the Obligations, any amounts owing by such Lender to any Loan Party or any deposit accounts of a Loan Party now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings to enforce any Loan Document against Borrower or any Guarantor or to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

(b) If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender’s Pro Rata Share of all such distributions by Agent, such Lender promptly shall (A) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

15.13. Agency for Perfection.

Agent hereby appoints each other Lender (and each Bank Product Provider) as its agent (and each Lender hereby accepts (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to accept) such appointment) for the purpose of perfecting Agent’s Liens in assets which, in accordance with Article 8 or Article 9, as applicable, of the Code can be perfected by possession or control. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor shall deliver possession or control of such Collateral to Agent or in accordance with Agent’s instructions.

15.14. Payments by Agent to the Lenders.

All payments to be made by Agent to the Lender Group (or Bank Product Providers) shall be made by bank wire transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, fees, or interest of the Obligations.

15.15. Concerning the Collateral and Related Loan Documents.

Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents. Each member of the Lender Group agrees (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to agree) that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders (and such Bank Product Provider).

15.16. Audits and Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information.

By becoming a party to this Agreement, each Lender:

(a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report respecting Borrower or its Subsidiaries (each, a “Report”) prepared by or at the request of Agent or Co-Collateral Agent, and Agent shall so furnish each Lender with such Reports,

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

(b) expressly agrees and acknowledges that Agent and each Co-Collateral Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,

(c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent, Agent or Co-Collateral Agents or other party performing any audit or examination will inspect only specific information regarding Borrower and its Subsidiaries and will rely significantly upon Borrower’s and its Subsidiaries’ books and records, as well as on representations of Borrower’s personnel,

(d) agrees to keep all Reports and other material, non-public information regarding Borrower and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 17.9, and

(e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent, any Co-Collateral Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrower, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of Borrower, and (ii) to pay and protect, and indemnify, defend and hold Agent, any Co-Collateral Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys fees and costs) incurred by Agent, any such Co-Collateral Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing: (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by Borrower or its Subsidiaries to Agent that has not been contemporaneously provided by Borrower or such Subsidiary to such Lender, and, upon receipt of such request, Agent promptly shall provide a copy of same to such Lender, (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Borrower or its Subsidiaries, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender’s notice to Agent, whereupon Agent promptly shall request of Borrower the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from Borrower or such Subsidiary, Agent promptly shall provide a copy of same to such Lender, and (z) any time that Agent renders to Borrower a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

15.17. Several Obligations; No Liability.

Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 15.7, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group. No Lender shall be responsible to Borrower or any other Person for any failure by any other Lender (or Bank Product Provider) to fulfill its obligations to make credit available hereunder, nor to advance for such Lender (or Bank Product Provider) or on its behalf, nor to take any other action on behalf of such Lender (or Bank Product Provider) hereunder or in connection with the financing contemplated herein.

16. WITHHOLDING TAXES.

(a) All payments made by Borrower hereunder or under any note or other Loan Document will be made without setoff, counterclaim, or other defense. In addition, all such payments will be made free and clear of, and without deduction or withholding for, any present or future Taxes to the extent permitted by applicable laws, and in the event any deduction or withholding of Taxes is required by applicable law, Borrower shall comply with the next sentence of this Section 16(a). If any Taxes are so levied or imposed, Borrower agrees to deduct or withhold such Taxes, and pay the full amount of such Taxes to the relevant jurisdiction, and such additional amounts shall be payable by Borrower as may be necessary so that every payment of all amounts due under this Agreement, any note, or Loan Document, including any amount paid pursuant to this Section 16(a) after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; provided, however, that Borrower shall not be required to increase any such amounts if the increase in such amount payable results from Agent’s or such Lender’s own willful misconduct or gross negligence (as finally determined by a court of competent jurisdiction). Borrower will furnish to Agent as promptly as possible after the date the payment of any Tax is due pursuant to applicable law, the original or certified copies of tax receipts evidencing such payment by Borrower or such other evidence of such payment reasonably satisfactory to the Agent.

(b) Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies that arise from any payment made hereunder or from the execution, delivery, performance, recordation, or filing of, or otherwise with respect to this Agreement or any other Loan Document (collectively, “Other Taxes”).

(c) If a Lender or Participant is entitled to claim an exemption or reduction from United States withholding tax, such Lender or Participant agrees with and in favor of Borrower and Agent, to deliver to Borrower and Agent (or, in the case of a Participant, to the Lender granting the participation only) one of the following before receiving its first payment under this Agreement:

(i) if such Lender or Participant is entitled to claim an exemption from United States withholding tax pursuant to the portfolio interest exception, (A) a statement of the Lender or Participant, signed under penalty of perjury, that it is not a (I) a “bank” as described in Section 881(c)(3)(A) of the IRC, (II) a 10% shareholder of Borrower (within the meaning of

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 871(h)(3)(B) of the IRC), or (III) a controlled foreign corporation related to Borrower within the meaning of Section 864(d)(4) of the IRC, and (B) a properly completed and executed IRS Form W-8BEN or Form W-8IMY (with proper attachments);

(ii) if such Lender or Participant is entitled to claim an exemption from, or a reduction of, withholding tax under a United States tax treaty, a properly completed and executed copy of IRS Form W-8BEN;

(iii) if such Lender or Participant is entitled to claim that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, a properly completed and executed copy of IRS Form W-8ECI;

(iv) if such Lender or Participant is entitled to claim that interest paid under this Agreement is exempt from United States withholding tax because such Lender or Participant serves as an intermediary, a properly completed and executed copy of IRS Form W-8IMY (with proper attachments); or

(v) a properly completed and executed copy of any other form or forms, including IRS Form W-9, as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding or backup withholding tax.

Each Lender or Participant shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and to promptly notify Agent and Borrower (or, in the case of a Participant, to the Lender granting the participation only) of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(d) If a Lender or Participant claims an exemption from withholding tax in a jurisdiction other than the United States, such Lender or such Participant agrees with and in favor of Agent and Borrower, to deliver to Agent and Borrower (or, in the case of a Participant, to the Lender granting the participation only) any such form or forms, as may be required under the laws of such jurisdiction as a condition to exemption from, or reduction of, foreign withholding or backup withholding tax before receiving its first payment under this Agreement, but only if such Lender or such Participant is legally able to deliver such forms, provided, however, that nothing in this Section 16(d) shall require a Lender or Participant to disclose any information that it deems to be confidential (including without limitation, its tax returns). Each Lender and each Participant shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and to promptly notify Agent and Borrower (or, in the case of a Participant, to the Lender granting the participation only) of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(e) If a Lender or Participant claims exemption from, or reduction of, withholding tax and such Lender or Participant sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower to such Lender or Participant, such Lender or Participant agrees to notify Agent and Borrower (or, in the case of a sale of a participation interest, to the Lender granting the participation only) of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrower to such Lender or

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Participant. To the extent of such percentage amount, Agent and Borrower will treat such Lender’s or such Participant’s documentation provided pursuant to Section 16(c) or 16(d) as no longer valid. With respect to such percentage amount, such Participant or Assignee may provide new documentation, pursuant to Section 16(c) or 16(d), if applicable. Borrower agrees that each Participant shall be entitled to the benefits of this Section 16 with respect to its participation in any portion of the Commitments and the Obligations so long as such Participant complies with the obligations set forth in this Section 16 with respect thereto and no Participant shall be entitled to receive any greater payment under this Section 16 with respect to its participation than its participating Lender would have been entitled to receive.

(f) If a Lender or a Participant is entitled to a reduction in the applicable withholding tax, Agent and Borrower (or, in the case of a Participant, the Lender granting the participation) may withhold from any interest payment to such Lender or such Participant an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by Section 16(c) or 16(d) are not delivered to Agent and Borrower (or, in the case of a Participant, to the Lender granting the participation), then Agent and Borrower (or, in the case of a Participant, the Lender granting the participation) may withhold from any interest payment to such Lender or such Participant not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

(g) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent (or, in the case of a Participant, the Lender granting the participation) did not properly withhold tax from amounts paid to or for the account of any Lender or any Participant due to a failure on the part of the Lender or any Participant (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent (or such Participant failed to notify the Lender granting the participation) of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold Agent harmless (or, in the case of a Participant, such Participant shall indemnify and hold the Lender granting the participation harmless) for all amounts paid, directly or indirectly, by Agent (or, in the case of a Participant, to the Lender granting the participation), as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent (or, in the case of a Participant, to the Lender granting the participation only) under this Section 16, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders and the Participants under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

(h) If Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by Borrower or with respect to which Borrower has paid additional amounts pursuant to this Section 16, so long as no Default or Event of Default has occurred and is continuing, it shall pay over such refund to Borrower (but only to the extent of payments made, or additional amounts paid, by Borrower under this Section 16 with respect to Taxes giving rise to such a refund), net of all out-of-pocket expenses of Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such a refund or credit received in lieu of a refund); provided, that Borrower, upon the request of Agent or such Lender, agrees to repay the amount paid over to Borrower (plus any penalties, interest or other charges, imposed by the relevant Governmental

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Authority, other than such penalties, interest or other charges imposed as a result of the willful misconduct or gross negligence of Agent hereunder) to Agent or such Lender in the event Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything in this Agreement to the contrary, this Section 16 shall not be construed to require Agent or any Lender to make available its tax returns (or any other information which it deems confidential) to Borrower or any other Person.

(i) The Loan Parties shall jointly and severally indemnify each Indemnified Person (as defined in Section 10.3) (collectively a “Tax Indemnitee”) (but with respect to a Participant subject to the last sentence of Section 16(e)) for the full amount of Taxes or Other Taxes arising in connection with this Agreement or any other Loan Document (including, without limitation, any Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 16) paid by such Tax Indemnitee and all reasonable fees and disbursements of attorneys, experts, or consultants and all other out-of-pocket costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification, as and when they are incurred and irrespective of whether suit is brought, whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority (other than Taxes or Other Taxes resulting from gross negligence or willful misconduct of such Tax Indemnitee as finally determined by a court of competent jurisdiction). This Section 16(i) shall survive the termination of this Agreement and the repayment of the Obligations.

17. GENERAL PROVISIONS.

17.1. Effectiveness.

This Agreement shall be binding and deemed effective when executed by Borrower, Agent, each Co-Collateral Agent and each Lender whose signature is provided for on the signature pages hereof.

17.2. Section Headings.

Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

17.3. Interpretation.

Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Lender Group or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

17.4. Severability of Provisions.

Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

17.5. Bank Product Providers.

Each Bank Product Provider shall be deemed a third party beneficiary hereof and of the provisions of the other Loan Documents for purposes of any reference in a Loan Document to the parties for whom Agent is acting. Agent hereby agrees to act as agent for such Bank Product Providers and, by virtue of entering into a Bank Product Agreement, the applicable Bank Product Provider shall be automatically deemed to have appointed Agent as its agent and to have accepted the benefits of the Loan Documents; it being understood and agreed that the rights and benefits of each Bank Product Provider under the Loan Documents consist exclusively of such Bank Product Provider’s being a beneficiary of the Liens and security interests (and, if applicable, guarantees) granted to Agent and the right to share in payments and collections out of the Collateral as more fully set forth herein. In addition, each Bank Product Provider, by virtue of entering into a Bank Product Agreement, shall be automatically deemed to have agreed that Co-Collateral Agents shall have the right, but shall have no obligation, to establish, maintain, relax, or release reserves in respect of the Bank Product Obligations and that if reserves are established there is no obligation on the part of Co-Collateral Agents to determine or insure whether the amount of any such reserve is appropriate or not. In connection with any such distribution of payments or proceeds of Collateral, Agent shall be entitled to assume no amounts are due or owing to any Bank Product Provider unless such Bank Product Provider has provided a written certification (setting forth a reasonably detailed calculation) to Agent as to the amounts that are due and owing to it and such written certification is received by Agent a reasonable period of time prior to the making of such distribution. Agent shall have no obligation to calculate the amount due and payable with respect to any Bank Products, but may rely upon the written certification of the amount due and payable from the relevant Bank Product Provider. In the absence of an updated certification, Agent shall be entitled to assume that the amount due and payable to the relevant Bank Product Provider is the amount last certified to Agent by such Bank Product Provider as being due and payable (less any distributions made to such Bank Product Provider on account thereof). Borrower may obtain Bank Products from any Bank Product Provider, although Borrower is not required to do so. Borrower acknowledges and agrees that no Bank Product Provider has committed to provide any Bank Products and that the providing of Bank Products by any Bank Product Provider is in the sole and absolute discretion of such Bank Product Provider. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, no provider or holder of any Bank Product shall have any voting or approval rights hereunder (or be deemed a Lender) solely by virtue of its status as the provider or holder of such agreements or products or the Obligations owing thereunder, nor shall the consent of any such provider or holder be required (other than in their capacities as Lenders, to the extent applicable) for any matter hereunder or under any of the other Loan Documents, including as to any matter relating to the Collateral or the release of Collateral or Guarantors.

17.6. Debtor-Creditor Relationship.

The relationship between the Lenders and Agent, on the one hand, and the Loan Parties, on the other hand, is solely that of creditor and debtor. No member of the Lender Group has (or shall be deemed to have) any fiduciary relationship or duty to any Loan Party arising out of or in connection with the Loan Documents or the transactions contemplated thereby, and there is no agency or joint venture relationship between the members of the Lender Group, on the one hand, and the Loan Parties, on the other hand, by virtue of any Loan Document or any transaction contemplated therein.

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

17.7. Counterparts; Electronic Execution.

This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

17.8. Revival and Reinstatement of Obligations.

If the incurrence or payment of the Obligations by Borrower or any Guarantor or the transfer to the Lender Group of any property should for any reason subsequently be asserted, or declared, to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (each, a “Voidable Transfer”), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the advice of counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of Borrower or such Guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

17.9. Confidentiality.

(a) Agent and Lenders each individually (and not jointly or jointly and severally) agree that material, non-public information regarding Borrower and its Subsidiaries, their operations, assets, and existing and contemplated business plans (“Confidential Information”) shall be treated by Agent and the Lenders in a confidential manner, and shall not be disclosed by Agent and the Lenders to Persons who are not parties to this Agreement, except: (i) to attorneys for and other advisors, accountants, auditors, and consultants to any member of the Lender Group and to employees, directors and officers of any member of the Lender Group (the Persons in this clause (i), “Lender Group Representatives”) on a “need to know” basis in connection with this Agreement and the transactions contemplated hereby and on a confidential basis, (ii) to Subsidiaries and Affiliates of any member of the Lender Group (including the Bank Product Providers), provided that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this Section 17.9, (iii) as may be required by regulatory authorities so long as such authorities are informed of the confidential nature of such information, (iv) as may be required by statute, decision, or judicial or administrative order, rule, or regulation; provided that (x) prior to any disclosure under this clause (iv), the disclosing party agrees to provide Borrower with prior notice thereof, to the extent that it is practicable to do so

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

and to the extent that the disclosing party is permitted to provide such prior notice to Borrower pursuant to the terms of the applicable statute, decision, or judicial or administrative order, rule, or regulation and (y) any disclosure under this clause (iv) shall be limited to the portion of the Confidential Information as may be required by such statute, decision, or judicial or administrative order, rule, or regulation, (v) as may be agreed to in advance in writing by Borrower, (vi) as requested or required by any Governmental Authority pursuant to any subpoena or other legal process, provided, that, (x) prior to any disclosure under this clause (vi) the disclosing party agrees to provide Borrower with prior written notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior written notice to Borrower pursuant to the terms of the subpoena or other legal process and (y) any disclosure under this clause (vi) shall be limited to the portion of the Confidential Information as may be required by such Governmental Authority pursuant to such subpoena or other legal process, (vii) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Agent or the Lenders or the Lender Group Representatives), (viii) in connection with any assignment, participation or pledge of any Lender’s interest under this Agreement, provided that prior to receipt of Confidential Information any such assignee, participant, or pledgee shall have agreed in writing to receive such Confidential Information hereunder subject to the terms of this Section, (ix) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents; provided, that, prior to any disclosure to any Person (other than any Loan Party, Agent, any Lender, any of their respective Affiliates, or their respective counsel) under this clause (ix) with respect to litigation involving any Person (other than Borrower, Agent, any Lender, any of their respective Affiliates, or their respective counsel), the disclosing party agrees to provide Borrower with prior written notice thereof, and (x) in connection with, and to the extent reasonably necessary for, the exercise of any secured creditor remedy under this Agreement or under any other Loan Document.

(b) Anything in this Agreement to the contrary notwithstanding, Agent may (i) provide customary information concerning the terms and conditions of this Agreement and the other Loan Documents to loan syndication and pricing reporting services, and (ii) use the name, logos, and other insignia of Borrower and the Loan Parties and the Total Commitments provided hereunder in any “tombstone” or comparable advertising, on its website or in other marketing materials of Agent.

17.10. Lender Group Expenses.

Borrower agrees to pay the Lender Group Expenses on the earlier of (a) the first day of the month following the date on which Borrower receives notice that such Lender Group Expenses were incurred or (b) the date on which demand therefor is made by Agent. Borrower agrees that its obligations contained in this Section 17.10 shall survive payment or satisfaction in full of all other Obligations.

17.11. Survival.

All representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Agent, the Issuing Lender, or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.

17.12. Patriot Act.

Each Lender that is subject to the requirements of the Patriot Act hereby notifies Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender to identify Borrower in accordance with the Patriot Act. In addition, if Agent is required by law or regulation or internal policies to do so, it shall have the right to periodically conduct (a) Patriot Act searches, OFAC/PEP searches, and customary individual background checks for the Loan Parties and (b) OFAC/PEP searches and customary individual background checks for the Loan Parties’ senior management and key principals, and Borrower agrees to cooperate in respect of the conduct of such searches and further agrees that the reasonable costs and charges for such searches shall constitute Lender Expenses hereunder and be for the account of Borrower.

17.13. Integration.

This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof. The foregoing to the contrary notwithstanding, all Bank Product Agreements, if any, are independent agreements governed by the written provisions of such Bank Product Agreements, which will remain in full force and effect, unaffected by any repayment, prepayments, acceleration, reduction, increase, or change in the terms of any credit extended hereunder, except as otherwise expressly provided in such Bank Product Agreement.

17.14. Intercreditor Agreement.

Agent and each Lender hereunder, by its acceptance of the benefits provided hereunder, (a) consents to the subordination of Liens provided for in the Intercreditor Agreement, (b) agrees that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreement and (c) authorizes and instructs the Agent to enter into the Intercreditor Agreement as ABL Agent (as defined in the Intercreditor Agreement) on behalf of each Lender. The foregoing provisions are intended as an inducement to the holders of Term Loan Debt to acquire the Term Loan Debt (as defined in the Intercreditor Agreement) and such holders of Term Loan Debt are intended third party beneficiaries of such provisions and the provisions of the Intercreditor Agreement. Agent and each Lender hereby agrees that the terms, conditions and provisions contained in this Agreement are subject to the Intercreditor Agreement and, in the event of a conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

17.15. Dutch Parallel Debt.

(a) Each Loan Party undertakes with the Agent to pay to the Agent its Dutch Parallel Debts. This subclause (a) is for the purpose of ensuring the validity and effect of any security which is governed by the laws of the Netherlands and granted or to be granted by any Loan Party pursuant to the Loan Documents and without prejudice to the other provisions of the Loan Documents.

(b) Each Dutch Parallel Debt is a separate and independent obligation and shall not constitute the Agent and any Agent or Lender as joint creditors of any Underlying Debt. If notwithstanding Subclause (b) of this Section 17.15, any Dutch Parallel Debt constitutes the Agent as a joint creditor with any Agent or Lender, the Agent may determine (at its discretion) that that Dutch Parallel Debt and one or more other Dutch Parallel Debts shall be combined into one single Dutch Parallel Debt (a “Combined Dutch Parallel Debt”), whereupon those Dutch Parallel Debts shall be combined into a Combined Dutch Parallel Debt the amount of which shall be equal to the aggregate of the amounts of the Underlying Debts combined into it and which shall, if the Underlying Debts are expressed in different currencies, be expressed in such currencies as the Agent may determine, and which shall, if the Underlying Debts combined into it fall due at different times, fall due in parts corresponding to those Underlying Debts (but otherwise in accordance with Section 2.1), and to which this Agreement shall otherwise apply as if the Dutch Combined Parallel Debt were a Dutch Parallel Debt. If any Underlying Debt is avoided or reduced (other than as a result of payment to, or recovery or discharge by, the Agent or the Lenders to which the Underlying Debt is owed, or otherwise with the consent of that Agent or Lender), then the amount of the Dutch Parallel Debt corresponding to that Underlying Debt shall be equal to the amount which the Underlying Debt would have had if the avoidance or reduction had not occurred.

(c) No Loan Party may pay any Dutch Parallel Debt other than at the instruction of, and in the manner determined by, the Agent. Without prejudice to the previous sentence, no Loan Party shall be obliged to pay any Dutch Parallel Debt before the corresponding Underlying Debt has fallen due. All payments to be made by a Loan Party in respect of its Dutch Parallel Debts shall be calculated and be made without (and clear of any deduction for) set-off or counterclaim.

(d) Any payment made, or amount recovered, in respect of a Loan Party’s Dutch Parallel Debts shall reduce the Underlying Debts owed to an Agent or Lender by the amount which that Agent or Lender has received out of that payment or recovery under the Loan Documents. Notwithstanding any provision to the contrary in any Loan Document, in relation to the Dutch Parallel Debts and any security governed by the laws of the Netherlands, the Agent shall act in its own name and not as agent (but always for the benefit of the Agents and Lenders in accordance with the provisions of the Loan Documents), and the rights, powers and authorities vested in the Agent pursuant to the Loan Documents are subject to any restrictions imposed by mandatory Dutch law. If the Agent resigns in accordance with Section 15.9, each Loan Party shall execute such documents and take all such other action as is necessary or (in the opinion of the Agent or successor Agent) desirable in connection with the substitution, in accordance with applicable law, of the successor Agent as creditor of the Dutch Parallel Debts and as beneficiary of any security securing the Dutch Parallel Debts.

[Signature pages to follow.]

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

FEDERAL SIGNAL CORPORATION, a Delaware corporation

By:	/s/ William G. Barker
Name:	William G. Barker
Title:	Sr. Vice President and Chief Financial Officer

By:	/s/ Jennifer L. Sherman
Name:	Jennifer L. Sherman
Title:	Sr. Vice President, General Counsel and Secretary

WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as Agent, as a Co-Collateral Agent and as a Lender

By:	/s/ Brian Kennedy
Title:	Director

GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as a Co-Collateral Agent and as a Lender

By:	/s/ William Kane
Title:	Duly Authorized Signatory

Signature Page to Credit Agreement

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT A-1

FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

This ASSIGNMENT AND ACCEPTANCE AGREEMENT (“Assignment Agreement”) is entered into as of                          between                          (“Assignor”) and                          (“Assignee”). Reference is made to the Agreement described in Annex I hereto (the “Credit Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement.

1. In accordance with the terms and conditions of Section 13 of the Credit Agreement, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to the Assignor’s rights and obligations under the Loan Documents as of the date hereof with respect to the Obligations owing to the Assignor, and Assignor’s portion of the Commitments, all to the extent specified on Annex I.

2. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim and (ii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby; (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statements, representations or warranties made in or in connection with the Loan Documents, or (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or any Guarantor or the performance or observance by Borrower or any Guarantor of any of their respective obligations under the Loan Documents or any other instrument or document furnished pursuant thereto, and (d) represents and warrants that the amount set forth as the Purchase Price on Annex I represents the amount owed by Borrower to Assignor with respect to Assignor’s share of the Advances assigned hereunder, as reflected on Assignor’s books and records.

3. The Assignee (a) confirms that it has received copies of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (b) agrees that it will, independently and without reliance upon Agent, Assignor, or any other Lender, based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Loan Documents; (c) confirms that it is not a Loan Party or an Affiliate of a Loan Party or a holder of the Term Loan Debt (unless such Assignee was a party to the Credit Agreement as of the Closing Date); (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (e) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender; [and (f) attaches the forms prescribed by the

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Internal Revenue Service of the United States certifying as to the Assignee’s status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty].

4. Following the execution of this Assignment Agreement by the Assignor and Assignee, the Assignor will deliver this Assignment Agreement to the Agent for recording by the Agent. The effective date of this Assignment (the “Settlement Date”) shall be the latest to occur of (a) the date of the execution and delivery hereof by the Assignor and the Assignee, (b) the receipt by Agent for its sole and separate account a processing fee in the amount of $3,500 (if required by the Credit Agreement), (c) the receipt of any required consent of the Agent, and (d) the date specified in Annex I.

5. As of the Settlement Date (a) the Assignee shall be a party to the Credit Agreement and, to the extent of the interest assigned pursuant to this Assignment Agreement, have the rights and obligations of a Lender thereunder and under the other Loan Documents, and (b) the Assignor shall, to the extent of the interest assigned pursuant to this Assignment Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents, provided, however, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender’s obligations under Article 15 and Section 17.9(a) of the Credit Agreement.

6. Upon the Settlement Date, Assignee shall pay to Assignor the Purchase Price (as set forth in Annex I). From and after the Settlement Date, Agent shall make all payments that are due and payable to the holder of the interest assigned hereunder (including payments of principal, interest, fees and other amounts) to Assignor for amounts which have accrued up to but excluding the Settlement Date and to Assignee for amounts which have accrued from and after the Settlement Date. On the Settlement Date, Assignor shall pay to Assignee an amount equal to the portion of any interest, fee, or any other charge that was paid to Assignor prior to the Settlement Date on account of the interest assigned hereunder and that are due and payable to Assignee with respect thereto, to the extent that such interest, fee or other charge relates to the period of time from and after the Settlement Date.

7. This Assignment Agreement may be executed in counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Assignment Agreement may be executed and delivered by telecopier or other facsimile transmission all with the same force and effect as if the same were a fully executed and delivered original manual counterpart.

8. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS.

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement and Annex I hereto to be executed by their respective officers, as of the first date written above.

[NAME OF ASSIGNOR] as Assignor

By
Name: Title:

[NAME OF ASSIGNEE] as Assignee

By
Name: Title:

ACCEPTED THIS ____ DAY OF

_______________

WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as Agent

By
Name: Title:

[FEDERAL SIGNAL CORPORATION

By
Name: Title:]

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT A-1

ANNEX FOR ASSIGNMENT AND ACCEPTANCE

ANNEX I

1.	Borrower: Federal Signal Corporation

2.	Name and Date of Credit Agreement:

Credit Agreement, dated as of February 22, 2012, by and among Federal Signal Corporation, Borrower, the lenders from time to time a party thereto (the “Lenders”), Wells Fargo Capital Finance, LLC, a Delaware limited liability company, as the administrative agent for the Lenders

3. Date of Assignment Agreement:

4. Amounts:

(a) Assigned Amount of Revolver Commitment	$

(b) Assigned Amount of Advances	$

5. Settlement Date:

6. Purchase Price	$

7. Notice and Payment Instructions, etc.

Assignee:	Assignor:

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

8.	Agreed and Accepted:

[ASSIGNOR]	[ASSIGNEE]

By:	By:

Title:	Title:

Accepted: WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as Agent

By
Name: Title:

[FEDERAL SIGNAL CORPORATION

By
Name: Title:]

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT B-1

Summary Page Borrowing Base Certificate

Date
Name	Federal Signal

A/R As of:
Inventory As of:

The undersigned, Federal Signal Corporation (“Borrower”), pursuant to that certain Credit Agreement dated as of February 22, 2012 (as amended, restated, modified, supplemented, refinanced, renewed, or extended from time to time, the “Credit Agreement”), entered into among Borrower, the lenders signatory thereto from time to time and Wells Fargo Capital Finance, LLC, a Delaware limited liability company as the arranger and administrative agent (in such capacity, together with its successors and assigns, if any, in such capacity, “Agent”), hereby certifies to Agent that the following items, calculated in accordance with the terms and definitions set forth in the Credit Agreement for such items are true and correct, and that Borrower is in compliance with and, after giving effect to any currently requested Advances, will be in compliance with, the terms, conditions, and provisions of the Credit Agreement.

Accounts Receivable

Accounts Receivable Balance per Aging Report Assigned To Wells Fargo Capital Finance

Less ineligibles (detailed on page 2)

Net Eligible Accounts Receivable

Accounts Receivable Availability before Sublimit(s)

Net Available Accounts Receivable after Sublimit(s)

Inventory

Inventory Balance Assigned To Wells Fargo Capital Finance

Less Ineligibles (detailed on page 3)

Eligible Inventory

Inventory Availability before Sublimit(s)

Available Inventory after Sublimit(s)

INV to AR Ratio

Net Available Inventory after INV to AR Ratio Cap

Other Assets

Total Availability before Reserves

Reserves
Rent Reserve

Motorala A/P Reserve

Total Reserves

Additional Availability Amount (Stretch)			7,500,000.00

Total Availability after Reserves before Loan Balance and LCs

Total Credit Line	100,000,000.00	Suppressed Availability

Availability before Loan Balance

Letter of Credit Balance		As of:

Loan Ledger Balance		As of:

Cash in-transit

Adjusted Loan Balance

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Net Availability

Additionally, the undersigned hereby certifies and represents and warrants to the Lender Group on behalf of Borrower that (i) as of the date hereof, each representation or warranty contained in or pursuant to any Loan Document, any agreement, instrument, certificate, document or other writing furnished at any time under or in connection with any Loan Document, and as of the effective date of any advance, continuation or conversion requested above is true and correct in all material respects (except to the extent any representation or warranty expressly related to an earlier date), (ii) each of the covenants and agreements contained in any Loan Document have been performed (to the extent required to be performed on or before the date hereof or each such effective date), (iii) no Default or Event of Default has occurred and is continuing on the date hereof, nor will any thereof occur after giving effect to the request above, and (iv) all of the foregoing is true and correct as of the effective date of the calculations set forth above and that such calculations have been made in accordance with the requirements of the Credit Agreement.

Authorized Signer

List of attachments with this Borrowing Base Certificate:

Page 2—Accounts Receivable Availability Detail

Page 2b—Accounts Receivable Concentrations

Page 2c—Accounts Receivable Dilution

Page 3—Inventory Availability Detail

Page 3a—Inventory Availability Detail

Page 3b—Inventory Availability Summary

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT B-2

FORM OF BANK PRODUCTS PROVIDER LETTER AGREEMENT

[Letterhead of Specified Bank Products Provider]

[Date]

Wells Fargo Capital Finance, LLC as Agent

111 South Wacker Drive

Suite 3000

Chicago, Illinois 60606

Attention: Federal Signal Portfolio Manager

Fax No.: (312) 332-0424

Reference is hereby made to that certain Credit Agreement, dated as of February 22, 2012 (as amended, restated, supplemented, or modified from time to time, the “Credit Agreement”), by and among the lenders party thereto (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as agent for the Lenders (together with its successors and assigns in such capacity, “Agent”), and FEDERAL SIGNAL CORPORATION, a Delaware corporation (“Borrower”). Capitalized terms used herein but not specifically defined herein shall have the meanings ascribed to them in the Credit Agreement.

Reference is also made to that certain [describe the Bank Product Agreement or Agreements] (the “Specified Bank Product Agreement [Agreements]”) dated as of [                ] by and between [identify the Lender or Affiliate of Lender] (the “Specified Bank Products Provider”) and [identify the Loan Party or Subsidiary].

1. Appointment of Agent. The Specified Bank Products Provider hereby designates and appoints Agent, and Agent by its signature below hereby accepts such appointment, as its agent under the Credit Agreement and the other Loan Documents. The Specified Bank Products Provider hereby acknowledges that it has reviewed Sections 15.1, 15.2, 15.3, 15.4, 15.6, 15.7, 15.8, 15.9, 15.11, 15.12, 15.13, 15.14, 15.15, and 17.5 (collectively such sections are referred to herein as the “Agency Provisions”), including, as applicable, the defined terms referenced therein (but only to the extent used therein), and agrees to be bound by the provisions thereof. Specified Bank Products Provider and Agent each agree that the Agency Provisions which govern the relationship, and certain representations, acknowledgements, appointments, rights, restrictions, and agreements, between the Agent, on the one hand, and the Lenders or the Lender Group, on the other hand, shall, from and after the date of this letter agreement also apply to and govern, mutatis mutandis, the relationship between the Agent, on the one hand, and the Specified Bank Product Provider with respect to the Bank Products provided pursuant to the Specified Bank Product Agreement[s], on the other hand.

2. Acknowledgement of Certain Provisions of Credit Agreement. The Specified Bank Products Provider hereby acknowledges that it has reviewed the provisions of Sections 2.4(b)(ii), 14.1, 15.10, 15.11, and 17.5 of the Credit Agreement, including, as applicable, the defined terms referenced therein, and agrees to be bound by the provisions thereof. Without limiting the generality of any of the foregoing referenced provisions, Specified Bank Product Provider understands and agrees that its rights and benefits under the Loan Documents consist solely of it being a beneficiary of the Liens and security interests granted to Agent and the right to share in Collateral as set forth in the Credit Agreement.

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

3. Reporting Requirements. Agent shall have no obligation to calculate the amount due and payable with respect to any Bank Products. On a monthly basis (not later than the 10th Business Day of each calendar month) or as more frequently as Agent shall request, the Specified Bank Products Provider agrees to provide Agent with a written report, in form and substance satisfactory to Agent, detailing Specified Bank Products Provider’s reasonable determination of the credit exposure (and mark- to-market exposure) of Borrower and its Subsidiaries in respect of the Bank Products provided by Specified Bank Products Provider pursuant to the Specified Bank Products Agreement[s]. If Agent does not receive such written report within the time period provided above, Agent shall be entitled to assume that the reasonable determination of the credit exposure of Borrower and its Subsidiaries with respect to the Bank Products provided pursuant to the Specified Bank Products Agreement[s] is zero.

4. Bank Product Reserve Conditions. Specified Bank Products Provider further acknowledges and agrees that Agent shall have the right, but shall have no obligation to establish, maintain, relax or release reserves in respect of any of the Bank Product Obligations and that if reserves are established there is no obligation on the part of the Agent to determine or insure whether the amount of any such reserve is appropriate or not. If Agent so chooses to implement a reserve, Specified Bank Products Provider acknowledges and agrees that Agent shall be entitled to rely on the information in the reports described above to establish the Bank Product Reserve Amount.

5. Bank Product Obligations. From and after the delivery to Agent of this letter agreement duly executed by Specified Bank Product Provider and the acknowledgement of this letter agreement by Agent and Borrower, the obligations and liabilities of Borrower and its Subsidiaries to Specified Bank Product Provider in respect of Bank Products evidenced by the Specified Bank Product Agreement[s] shall constitute Bank Product Obligations (and which, in turn, shall constitute Obligations), and Specified Bank Product Provider shall constitute a Bank Product Provider until such time as Specified Bank Products Provider or its affiliate is no longer a Lender. Specified Bank Products Provider acknowledges that other Bank Products (which may or may not be Specified Bank Products) may exist at any time.

6. Notices. All notices and other communications provided for hereunder shall be given in the form and manner provided in Section 11 of the Credit Agreement, and, if to Agent, shall be mailed, sent, or delivered to Agent in accordance with Section 11 in the Credit Agreement, if to Borrower, shall be mailed, sent, or delivered to Borrower in accordance with Section 11 in the Credit Agreement, and, if to Specified Bank Products Provider, shall be mailed, sent or delivered to the address set forth below, or, in each case as to any party, at such other address as shall be designated by such party in a written notice to the other party.

If to Specified Bank Products Provider:	________________________________ ________________________________ ________________________________ Attn: ___________________________ Fax No.: ________________________

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

7. Miscellaneous. This letter agreement is for the benefit of the Agent, the Specified Bank Products Provider, the Borrower and each of their respective successors and assigns (including any successor agent pursuant to Section 15.9 of the Credit Agreement, but excluding any successor or assignee of a Specified Bank Products Provider that does not qualify as a Bank Product Provider). Unless the context of this letter agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” This letter agreement may be executed in any number of counterparts and by different parties on separate counterparts. Each of such counterparts shall be deemed to be an original, and all of such counterparts, taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of this letter by telefacsimile or other means of electronic transmission shall be equally effective as delivery of a manually executed counterpart.

8. Governing Law.

(a) THE VALIDITY OF THIS LETTER AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

(b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS LETTER AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE COURTS, AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS, LOCATED IN THE COUNTY OF COOK, STATE OF ILLINOIS. EACH OF BORROWER, SPECIFIED BANK PRODUCTS PROVIDER, AND AGENT WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 8(b).

(c) TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER, SPECIFIED BANK PRODUCTS PROVIDER, AND AGENT EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS LETTER AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH OF BORROWER, SPECIFIED BANK PRODUCTS PROVIDER, AND AGENT EACH REPRESENTS TO THE OTHERS THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS LETTER AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

[signature pages to follow]

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Sincerely, [SPECIFIED BANK PRODUCTS PROVIDER]

By
Name: Title:

Acknowledged, accepted, and agreed as of the date first written above: FEDERAL SIGNAL CORPORATION, as Borrower

By
Name: Title:

Acknowledged, accepted, and agreed as of the date first written above: WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as Agent

By
Name: Title:

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT C-1

FORM OF COMPLIANCE CERTIFICATE

[on Borrower’s letterhead]

To:	Wells Fargo Capital Finance, LLC 111 South Wacker Drive Suite 3000 Chicago, Illinois 60606 Attn: Business Finance Division Manager

Re: Compliance Certificate dated

Ladies and Gentlemen:

Reference is made to that certain CREDIT AGREEMENT (the “Credit Agreement”) dated as of February 22, 2012, by and among the lenders identified on the signature pages thereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as the arranger and administrative agent for the Lenders (“Agent”), and FEDERAL SIGNAL CORPORATION, a Delaware corporation (the “Borrower”). Capitalized terms used in this Compliance Certificate have the meanings set forth in the Credit Agreement unless specifically defined herein.

Pursuant to Schedule 5.1 of the Credit Agreement, the undersigned officer of Borrower hereby certifies that:

1. The financial information of Borrower and its Subsidiaries furnished in Schedule 1 attached hereto1, has been prepared in accordance with GAAP (except for year-end adjustments and the lack of footnotes), and fairly presents in all material respects the financial condition of Borrower and its Subsidiaries.

2. Such officer has reviewed the terms of the Credit Agreement and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and condition of Borrower and its Subsidiaries during the accounting period covered by the financial statements delivered pursuant to Schedule 5.1 of the Credit Agreement substantially concurrently herewith.

3. Such review has not disclosed the existence on and as of the date hereof, and the undersigned does not have knowledge of the existence as of the date hereof, of any event or condition that constitutes a Default or Event of Default, except for such conditions or events

[1]	To be the applicable financial statements delivered pursuant to clause (a) or (c) of Schedule 5.1 of the Credit Agreement, as applicable, concurrently with the delivery of this Compliance Certificate.

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

listed on Schedule 2 attached hereto, specifying the nature and period of existence thereof and what action Borrower and its Subsidiaries have taken, are taking, or propose to take with respect thereto.

4. The representations and warranties of Borrower and its Subsidiaries set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof (except to the extent they relate to a specified date), except as set forth on Schedule 3 attached hereto.

5. Borrower and its Subsidiaries are in compliance with the applicable covenants contained in Section 7 of the Credit Agreement as demonstrated on Schedule 4 hereof.

6. All new Patents and Trademarks (each as defined in the Security Agreement) that are registered or the subject of pending applications for registrations, and all Intellectual Property Licenses (as defined in the Security Agreement) material to a Loan Party’s business, in each case, which were acquired, registered or for which applications for registration were filed since the last Compliance Certificate delivered to Agent are listed on Schedule 5 hereof.

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, this Compliance Certificate is executed by the undersigned this                day of               ,               .

FEDERAL SIGNAL CORPORATION

By:
Name:
Title:

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 1

Financial Information

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 2

Default or Event of Default

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 3

Representations and Warranties

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 4

Financial Covenants

1. Fixed Charge Coverage Ratio.

Borrower’s and its Subsidiaries’ Fixed Charge Coverage Ratio2, measured on a month-end basis, for the month period ending             ,              is         :1.0, which [is/is not] greater than or equal to the amount set forth in Section 7 of the Credit Agreement for the corresponding period.

[2]

Fixed Charge Coverage Ratio means for any period, the ratio of (i) EBITDA for such period minus Capital Expenditures made (to the extent not already incurred in a period period) or incurred during such period, to (ii) Fixed Charges for such period. Refer to the Credit Agreement for each defined term used herein.

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 5

New Intellectual Property

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT L-1

FORM OF LIBOR NOTICE

Wells Fargo Capital Finance, LLC, as Agent

under the below referenced Credit Agreement

111 South Wacker Drive

Suite 3000

Chicago, Illinois 60606

Ladies and Gentlemen:

Reference hereby is made to that certain Credit Agreement, dated as of February 22, 2012 (the “Credit Agreement”), among Federal Signal Corporation, a Delaware corporation (“Borrower”), the lenders signatory thereto (the “Lenders”), and Wells Fargo Capital Finance, LLC, a Delaware limited liability company, as the arranger and administrative agent for the Lenders (“Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

This LIBOR Notice represents Borrower’s request to elect the LIBOR Option with respect to outstanding Advances in the amount of $             (the “LIBOR Rate Advance”)[, and is a written confirmation of the telephonic notice of such election given to Agent].

The LIBOR Rate Advance will have an Interest Period of [1, 2, or 3] month(s) commencing on             .

This LIBOR Notice further confirms Borrower’s acceptance, for purposes of determining the rate of interest based on the LIBOR Rate under the Credit Agreement, of the LIBOR Rate as determined pursuant to the Credit Agreement.

Borrower represents and warrants that (i) as of the date hereof, each representation or warranty contained in or pursuant to any Loan Document, and as of the effective date of any advance, continuation or conversion requested above, is true and correct in all material respects (except to the extent any representation or warranty expressly related to an earlier date), (ii) each of the covenants and agreements contained in any Loan Document have been performed (to the extent required to be performed on or before the date hereof or each such effective date), and (iii) no Default or Event of Default has occurred and is continuing on the date hereof, nor will any thereof occur after giving effect to the request above.

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Dated:

FEDERAL SIGNAL CORPORATION, a Delaware corporation, as Borrower

By:
Name:
Title:

Acknowledged by: WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as Agent By

By
Name:
Title:

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedules

to

ABL Credit Agreement

Schedule A-1

Agent’s Account

An account at a bank designated by Agent from time to time as the account into which Borrower shall make all payments to Agent for the benefit of the Lender Group and into which the Lender Group shall make all payments to Agent under this Agreement and the other Loan Documents; unless and until Agent notifies Borrower and the Lender Group to the contrary, Agent’s Account shall be that certain deposit account bearing account number 4124923707 and maintained by Agent with Wells Fargo Bank, N.A., San Francisco, CA, ABA #121-000-248.

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE A-2

AUTHORIZED PERSONS

Name	Title
William G. Barker	Senior Vice President and Chief Financial Officer

Jennifer L. Sherman	Senior Vice President, General Counsel and Secretary

Charles F. Avery, Jr.	Vice President, Corporate Controller and Chief Information Officer

John DeLeonardis	Vice President—Taxes and Assistant Secretary

Ronald E. Dolatowski	Vice President and Treasurer

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE C-1

COMMITMENTS

Lender	Revolver Commitment	Total Commitment
Wells Fargo Capital Finance, LLC	$50,000,000	$50,000,000
General Electric Capital Corporation	$50,000,000	$50,000,000
All Lenders	$100,000,000	$100,000,000

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE D-1

DESIGNATED ACCOUNT

“Designated Account” means Account Number 2558641 of Borrower maintained with Borrower’s Designated Account Bank, or such other deposit account of Borrower (located within the United States) that has been designated as such, in writing, by Borrower to Agent.

“Designated Account Bank” means Harris Bank N.A. whose office is located at 111 W. Monroe, 9th floor West, Chicago, IL 60603 and whose ABA number is 071000288.

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE E-1

ELIGIBLE INVENTORY LOCATIONS

ADDRESS

8584 Borden Ave., S.E., Leeds, AL 35094

2 Technology, Suite 100, Irvine, CA 92618

901 Lane Avenue, Ste. 100, Chula Vista, CA 91914

1108 Raymond Way, Anaheim, CA 92801

1501 Hayes Avenue, Long Beach, CA 90813

1300 West Bartlett Road, Elgin, IL 60120

1621 S. Illinois, Streator, IL 61364

2645 Federal Signal Drive, University Park, IL 60484

3111 S. Darla, Gonzales, LA 70737

2035 & 2045 Franklin Road Bloomfield Twp, MI 48302

101 Weldon Parkway, Maryland Heights, MO 63043

1144 Expressway Drive South, Toledo, OH 43608-1515

804 Innovation Drive, Knoxville, TN 37932

1321 Valwood Parkway, Ste. 620, Carrollton, TX 75006

5905 Thomas Road, Houston, TX 77041

10001 Porter Road, Ste. 200, LaPorte, TX 77571

116 Meat Plant Road, Lexington, SC 29073

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE P-1

PERMITTED INVESTMENTS

OWNERSHIP INTERESTS:

NAME OF SUBSIDIARY	NAME OF OWNER	PERCENTAGE OWNERSHIP
Athey Product, Inc.	Federal Signal Corporation	100%
Bronton Kiinteistöt Ky	Bronto Skylift Oy Ab Federal Signal of Europe B.V.	95% 5%
Bronto Skylift AG	Bronto Skylift Oy Ab	100%
Bronto Skylift Aktiebolag	Bronto Skylift Oy Ab	100%
Bronto Skylift Deutschland Gmbh	Bronto Skylift Oy Ab	100%
Bronto Skylift, Inc.	Federal Signal Corporation	100%
Bronto Skylift Oy Ab	Federal Signal Corporation	100%
Diamond Consulting Services Limited	Federal Signal of Europe BV Y CIA, S.C.	100%
Elgin Sweeper Company	Federal Signal Corporation	100%
E-One New York, Inc.*	Federal Signal Corporation	100%
Federal APD de Mexico, S.A. de C.V.	Federal APD Incorporated	99%
Federal APD DO Brasil LTDA.	Federal APD Incorporated	100%
Federal APD Incorporated	Federal Signal Corporation	100%
Federal Merger Corporation	Federal Signal Corporation	100%
Federal Sign and Signal, Inc.	Federal Signal Corporation	100%
Federal Sign, Inc.	Federal Sign and Signal, Inc.	100%
Federal Signal Asia Holdings Limited	Federal Signal Corporation	100%
Federal Signal Credit Corporation	Federal Signal Corporation	100%
Federal Signal DO Brasil ParticipaÇões LTDA	Federal Sign and Signal Sirit Corp.	98% 2%
Federal Signal Environmental Products China (HK) Limited	Federal Signal Corporation	100%
Federal Signal of Europe B.V.	Federal Signal Corporation	100%
Federal Signal of Europe B.V. Y CIA, S.C.	IEES B.V.	100%
Federal Signal Safety Products (Shanghai) Co. Ltd.	Federal Signal Asia Holdings Limited (Hong Kong)	100%
Federal Signal Technologies (Hong Kong) Limited	Sirit Corp.	100%
Federal Signal Technologies, LLC	Federal Signal Corporation	100%
Federal Signal UK Holdings Limited	Federal Signal Corporation	100%
Federal Signal VAMA, S.A.	Federal Signal of Europe B.V. Y CIA, S.C.	100%
FS Depot, Inc.	Federal Signal Corporation	100%
FS Holding, Inc.*	Federal Signal Corporation	100%
FS Lighting, Inc.*	Federal Signal Corporation	100%
FS Lighting, LLP*	FS Lighting, Inc.	99%

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

NAME OF SUBSIDIARY	NAME OF OWNER	PERCENTAGE OWNERSHIP
	Federal Merger Corporation	1%
FS PIPS UK Limited	Federal Signal of Europe BV Y CIA, S.C.	100%
Guzzler Manufacturing, Inc.	Elgin Sweeper Company	100%
IDRIS Technology Limited	Diamond Consulting Services Limited	100%
IEES B.V. (International Environment Equipment Services B.V.)	Federal Signal of Europe B.V.	100%
Jetstream of Houston, Inc.	Federal Signal Corporation	100%
Jetstream of Houston, LLP	Jetstream of Houston, Inc. Federal Merger Corporation	99% 1%
PIPS Technology Inc.	Federal Signal Corporation	100%
PIPS Technology Limited	Federal Signal of Europe B.V. Y CIA, S.C. FS PIPS UK Limited	49% 51%
Sirit Corp.	Federal Signal Technologies, LLC	100%
Sirit, Inc.	Federal Signal Corporation	100%
Vactor Manufacturing Inc.	Federal Signal Corporation	100%
VESystems, LLC	Federal Signal Technologies, LLC	100%
Victor Industrial Equipment (PTY) Limited	Victor Products Holding Ltd.	100%
Victor Products Holdings Ltd.	Federal Signal UK Holdings Limited	100%
Victor Products Ltd.	Victor Products Holding Ltd.	100%
Victor Products USA, Incorporated	Victor Products Holding Ltd.	100%

OTHER:

•

Investment consisting of financing provided by Federal Signal Corporation to Sweet Holdings, LLC, a Florida limited liability company, successor-in-interest to S.H. Trucking & Logistics, Inc. (“Buyer”) in the amount of $250,000.00 with respect to which $117,571.35 remains outstanding for the purchase by Buyer of 4130 Wausau, Ft. Myers Florida 33901 pursuant to that Land Contract dated September 30, 2002.

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

•

Financing Agreement dated January 1, 2010, among Elgin Sweeper Company, Owen Equipment Sales and Earl Rose, Ron Howard, Kitty Scott, Matt Wlodarczyk and Ed Hodges (the “Owen Floor plan”) , with an outstanding balance of $ 3,090,587.00 as of February 21, 2012.

•

Demand Promissory Note of Federal Signal of Europe B.V. y CIA SC dated March 11, 2011 payable to the order of Federal Signal Corporation in the principal amount of €3,000,000. (Note: this instrument states that it is issued not-to-the-order (no a la orden) and therefore no stamp tax is levied under Spanish law as the note cannot be endorsed.)

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE P-2

PERMITTED LIENS

LOAN PARTY	FILING NO. JURISDICTION	SECURED PARTY	COLLATERAL TYPE
Federal Signal Corporation	20082289401* (Delaware)	Banc of America Public Capital Corp	Leases identified as Purchased Leases (See Schedule 1), amounts due after 7/1/2008 under the Purchased Leases; equipment leased under the Purchased Leases; Lease Files with respect to Purchased Leases; all guaranties, insurance policies or other contracts securing or supporting payment of Purchased Leases; all proceeds

	20101135817 (Delaware)	Orbian Financial Services II, LLC	All accounts, general intangibles or other receivables which (i) are owing to Debtor by Siemens Industry, Inc. arising out of the sale and delivery of goods or services to Siemens Industry, Inc., and (ii) have been purchased by the Secured Party from the Debtor

	20102225807 (Delaware)	PNCEF, LLC	Equipment, other goods, software, general intangibles and other related property pursuant to lease

	20110642572 as amended by 20120610925 (Delaware)	Arrow Electronics Inc	Those products owned by the Secured Party and stored in the in-plant store facility pursuant to that in-plant store agreement dated October 10, 2003 by and between Debtor and Secured Party.

	013510288	Motorola, Inc. (Illinois)

From THE CLOSING DATE until April 22, 2012: Existing or after-acquired inventory of the products and all your accounts, chattel paper, instruments, contract rights, general intangibles, accounts receivable, and the proceeds of those now existing or later arising out of the sale or other disposition of the products, in each case not to exceed the extent to which a lien in any of the foregoing is granted pursuant to that certain Motorola Authorized Wireless Broadband Master Reseller Agreement Dated July 16, 2008.

From April 22, 2012 forward: Existing or after-acquired inventory of the Motorola products and all your accounts, chattel paper, instruments, contract rights, general intangibles, accounts receivable, and the proceeds of those now existing or later arising out of the sale or other disposition of the Motorola products

Elgin Sweeper Company	20074829361* (Delaware)	Bank of America Leasing & Capital, LLC	All Leases, Receivables, Collections, Related Equipment, Related Security with respect to such Leases, all Lease Files, all right, title and interest in,

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

LOAN PARTY	FILING NO. JURISDICTION	SECURED PARTY	COLLATERAL TYPE
to and under all Lock-Box, and Servicing Agreement and each other Transaction Document under which Debtor has any rights or benefits, any and all proceeds of any of all foregoing and all Lock-Box Account(s) and all funds from time to time held therein

	20082289377* (Delaware)	Banc of America Public Capital Corp	Leases identified as Purchased Leases, amounts due after 7/1/2008 under the Purchased Leases; equipment leased under the Purchased Leases; Lease Files with respect to Purchased Leases; all guaranties, insurance policies or other contracts securing or supporting payment of Purchased Leases; all proceeds

	20082692711* (Delaware)	Banc of America Public Capital Corp	Leases identified as Purchased Leases, amounts due after 8/1/2008 under the Purchased Leases; equipment leased under the Purchased Leases; Lease Files with respect to Purchased Leases; all guaranties, insurance policies or other contracts securing or supporting payment of Purchased Leases; all proceeds

	20100738934 (Delaware)	GFC Leasing	Specific equipment pursuant to lease

FS Depot, Inc.	080009565631* (Wisconsin)	Banc of America Public Capital Corp	Leases identified as Purchased Leases, amounts due after 7/1/2008 under the Purchased Leases; equipment leased under the Purchased Leases; Lease Files with respect to Purchased Leases; all guaranties, insurance policies or other contracts securing or supporting payment of Purchased Leases; all proceeds

Guzzler Manufacturing, Inc.	10-0272240** (Alabama)	Navistar Financial Corporation Assigned: Southland International Trucks, Inc.	All new international chassis now or hereafter acquired by Debtor; all bodies, attachments or accessories therefore; all repossessions thereof; all deferred credits, warranty credits and all other credits or allowances of whatever nature due or to become due from either Secured Party; all present and future chattel paper, contract rights, accounts or general intangibles generated in any manner from the sale, lease demonstration or other disposition thereof and the proceeds of the above.

Jetstream of Houston, LLP	07-0015806461 (Texas)	Fortune International Inc.	Specific Equipment.

	07-0025386576	Fortune International Inc.	Specific Equipment.

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

LOAN PARTY	FILING NO. JURISDICTION	SECURED PARTY	COLLATERAL TYPE
Vactor Manufacturing Inc.	7036817 (Illinois)	LaSalle Bank National Association Assignor: Headco Industries, Inc.	All of the inventory delivered by Consignor from time to time to Consignee, on consignment in the Consignee’s possession, and all proceeds thereof.

	12799101* (Illinois)	Bank of America Leasing & Capital, LLC	All Leases, Receivables, Collections, Related Equipment, Related Security with respect to such Leases, all Lease Files, all right, title and interest in, to and under all Lock-Box, and Servicing Agreement and each other Transaction Document under which Debtor has any rights or benefits, any and all proceeds of any of all foregoing and all Lock-Box Account(s) and all funds from time to time held therein

	13428085* (Illinois)	Banc of America Public Capital Corp	Leases identified as Purchased Leases, amounts due after 7/1/2008 under the Purchased Leases; equipment leased under the Purchased Leases; Lease Files with respect to Purchased Leases; all guaranties, insurance policies or other contracts securing or supporting payment of Purchased Leases; all proceeds

	13523835* (Illinois)	Banc of America Public Capital Corp	Leases identified as Purchased Leases, amounts due after 8/1/2008 under the Purchased Leases; equipment leased under the Purchased Leases; Lease Files with respect to Purchased Leases; all guaranties, insurance policies or other contracts securing or supporting payment of Purchased Leases; all proceeds

	14256253 (Illinois)	Motion Industries, Inc.	Maintenance, repair, operational assets, materials, parts, equipment and other tangible personal property, held for resale, use or consumption in Debtor’s business under consignment agreement

	15281405 (Illinois)	Navistar Financial Corporation Assignor: Southland International Trucks, Inc.	All new international chassis, bodies, attachments, deferred credits, warranty credits and other credits, all chattel paper, contract rights, accounts, general intangibles generated in any manner from the sale, lease, demonstration or other disposition thereof and other related property.

	016172855 (Illinois)	BP Lubricants USA Inc.	Specific Equipment.

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

LOAN PARTY	FILING NO. JURISDICTION	SECURED PARTY	COLLATERAL TYPE
VESystems LLC	090034487873 (Texas)	CIT Technology Financing Services, Inc.	Specific equipment, plus all other types of equipment and products, computers, security systems and other types of equipment leased to and/or financed for Debtor/Lessee by Secured Party/Lessor.

	087182969959	CIT Technology Financing Services I LLC	Specific Equipment.

*	Informational filing with respect to leases sold to Banc of America Public Capital Corp or to Bank of America Leasing & Capital, LLC by Federal Signal Corporation and certain Subsidiaries in 2007 and 2008; no assets actually owned by any Loan Party serve as collateral.
**	Subject to an Intercreditor Agreement of even date herewith among Agent, Term Loan Agent, Navistar Financial Corporation and Southland International Trucks, Inc.

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE R-1

REAL PROPERTY COLLATERAL

1621 S. Illinois, Streator, IL 61364

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 1.1

As used in the Agreement, the following terms shall have the following definitions:

“Account” means an account (as that term is defined in the Code).

“Account Debtor” means any Person who is obligated on an Account, chattel paper, or a general intangible.

“Accounting Changes” means changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions).

“Acquired Indebtedness” means Indebtedness of a Person whose assets or Stock is acquired by Borrower or any of its Subsidiaries in a Permitted Acquisition; provided, however, that such Indebtedness (a) is either Purchase Money Indebtedness or a Capital Lease with respect to Equipment or mortgage financing with respect to Real Property, (b) was in existence prior to the date of such Permitted Acquisition, and (c) was not incurred in connection with, or in contemplation of, such Permitted Acquisition.

“Acquisition” means (a) the purchase or other acquisition by a Person or its Subsidiaries of all or substantially all of the assets of (or any division or business line of) any other Person, or (b) the purchase or other acquisition (whether by means of a merger, consolidation, or otherwise) by a Person or its Subsidiaries of all or substantially all of the Stock of any other Person.

“Additional Availability Amount” means, as of any date of determination, the result of the lower of

Manually numbered

(a)	Maximum Additional Availability Amount, and

(b)	15% of the amount of credit availability created by clauses (a) and (b) of the definition of Borrowing Base.

“Additional Documents” has the meaning specified therefor in Section 5.12 of the Agreement.

“Advances” has the meaning specified therefor in Section 2.1(a) of the Agreement.

“Affected Lender” has the meaning specified therefor in Section 2.13(b) of the Agreement.

“Affiliate” means, as applied to any Person, any other Person who controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 1.1 – Page 1

Stock, by contract, or otherwise; provided, however, that, for purposes of the definition of Eligible Accounts and Section 6.12 of the Agreement: (a) any Person which owns directly or indirectly 10% or more of the Stock having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership in which a Person is a general partner shall be deemed an Affiliate of such Person.

“Agent” has the meaning specified therefor in the preamble to the Agreement.

“Agent-Related Persons” means Agent and each Co-Collateral Agent, together with their Affiliates, officers, directors, employees, attorneys, and agents.

“Agents” means the Agent and the Co-Collateral Agents.

“Agent’s Account” means the Deposit Account of Agent identified on Schedule A-1.

“Agent’s Liens” means the Liens granted by Borrower or its Subsidiaries to Agent under the Loan Documents.

“Agreement” means the Credit Agreement to which this Schedule 1.1 is attached.

“Application Event” means the occurrence of (a) a failure by Borrower to repay all of the Obligations in full on the Maturity Date, or (b) an Event of Default and the election by Agent, the Co-Collateral Agents or the Required Lenders to require that payments and proceeds of Collateral be applied pursuant to Section 2.4(b)(ii) of the Agreement.

“Assignee” has the meaning specified therefor in Section 13.1(a) of the Agreement.

“Assignment and Acceptance” means an Assignment and Acceptance Agreement substantially in the form of Exhibit A-1.

“Authorized Person” means any one of the individuals identified on Schedule A-2, as such schedule is updated from time to time by written notice from Borrower to Agent.

“Availability” means, as of any date of determination, the amount that Borrower is entitled to borrow as Advances under Section 2.1 of the Agreement (after giving effect to all then outstanding Obligations (other than Bank Product Obligations)).

“Average Excess Availability” means, as of any date of determination, average daily Excess Availability for the thirty (30) consecutive day period ending on such date of determination.

“Bank Product” means any one or more of the following financial products or accommodations extended to Borrower or the other Loan Parties by a Bank Product Provider: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) stored value cards, (e) purchase cards (including so-called “procurement cards” or “P-cards”), (f) Cash Management Services, or (g) transactions under Hedge Agreements.

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 1.1 – Page 2

“Bank Product Agreements” means those agreements entered into from time to time by Borrower or the other Loan Parties with a Bank Product Provider in connection with the obtaining of any of the Bank Products.

“Bank Product Collateralization” means providing cash collateral (pursuant to documentation reasonably satisfactory to Agent) to be held by Agent for the benefit of the Bank Product Providers (other than the Hedge Providers) in an amount determined by Agent as sufficient to satisfy the reasonably estimated credit exposure with respect to the then existing Bank Product Obligations (other than Hedge Obligations).

“Bank Product Obligations” means (a) all obligations, liabilities, reimbursement obligations, fees, or expenses owing by Borrower or the other Loan Parties to any Bank Product Provider pursuant to or evidenced by a Bank Product Agreement and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, (b) all Hedge Obligations, and (c) all amounts that Agent or any Lender is obligated to pay to a Bank Product Provider as a result of Agent or such Lender purchasing participations from, or executing guarantees or indemnities or reimbursement obligations to, a Bank Product Provider with respect to the Bank Products provided by such Bank Product Provider to Borrower or the other Loan Parties; provided, however, in order for any item described in clauses (a) (b), or (c) above, as applicable, to constitute “Bank Product Obligations”, (i) if the applicable Bank Product Provider is Wells Fargo or its Affiliates, then, if requested by Agent, Agent shall have received a Bank Product Provider Letter Agreement within 10 days after the date of such request, or (ii) if the applicable Bank Product Provider is any other Person, the applicable Bank Product must have been provided on or after the Closing Date and Agent shall have received a Bank Product Provider Letter Agreement within 10 days after the date of the provision of the applicable Bank Product to Borrower or the other Loan Parties.

“Bank Product Provider” means any Lender or any of its Affiliates; provided, however, that no such Person (other than Wells Fargo or its Affiliates) shall constitute a Bank Product Provider with respect to a Bank Product unless and until Agent shall have received a Bank Product Provider Letter Agreement from such Person and with respect to the applicable Bank Product within 10 days after the provision of such Bank Product to Borrower or the other Loan Parties; provided further, however, that if, at any time, a Lender ceases to be a Lender under the Agreement, then, from and after the date on which it ceases to be a Lender thereunder, neither it nor any of its Affiliates shall constitute Bank Product Providers and the obligations with respect to Bank Products provided by such former Lender or any of its Affiliates shall no longer constitute Bank Product Obligations.

“Bank Product Provider Letter Agreement” means a letter agreement in substantially the form attached hereto as Exhibit B-2, in form and substance satisfactory to Agent, duly executed by the applicable Bank Product Provider, Borrower, and Agent.

“Bank Product Reserve Amount” means, as of any date of determination, the Dollar amount of reserves that Co-Collateral Agents have determined are necessary or appropriate to establish (based upon the Bank Product Providers’ reasonable determination of their credit exposure to Borrower and the other Loan Parties in respect of Bank Product Obligations) in respect of Bank Products then provided or outstanding.

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 1.1 – Page 3

“Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.

“Base Rate” means the greatest of (a) the Federal Funds Rate plus  1/2 of one percentage point, (b) the LIBOR Rate (which rate shall be calculated based upon an Interest Period of 3 months and shall be determined on a daily basis), plus 1 percentage point, and (c) the rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its “prime rate”, with the understanding that the “prime rate” is one of Wells Fargo’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate.

“Base Rate Loan” means each portion of the Advances that bears interest at a rate determined by reference to the Base Rate.

“Base Rate Margin” means, as of any date of determination (with respect to any portion of the outstanding Advances on such date that is a Base Rate Loan), the applicable margin set forth in the following table that corresponds to the most recent Average Excess Availability calculation delivered to Agent pursuant to Section 5.2 of the Agreement (the “Average Excess Availability Calculation”); provided, however, that for the period from the Closing Date through the date Agent receives the Average Excess Availability Calculation in respect of the testing period ending June 30, 2012, the Base Rate Margin shall be at the margin in the row styled “Level III”:

Level	Average Excess Availability Calculation	Base Rate Margin for Base Rate Loans predicated on Conforming Availability	Base Rate Margin for Base Rate Loans predicated on Additional Availability
I	If the Average Excess Availability is greater than $50,000,000	1.00 percentage points	2.00 percentage points
II	If the Average Excess Availability is greater than $35,000,000 and less than or equal to $50,000,000	1.25 percentage points	2.25 percentage points
III	If the Average Excess Availability is greater than $20,000,000 and less than or equal to $35,000,000	1.50 percentage points	2.50 percentage points
IV	If the Average Excess Availability is less than or equal to $20,000,000	1.75 percentage points	2.75 percentage points

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 1.1 – Page 4

Except as set forth in the foregoing proviso, the Base Rate Margin shall be based upon the most recent Average Excess Availability Calculation, which will be calculated as of the end of each fiscal quarter. Except as set forth in the foregoing proviso, the Base Rate Margin shall be re-determined quarterly on the first day of the month following the date of delivery to Agent of the certified calculation of the Average Excess Availability pursuant to Section 5.2 of the Agreement; provided, however, that if Borrower fails to provide such certification when such certification is due, the Base Rate Margin shall be set at the margin in the row styled “Level IV” as of the first day of the month following the date on which the certification was required to be delivered until the date on which such certification is delivered (on which date (but not retroactively), without constituting a waiver of any Default or Event of Default occasioned by the failure to timely deliver such certification, the Base Rate Margin shall be set at the margin based upon the calculations disclosed by such certification. In the event that the information regarding the Average Excess Availability contained in any certificate delivered pursuant to Section 5.1 of the Agreement is shown to be inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher or lower Base Rate Margin for any period (a “Base Rate Period”) than the Base Rate Margin actually applied for such Base Rate Period, then (i) Borrower shall immediately deliver to Agent a correct certificate for such Base Rate Period, (ii) the Base Rate Margin shall be determined as if the correct Base Rate Margin (as set forth in the table above) were applicable for such Base Rate Period (but if lower, not retroactively), and (iii) if the correct Base Rate Margin is higher, Borrower shall immediately deliver to Agent full payment in respect of the accrued additional interest as a result of such increased Base Rate Margin for such Base Rate Period, which payment shall be promptly applied by Agent to the affected Obligations.

“Benefit Plan” means a “defined benefit plan” (as defined in Section 3(35) of ERISA) for which Borrower or any of its Subsidiaries or ERISA Affiliates has been an “employer” (as defined in Section 3(5) of ERISA) within the past six years.

“Board of Directors” means, (a) with respect to any corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board, (b) with respect to a partnership, the board of directors of the general partner of the partnership (or the partners of such partnership, if authorized to manage the affairs of the partnership pursuant to its Organizational Documents), (c) with respect to a limited liability company, the managing member or members or any controlling committee or board of directors of such company or the sole member or the managing member thereof, and (d) with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrower” has the meaning specified therefor in the preamble to the Agreement.

“Borrowing” means a borrowing consisting of Advances made on the same day by the Lenders (or Agent on behalf thereof), or by Swing Lender in the case of a Swing Loan, or by Agent in the case of a Protective Advance.

“Borrowing Base” means, as of any date of determination, the result of:

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 1.1 – Page 5

Manually numbered

(a) 85% of the amount of Eligible Accounts, less the amount, if any, of the Dilution Reserve, plus

(b) the lower of

(i) 65% of the value (calculated at the lower of cost or market on a basis consistent with Borrower’s historical accounting practices) of Eligible Inventory, and

(ii) 85% times the most recently determined Net Liquidation Percentage times the value (calculated at the lower of cost or market on a basis consistent with Borrower’s historical accounting practices) of Loan Parties’ Eligible Inventory, plus

(c) the Additional Availability Amount, minus

(d) the aggregate amount of reserves, if any, established by Co-Collateral Agents under Section 2.1(c) of the Agreement.

“Borrowing Base Certificate” means a certificate in the form of Exhibit B-1.

“Borrowing Base Excess ” has the meaning set forth in Section 2.4(e).

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the state of Illinois, except that, if a determination of a Business Day shall relate to a LIBOR Rate Loan, the term “Business Day” also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.

“Capital Expenditures” means, with respect to any Person for any period, the aggregate of all expenditures by such Person and its Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP, whether such expenditures are paid in cash or financed.

“Capitalized Lease Obligation” means that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP.

“Capital Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued or fully guaranteed by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Rating Group (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), (c) commercial paper maturing no

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 1.1 – Page 6

more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) certificates of deposit, time deposits, overnight bank deposits or bankers’ acceptances maturing within 1 year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof or the District of Columbia or any United States branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000, (e) Deposit Accounts maintained with (i) any bank that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the laws of the United States or any state thereof so long as the full amount maintained with any such other bank is insured by the Federal Deposit Insurance Corporation, (f) repurchase obligations of any commercial bank satisfying the requirements of clause (d) of this definition or recognized securities dealer having combined capital and surplus of not less than $250,000,000, having a term of not more than seven days, with respect to securities satisfying the criteria in clauses (a) or (d) above, (g) debt securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the criteria described in clause (d) above, and (h) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (g) above.

“Cash Management Services” means any cash management or related services including treasury, depository, return items, overdraft, controlled disbursement, merchant store value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other cash management arrangements.

“CFC” means a controlled foreign corporation (as that term is defined in the IRC) (other than a Subsidiary that guaranties the Term Loan Debt).

“Change of Control” means, at any time, any of the following occurrences:

(a) any Person or “group” (within the meaning of Rules 13d 3 and 13d 5 under the Exchange Act) (i) shall have acquired beneficial ownership of 30% or more on a fully diluted basis of the voting and/or economic interest in the Stock of Borrower or (ii) shall have obtained the power (whether or not exercised) to elect a majority of the members of the Board of Directors (or similar governing body) of Borrower;

(b) Borrower shall cease to beneficially own and control, directly or indirectly, 100% on a fully diluted basis of the economic and voting interest in the Stock of each Guarantor (other than in connection with any transaction permitted by Section 6.3);

(c) during any period of not more than twenty-four (24) consecutive months, individuals who at the beginning of such period constitute the Board of Directors of the Borrower, and any new director whose election by the Board or nomination for election by the Borrower’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 1.1 – Page 7

(d) the equityholders of the Borrower approve a plan of complete liquidation or dissolution of the Borrower or an agreement for the sale or disposition by the Borrower of all or substantially all of the Borrower’s assets; or

(e) any “change of control” or similar event shall occur under (i) the Term Loan Documents, or (ii) any agreement or indenture relating to any issue of Indebtedness aggregating in excess of $10,000,000, the effect of which, in the case of this clause (ii) only, is to cause the acceleration of any issue of such Indebtedness or to enable any holder of such Indebtedness to cause the Borrower or any Subsidiary to repurchase, redeem or retire any such Indebtedness held by it.

“Closing Date” means the date of the making of the initial Advance (or other extension of credit) under the Agreement or the date on which Agent sends Borrower a written notice that each of the conditions precedent set forth on Schedule 3.1 either have been satisfied or have been waived.

“Co-Collateral Agents” means, collectively, the Agent and GECC, each in its capacity as a co-collateral agent and any successor co-collateral agents.

“Code” means the Illinois Uniform Commercial Code, as in effect from time to time.

“Collateral” means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by Borrower or its Subsidiaries in or upon which a Lien is granted by such Person in favor of Agent, Co-Collateral Agents or the Lenders under any of the Loan Documents.

“Collateral Access Agreement” means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in Borrower’s or its Subsidiaries’ books and records, Equipment, or Inventory, in each case, in form and substance reasonably satisfactory to Co-Collateral Agents.

“Collections” means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, cash proceeds of asset sales, rental proceeds, and tax refunds).

“Commitment” means, with respect to each Lender, its Revolver Commitment, or its Total Commitment, as the context requires, and, with respect to all Lenders, their Revolver Commitments, or their Total Commitments, as the context requires, in each case as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule C-1 or in the Assignment and Acceptance pursuant to which such Lender became a Lender under the Agreement, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1 of the Agreement.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C-1 delivered by the chief financial officer of Borrower to Agent.

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 1.1 – Page 8

“Confidential Information” has the meaning specified therefor in Section 17.9(a) of the Agreement.

“Conforming Availability” means credit availability created by clauses (a) and (b) of the definition of Borrowing Base.

“Consolidated Current Assets” means, as at any date of determination, the total assets of Borrower and its Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding Cash and Cash Equivalents.

“Consolidated Current Liabilities” means, as at any date of determination, the total liabilities of Borrower and its Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding the current portion of long term debt.

“Consolidated Interest Expense” means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Borrower and its Subsidiaries on a consolidated basis with respect to all outstanding Consolidated Total Debt, including all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Interest Rate Agreements (as defined in the Term Loan Credit Agreement).

“Consolidated Total Debt” means, as at any date of determination, (a) the aggregate stated balance sheet amount of all Indebtedness of Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP, plus (b) with respect to the Borrower and its Subsidiaries, the Term Loan Debt, the Advances, Capital Leases, and Indebtedness of foreign Subsidiaries, plus (c) with respect to the Borrower and its Subsidiaries, the principal amount of Indebtedness arising from floorplan financings in excess of $50,000,000, plus (d) with respect to the Borrower and its Subsidiaries, the outstanding undrawn amount of letters of credit in excess of $37,000,000.

“Consolidated Working Capital” means, as at any date of determination, the excess or deficiency of Consolidated Current Assets over Consolidated Current Liabilities.

“Consolidated Working Capital Adjustment” means, for any period of determination on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period.

“Control Agreement” means a control agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by Borrower or one of the other Loan Parties, Agent, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account).

“Controlled Account Agreement” has the meaning specified therefor in the Security Agreement.

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 1.1 – Page 9

“Copyright Security Agreement” has the meaning specified therefor in the Security Agreement.

“Covenant Testing Period” means any period commencing on the date that Excess Availability is less than 17.5% of the Maximum Revolving Amount and ending on the date that (x) no Default or Event of Default shall have occurred and be continuing and (y) Excess Availability shall have been greater than 17.5% of the Maximum Revolving Amount for 90 consecutive days.

“Daily Balance” means, as of any date of determination and with respect to any Obligation, the amount of such Obligation owed at the end of such day.

“Default” means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed to fund any amounts required to be funded by it under the Agreement within 1 Business Day of the date that it is required to do so under the Agreement (including the failure to make available to Agent amounts required pursuant to a Settlement or to make a required payment in connection with a Letter of Credit Disbursement), (b) notified the Borrower, Agent, or any Lender in writing that it does not intend to comply with all or any portion of its funding obligations under the Agreement, (c) has made a public statement to the effect that it does not intend to comply with its funding obligations under the Agreement or under other agreements generally (as reasonably determined by Agent) under which it has committed to extend credit, (d) failed, within 1 Business Day after written request by Agent, to confirm that it will comply with the terms of the Agreement relating to its obligations to fund any amounts required to be funded by it under the Agreement, (e) otherwise failed to pay over to Agent, any Co-Collateral Agent or any other Lender any other amount required to be paid by it under the Agreement within 1 Business Day of the date that it is required to do so under the Agreement, unless the subject of a good faith dispute, or (f) (i) becomes or is insolvent or has a parent company that has become or is insolvent or (ii) becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, or custodian or appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

“Defaulting Lender Rate” means (a) for the first 3 days from and after the date the relevant payment is due, the Base Rate, and (b) thereafter, the interest rate then applicable to Advances that are Base Rate Loans (inclusive of the Base Rate Margin applicable thereto).

“Deposit Account” means any deposit account (as that term is defined in the Code).

“Designated Account” means the Deposit Account of Borrower identified on Schedule D-1.

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 1.1 – Page 10

“Designated Account Bank” has the meaning specified therefor in Schedule D-1.

“Dilution” means, as of any date of determination, a percentage, based upon the experience of the immediately prior 90 consecutive days, that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to Borrower’s Accounts during such period, by (b) Borrower’s billings with respect to Accounts during such period.

“Dilution Reserve” means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts by 1 percentage point for each percentage point by which Dilution is in excess of 5%.

“Dollars” or “$” means United States dollars.

“Domestic Subsidiary” means a Subsidiary organized, incorporated or otherwise formed under the laws of the United States or any state thereof.

“Dutch Parallel Debt” means, in relation to an Underlying Debt (and subject to Section 17.15), an obligation to pay to the Agent an amount equal to (and in the same currency as) the amount of that Underlying Debt.

“Earn-Outs” shall mean unsecured liabilities of a Loan Party arising under an agreement to make any deferred payment as a part of the Purchase Price for a Permitted Acquisition, including performance bonuses or consulting payments in any related services, employment or similar agreement, in an amount that is subject to or contingent upon the revenues, income, cash flow or profits (or the like) of the underlying target.

“EBITDA” means, with respect to any fiscal period, Borrower’s consolidated net earnings (or loss), minus extraordinary gains, interest income, plus non-cash extraordinary losses, non-cash impairment charges related FS Tech Group, non-cash charges relating to the restructuring, closure, sale or consolidation of existing assets, operations or facilities in an aggregate amount not to exceed $150,000,000 during the term of this Agreement, cash charges relating to the restructuring, closure, sale or consolidation of existing assets, operations or facilities in an aggregate amount not to exceed $3,000,000 in any year or $10,000,000 during the term of this Agreement, any loss on the sale of the FS Tech Group, amounts expensed by Borrower with respect to [***] settlement in an aggregate amount not to exceed [***] during the term of this Agreement, interest expense, income taxes, and depreciation and amortization for such period, in each case, determined on a consolidated basis in accordance with GAAP. For the purposes of calculating EBITDA for any period of 4 consecutive fiscal quarters (each, a “Reference Period”), (a) if at any time during such Reference Period (and after the Closing Date), Borrower or any of its Subsidiaries shall have made a Permitted Acquisition, EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto (including pro forma adjustments arising out of events which are directly attributable to such Permitted Acquisition, are factually supportable, and are expected to have a continuing impact, in each case to be mutually and reasonably agreed upon by Borrower and Agent) or in such other manner acceptable to Agent as if any such Permitted Acquisition or adjustment occurred on the first day of such Reference Period, and (b) EBITDA for the fiscal quarter ended June 30, 2011, shall be deemed to be $15,629,000, (c) EBITDA for the fiscal quarter ended September 30, 2011, shall be deemed to be $12,574,000, and (d) EBITDA for the fiscal quarter ended December 31, 2011, shall be deemed to be $16,992,000.

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 1.1 – Page 11

“Eligible Accounts” means those Accounts created by any Loan Party (other than Victor Products USA, Incorporated) in the ordinary course of its business, that arise out of such Loan Party’s sale of Inventory or rendition of services, that comply with each of the representations and warranties respecting Eligible Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by Co-Collateral Agents in Co-Collateral Agents’ Permitted Discretion to address the results of any audit performed by Agent and/or Co-Collateral Agents from time to time after the Closing Date. In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits and unapplied cash. Eligible Accounts shall not include the following:

Manually numbered

(a) Accounts that the Account Debtor has failed to pay within 90 days of original invoice date or has failed to pay within 60 days of original due date or Accounts with selling terms of more than 90 days,

(b) Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above,

(c) Accounts with respect to which the Account Debtor is an Affiliate of a Loan Party or an employee or agent of any Loan Party or any Affiliate of a Loan Party,

(d) Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional,

(e) Accounts that are not payable in Dollars,

(f) Accounts with respect to which the Account Debtor either (i) does not maintain its chief executive office in the United States or Canada (other than the Province of Quebec), or (ii) is not organized under the laws of the United States or any state thereof or Canada or any province thereof (other than Quebec), or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (x) the Account is supported by an irrevocable letter of credit reasonably satisfactory to Agent (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Agent and is directly drawable by Agent, or (y) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, reasonably satisfactory to Agent,

(g) Accounts with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which the applicable Loan Party has complied, to the reasonable satisfaction of Co-Collateral Agents, with the Assignment of Claims Act, 31 USC §3727), or (ii) any state of the United States,

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 1.1 – Page 12

(h) Accounts with respect to which the Account Debtor is a creditor of a Loan Party, has or has asserted a right of setoff, or has disputed its obligation to pay all or any portion of the Account, to the extent of such claim, right of setoff, or dispute,

(i) Accounts with respect to an Account Debtor whose total obligations owing to the Loan Parties exceed 10% (such percentage, as applied to a particular Account Debtor, being subject to reduction by Co-Collateral Agents in their Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, however, that, in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined by Co-Collateral Agents based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit,

(j) Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which a Loan Party has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,

(k) Accounts, the collection of which, Co-Collateral Agents, in their Permitted Discretion, believe to be doubtful by reason of the Account Debtor’s financial condition,

(l) Accounts that are not subject to a valid and perfected first priority Agent’s Lien, or are subject to a Lien other than the Liens of Agent and those permitted in clauses (a), (b), (c) and (s) of the definition of the term Permitted Liens (but as to Liens referred to in clause (c) only to the extent that Co-Collateral Agents have established a reserve in respect thereof),

(m) Accounts with respect to which (i) the Inventory giving rise to such Account have not been delivered and billed to the Account Debtor; provided, Accounts in an aggregate amount not to exceed $2,500,000 that have been shipped and billed but not delivered to the Account Debtor shall not be excluded from Eligible Accounts by operation of this clause (i), or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor,

(n) Accounts with respect to which the Account Debtor is a Sanctioned Person or Sanctioned Entity,

(o) Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by a Loan Party of the subject contract for Inventory or services,

(p) Accounts arising from or in connection with contracts or projects that are subject to a performance or surety bond; or

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 1.1 – Page 13

(q) Accounts acquired in connection with a Permitted Acquisition, until the completion of an appraisal and field examination of Co-Collateral Agents with respect to such Accounts, in each case, reasonably satisfactory to Co-Collateral Agents (which appraisal and field examination may be conducted prior to the closing of such Permitted Acquisition).

“Eligible Inventory” means Inventory consisting of first quality finished goods held for sale in the ordinary course of any Loan Party’s (other than Victor Products USA, Incorporated) business, work-in-process, and raw materials for such finished goods, that complies with each of the representations and warranties respecting Eligible Inventory made in the Loan Documents, and that is not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by Co-Collateral Agents in Co-Collateral Agents’ Permitted Discretion to address the results of any audit or appraisal performed by Agent and/or Co-Collateral Agents from time to time after the Closing Date. In determining the amount to be so included, Inventory shall be valued at the lower of cost or market on a basis consistent with the Loan Parties’ historical accounting practices. An item of Inventory shall not be included in Eligible Inventory if:

Manually numbered

(a) a Loan Party does not have good, valid, and marketable title thereto,

(b) a Loan Party does not have actual and exclusive possession thereof (either directly or through a bailee or agent of such Loan Party),

(c) it is not located at one of the locations in the continental United States set forth on Schedule E-1 (or in-transit from one such location to another such location),

(d) it is in-transit to or from a location of a Loan Party (other than in-transit from one location set forth on Schedule E-1 to another location set forth on Schedule E-1),

(e) it is located on real property leased by a Loan Party or in a contract warehouse, in each case, unless a Landlord Reserve is in place for such location or it is subject to a Collateral Access Agreement executed by the lessor or warehouseman, as the case may be, and unless it is segregated or otherwise separately identifiable from goods of others, if any, stored on the premises,

(f) it is the subject of a bill of lading or other document of title,

(g) it is not subject to a valid and perfected first priority Agent’s Lien, or is subject to a Lien other than the Liens of Agent and those permitted in clauses (a), (b), (c), (g), (p) and (s) of the definition of the term Permitted Liens (but as to Liens referred to in clause (c), (g) and (p) only to the extent that Co-Collateral Agents have established a reserve in respect thereof),

(h) it consists of goods returned or rejected by a Loan Party’s customers,

(i) it consists of goods that are obsolete or slow moving, restrictive or custom items, or goods that constitute spare parts, packaging and shipping materials, supplies used or consumed in a Loan Party’s business, bill and hold goods, defective goods, “seconds,” or Inventory acquired on consignment,

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 1.1 – Page 14

(j) it is subject to third party trademark, licensing or other proprietary rights, unless Co-Collateral Agents are satisfied that such Inventory can be freely sold by Agent on and after the occurrence of an Event of a Default despite such third party rights, or

(k) it was acquired in connection with a Permitted Acquisition, until the completion of an appraisal and field examination of such Inventory, in each case, reasonably satisfactory to Co-Collateral Agents (which appraisal and field examination may be conducted prior to the closing of such Permitted Acquisition).

“Elgin Sale and Leaseback Documents” means (a) that certain Lease, dated July 2, 2008 by and between Elgin Sweeper Company and CenterPoint Properties Trust for the lease of 1300 W. Bartlett Road, Elgin, IL, and (b) that certain Purchase and Sale Agreement, in each case, as in effect on the date hereof.

“Environmental Action” means any written complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other written communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials (a) from any assets, properties, or businesses of any Borrower, any Subsidiary of a Borrower, or any of their predecessors in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by any Borrower, any Subsidiary of a Borrower, or any of their predecessors in interest.

“Environmental Law” means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, in each case, to the extent binding on Borrower or its Subsidiaries, relating to the environment, the effect of the environment on employee health, or Hazardous Materials, in each case as amended from time to time.

“Environmental Liabilities” means all liabilities, monetary obligations, losses, damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, or Remedial Action required, by any Governmental Authority or any third party, and which relate to any Environmental Action.

“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities.

“Equipment” means equipment (as that term is defined in the Code).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

“ERISA Affiliate” means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower or its Subsidiaries

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 1.1 – Page 15

under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower or its Subsidiaries under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Borrower or any of its Subsidiaries is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with Borrower or any of its Subsidiaries and whose employees are aggregated with the employees of Borrower or its Subsidiaries under IRC Section 414(o).

“Event of Default” has the meaning specified therefor in Section 8 of the Agreement.

“Excess Availability” means, as of any date of determination, the amount equal to Availability minus the aggregate amount, if any, of all trade payables of the Loan Parties aged in excess of historical levels with respect thereto and all book overdrafts of the Loan Parties in excess of historical practices with respect thereto, in each case as determined by Co-Collateral Agents in their Permitted Discretion.

“Excess Cash Flow Amount” means, for any period, an amount (if positive) determined for Borrower and its Subsidiaries on a consolidated basis equal to: (a) the sum, without duplication, of the amounts for such period of (i) Consolidated EBITDA (as defined in the Term Loan Credit Agreement), plus (ii) interest income, plus (iii) other non-ordinary course income (excluding any gains or losses attributable to asset sales) to the extent received in cash and net of any costs and expenses incurred in connection with the obtaining of such non-ordinary course income, plus (iv) the Consolidated Working Capital Adjustment, minus (b) the sum, without duplication, of the amounts for such period of (i) voluntary and scheduled (but not mandatory) repayments of Consolidated Total Debt (excluding repayments of Advances except to the extent the Commitments are permanently reduced in connection with such repayments), plus (ii) Capital Expenditures (net of any proceeds of Net Cash Proceeds to the extent reinvested in accordance with Section 2.4(e)(ii), and (B) any proceeds of related financings with respect to such expenditures), plus (iii) Consolidated Cash Interest Expense, plus (iv) provisions for current taxes based on income of Company and its Subsidiaries and paid in cash during such period, plus (v) any cash payment associated with discontinued operations, plus (vi) payments of required pension contributions made during Fiscal Year 2012 to the extent not deducted from consolidated net earnings.

“Exchange Act” means the Securities Exchange Act of 1934, as in effect from time to time.

“Existing Credit Facility” means the credit facility evidenced by that certain Second Amended and Restated Credit Agreement dated as of April 25, 2007 among Borrower, the “Banks” party thereto, Bank of Montreal, as agent, and certain subsidiaries of Borrower as guarantors, as heretofore amended.

“Fee Letter” means that certain certain amended and restated fee letter, dated as October 31, 2011, between Borrower and Agents, in form and substance reasonably satisfactory to Agents.

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 1.1 – Page 16

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by it.

“Fixed Charges” means, with respect to any fiscal period and with respect to Borrower determined on a consolidated basis in accordance with GAAP, the sum, without duplication, of (a) Interest Expense accrued (other than interest paid-in-kind, amortization of financing fees, and other non-cash Interest Expense) during such period, (b) principal payments in respect of Indebtedness that are required to be paid during such period, and (c) all federal, state, and local income taxes accrued during such period, and (d) all Restricted Junior Payments paid (whether in cash or other property, other than common Stock) during such period.

“Fixed Charge Coverage Ratio” means, with respect to Borrower and its Subsidiaries for any period, the ratio of (i) EBITDA for such period minus Capital Expenditures made (to the extent not already incurred in a prior period) or incurred during such period, to (ii) Fixed Charges for such period.

“Foreign Lender” means any Lender or Participant that is not a United States person within the meaning of IRC section 7701(a)(30).

“FS Tech Group” means (a) Diamond Consulting Services Limited, (b) Federal APD de Mexico, S.A., (c) Federal APD do Brasil Ltda, (d) Federal APD Incorporated, (e) Federal Signal do Brasil Participacoes Ltda, (f) Federal Signal Technologies, LLC, (g) IDRIS Technology Limited, (h) PIPS Technology, Inc., (i) PIPS Technology Limited, (j) Sirit Corp., (k) RSI ID Technologies (Hong Kong) Limited, (l) Sirit Inc., (m) VESystems, LLC.

“FS Tech Sale” means the sale, conveyance, transfer or other disposition of the Capital Stock or assets of the businesses constituting the FS Tech Group (or any portion of such Capital Stock, assets, or the FS Tech Group) in one transaction or a series of transactions.

“Funding Date” means the date on which a Borrowing occurs.

“Funding Losses” has the meaning specified therefor in Section 2.12(b)(ii) of the Agreement.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied; provided, however, that all calculations relative to liabilities shall be made without giving effect to Statement of Financial Accounting Standards No. 159.

“Governing Documents” means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 1.1 – Page 17

“Governmental Authority” means any federal, state, local, or other governmental or administrative body, instrumentality, board, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

“Guarantors” means (a) each Subsidiary of Borrower (other than any Immaterial Subsidiary or any other Subsidiary that is not required to become a Guarantor pursuant to Section 5.11), and (b) each other Person that becomes a guarantor after the Closing Date pursuant to Section 5.11 of the Agreement, and “Guarantor” means any one of them.

“Guaranty” means that certain general continuing guaranty, dated as of even date with the Agreement, executed and delivered by each extant Guarantor in favor of Agent, for the benefit of the Lender Group and the Bank Product Providers, in form and substance reasonably satisfactory to Agent.

“Hazardous Materials” means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or “EP toxicity”, (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

“Hedge Agreement” means a “swap agreement” as that term is defined in Section 101(53B)(A) of the Bankruptcy Code.

“Hedge Obligations” means any and all obligations or liabilities, whether absolute or contingent, due or to become due, now existing or hereafter arising, of a Loan Party arising under, owing pursuant to, or existing in respect of Hedge Agreements entered into with one or more of the Bank Product Providers.

“Hedge Provider” means any Lender or any of its Affiliates; provided, however, that no such Person (other than Wells Fargo or its Affiliates) shall constitute a Hedge Provider unless and until Agent shall have received a Bank Product Provider Letter Agreement from such Person and with respect to the applicable Hedge Agreement within 10 days after the execution and delivery of such Hedge Agreement with a Loan Party; provided further, however, that if, at any time, a Lender ceases to be a Lender under the Agreement, then, from and after the date on which it ceases to be a Lender thereunder, neither it nor any of its Affiliates shall constitute Hedge Providers and the obligations with respect to Hedge Agreements entered into with such former Lender or any of its Affiliates shall no longer constitute Hedge Obligations.

“Holdout Lender” has the meaning specified therefor in Section 14.2(a) of the Agreement.

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 1.1 – Page 18

“Immaterial Subsidiary” means a non-operating Subsidiary of Borrower or any other Loan Party that has nominal assets (with an aggregate value not in excess of $1,000,000 for all such Immaterial Subsidiaries) and nominal liabilities.

“Indebtedness” as to any Person means (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, or other financial products, (c) all obligations of such Person as a lessee under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of such Person, irrespective of whether such obligation or liability is assumed, (e) all obligations of such Person to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices), (f) all obligations of such Person owing under Hedge Agreements (which amount shall be calculated based on the amount that would be payable by such Person if the Hedge Agreement were terminated on the date of determination), (g) any Prohibited Preferred Stock of such Person, and (h) any obligation of such Person guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (g) above. For purposes of this definition, (i) the amount of any Indebtedness represented by a guaranty or other similar instrument shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Indebtedness, and (ii) the amount of any Indebtedness described in clause (d) above shall be the lower of the amount of the obligation and the fair market value of the assets of such Person securing such obligation.

“Indemnified Liabilities” has the meaning specified therefor in Section 10.3 of the Agreement.

“Indemnified Person” has the meaning specified therefor in Section 10.3 of the Agreement.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Intercompany Subordination Agreement” means an intercompany subordination agreement, dated as of even date with the Agreement, executed and delivered by Borrower, each of the other Loan Parties, and Agent, the form and substance of which is reasonably satisfactory to Agent.

“Intercreditor Agreement” means the Intercreditor Agreement among Agent, Term Loan Agent, Borrower and certain Subsidiaries of Borrower, as amended, modified or otherwise supplemented from time to time.

“Interest Expense” means, for any period, the aggregate of the interest expense of Borrower for such period, determined on a consolidated basis in accordance with GAAP.

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 1.1 – Page 19

“Interest Period” means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan (or the continuation of a LIBOR Rate Loan or the conversion of a Base Rate Loan to a LIBOR Rate Loan) and ending 1, 2, or 3 months thereafter; provided, however, that (a) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (b) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (c) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 2, or 3 months after the date on which the Interest Period began, as applicable, and (d) Borrower may not elect an Interest Period which will end after the Maturity Date.

“Inventory” means inventory (as that term is defined in the Code).

“Investment” means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide Accounts arising in the ordinary course of business), or acquisitions of Indebtedness, Stock, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

“IRC” means the Internal Revenue Code of 1986, as in effect from time to time.

“Issuing Lender” means WFCF or any other Lender that, at the request of Borrower and with the consent of Agent, agrees, in such Lender’s sole discretion, to become an Issuing Lender for the purpose of issuing Letters of Credit or Reimbursement Undertakings pursuant to Section 2.11 of the Agreement and the Issuing Lender shall be a Lender.

“Landlord Reserve” means, as to each location at which Borrower has Inventory or books and records located and as to which a Collateral Access Agreement has not been received by Agent, a reserve in an amount equal to the greater of (a) the number of months rent for which the landlord will have, under applicable law, a Lien in the Inventory of Borrower to secure the payment of rent or other amounts under the lease relative to such location, or (b) 3 months rent under the lease relative to such location.

“Leasehold Property” means any leasehold or subleasehold interest of any Loan Party as lessee under any lease or sublease of real property, other than any such leasehold or subleasehold interest designated from time to time by Co-Collateral Agents in their sole discretion as not being required to be included in the Collateral.

“Lender” has the meaning set forth in the preamble to the Agreement, shall include the Issuing Lender and the Swing Lender, and shall also include any other Person made a party to the Agreement pursuant to the provisions of Section 13.1 of the Agreement and “Lenders” means each of the Lenders or any one or more of them.

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 1.1 – Page 20

“Lender Group” means each of the Lenders (including the Issuing Lender and the Swing Lender), each of the Co-Collateral Agents and Agent, or any one or more of them.

“Lender Group Expenses” means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by Borrower or its Subsidiaries under any of the Loan Documents that are paid, advanced, or incurred by the Lender Group, (b) out-of-pocket fees or charges paid or incurred by Agent and each Co-Collateral Agent in connection with the Lender Group’s transactions with Borrower or its Subsidiaries under any of the Loan Documents, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in the Agreement or the Fee Letter), real estate surveys, real estate title policies and endorsements, and environmental audits, (c) Agent’s customary fees and charges (as adjusted from time to time) with respect to the disbursement of funds (or the receipt of funds) to or for the account of Borrower (whether by wire transfer or otherwise), together with any out-of-pocket costs and expenses incurred in connection therewith, (d) out-of-pocket charges paid or incurred by Agent resulting from the dishonor of checks payable by or to any Loan Party, (e) reasonable out-of-pocket costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or during the continuance of an Event of Default, in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) reasonable out-of-pocket audit fees and expenses (including travel, meals, and lodging) of Agent and each Co-Collateral Agent related to any inspections or audits to the extent of the fees and charges (and up to the amount of any limitation) contained in the Agreement or the Fee Letter, (g) reasonable out-of-pocket costs and expenses of third party claims or any other suit paid or incurred by the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender Group’s relationship with Borrower or any of its Subsidiaries, (h) Agent’s and each Co-Collateral Agent’s reasonable costs and expenses (including reasonable attorneys fees) incurred in advising, structuring, drafting, reviewing, administering (including travel, meals, and lodging), syndicating, or amending the Loan Documents, (i) Agent’s, each Co-Collateral Agent’s and each Lender’s reasonable costs and expenses (including reasonable attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a “workout,” a “restructuring,” or an Insolvency Proceeding concerning Borrower or any of its Subsidiaries or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral, and (j) usage charges, charges, fees, costs and expenses for amendments, renewals, extensions, transfers, or drawings from time to time imposed by the Underlying Issuer or incurred by the Issuing Lender in respect of Letters of Credit and out-of-pocket charges, fees, costs and expenses paid or incurred by the Underlying Issuer or Issuing Lender in connection with the issuance, amendment, renewal, extension, or transfer of, or drawing under, any Letter of Credit or any demand for payment thereunder.

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 1.1 – Page 21

“Lender Group Representatives” has the meaning specified therefor in Section 17.9 of the Agreement.

“Lender-Related Person” means, with respect to any Lender, such Lender, together with such Lender’s Affiliates, officers, directors, employees, attorneys, and agents.

“Letter of Credit” means a letter of credit (as that term is defined in the Code) issued by Issuing Lender or a letter of credit (as that term is defined in the Code) issued by Underlying Issuer, as the context requires.

“Letter of Credit Collateralization” means either (a) providing cash collateral (pursuant to documentation reasonably satisfactory to Agent, including provisions that specify that the Letter of Credit fee and all usage charges set forth in the Agreement will continue to accrue while the Letters of Credit are outstanding) to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105% of the then existing Letter of Credit Usage, (b) delivering to Agent documentation executed by all beneficiaries under the Letters of Credit, in form and substance reasonably satisfactory to Agent and the Issuing Lender, terminating all of such beneficiaries’ rights under the Letters of Credit, or (c) providing Agent with a standby letter of credit, in form and substance reasonably satisfactory to Agent, from a commercial bank acceptable to Agent (in its sole discretion) in an amount equal to 105% of the then existing Letter of Credit Usage (it being understood that the Letter of Credit fee and all usage charges set forth in the Agreement will continue to accrue while the Letters of Credit are outstanding and that any such fees that accrue must be an amount that can be drawn under any such standby letter of credit).

“Letter of Credit Disbursement” means a payment made by Issuing Lender or Underlying Issuer pursuant to a Letter of Credit.

“Letter of Credit Usage” means, as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit.

“LIBOR Deadline” has the meaning specified therefor in Section 2.12(b)(i) of the Agreement.

“LIBOR Notice” means a written notice in the form of Exhibit L-1.

“LIBOR Option” has the meaning specified therefor in Section 2.12(a) of the Agreement.

“LIBOR Rate” means the greater of the rate per annum rate appearing on Bloomberg L.P.’s (the “Service”) Page BBAM1/(Official BBA USD Dollar Libor Fixings) (or on any successor or substitute page of such Service, or any successor to or substitute for such Service) 2 Business Days prior to the commencement of the requested Interest Period, for a term and in an amount comparable to the Interest Period and the amount of the LIBOR Rate Loan requested (whether as an initial LIBOR Rate Loan or as a continuation of a LIBOR Rate Loan or as a conversion of a Base Rate Loan to a LIBOR Rate Loan) by Borrower in accordance with the Agreement, which determination shall be conclusive in the absence of manifest error.

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 1.1 – Page 22

“LIBOR Rate Loan” means each portion of an Advance that bears interest at a rate determined by reference to the LIBOR Rate.

“LIBOR Rate Margin” means, as of any date of determination (with respect to any portion of the outstanding Advances on such date that is a LIBOR Rate Loan), the applicable margin set forth in the following table that corresponds to the most recent Average Excess Availability calculation delivered to Agent pursuant to Section 5.2 of the Agreement (the “Average Excess Availability Calculation”); provided, however, that for the period from the Closing Date through the date Agent receives the Average Excess Availability Calculation in respect of the testing period ending June 30, 2012, the LIBOR Rate Margin shall be at the margin in the row styled “Level III”:

Level	Average Excess Availability Calculation	LIBOR Rate Margin for LIBOR Rate Loans predicated on Conforming Availability	LIBOR Rate Margin for LIBOR Rate Loans predicated on Additional Availability
I	If the Average Excess Availability is greater than $50,000,000	1.75 percentage points	2.75 percentage points

II	If the Average Excess Availability is greater than $35,000,000 and less than or equal to $50,000,000	2.00 percentage points	3.00 percentage points

III	If the Average Excess Availability is greater than $20,000,000 and less than or equal to $35,000,000	2.25 percentage points	3.25 percentage points

IV	If the Average Excess Availability is less than or equal to $20,000,000	2.50 percentage points	3.50 percentage points

Except as set forth in the foregoing proviso, the LIBOR Rate Margin shall be based upon the most recent Average Excess Availability Calculation, which will be calculated as of the end of each fiscal quarter. Except as set forth in the foregoing proviso, the LIBOR Rate Margin shall be re-determined quarterly on the first day of the month following the date of delivery to Agent of the certified calculation of the Average Excess Availability pursuant to Section 5.1 of the Agreement; provided, however, that if Borrower fails to provide such certification when such certification is due, the LIBOR Rate Margin shall be set at the margin in the row styled “Level IV” as of the first day of the month following the date on which the certification was required to be delivered until the date on which such certification is delivered (on which date (but not retroactively), without constituting a waiver of any Default or Event of Default occasioned by the failure to timely deliver such certification, the LIBOR Rate Margin

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 1.1 – Page 23

shall be set at the margin based upon the calculations disclosed by such certification. In the event that the information regarding the Average Excess Availability contained in any certificate delivered pursuant to Section 5.2 of the Agreement is shown to be inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher or lower LIBOR Rate Margin for any period (a “LIBOR Rate Period”) than the LIBOR Rate Margin actually applied for such LIBOR Rate Period, then (i) Borrower shall immediately deliver to Agent a correct certificate for such LIBOR Rate Period, (ii) the LIBOR Rate Margin shall be determined as if the correct LIBOR Rate Margin (as set forth in the table above) were applicable for such LIBOR Rate Period (but if lower, not retroactively), and (iii) if the correct Base Rate Margin is higher, Borrower shall immediately deliver to Agent full payment in respect of the accrued additional interest and Letter of Credit fees as a result of such increased LIBOR Rate Margin for such LIBOR Rate Period, which payment shall be promptly applied by Agent to the affected Obligations.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest, or other security arrangement and any other preference, priority, or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Loan Account” has the meaning specified therefor in Section 2.9 of the Agreement.

“Loan Documents” means the Agreement, any Borrowing Base Certificate, the Controlled Account Agreements, the Control Agreements, the Copyright Security Agreement, the Fee Letter, the Guaranty, the Intercompany Subordination Agreement, the Letters of Credit, the Mortgages, the Patent Security Agreement, the Security Agreement, the Trademark Security Agreement, the Intercreditor Agreement, any note or notes executed by Borrower in connection with the Agreement and payable to any member of the Lender Group, any letter of credit application or letter of credit agreement entered into by Borrower in connection with the Agreement, and any other instrument or agreement entered into, now or in the future, by Borrower or any of its Subsidiaries and any member of the Lender Group in connection with the Agreement.

“Loan Party” means Borrower or any Guarantor.

“Margin Stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Material Adverse Change” means (a) a material adverse change in the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower and its Subsidiaries, taken as a whole, (b) a material impairment of Borrower’s and its Subsidiaries ability to perform their obligations under the Loan Documents to which they are parties or of the Lender Group’s ability to enforce the Obligations or realize upon the Collateral, or (c) a material impairment of the enforceability or priority of Agent’s Liens with respect to the Collateral as a result of an action or failure to act on the part of Borrower or its Subsidiaries.

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 1.1 – Page 24

“Material Contract” means (a) any contract or other arrangement to which Borrower or any of its Subsidiaries is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Change, (b) any contract or agreement to which Borrower or any of its Subsidiary is a party (including, without limitation, any agreement or instrument evidencing or governing Indebtedness) involving the aggregate consideration payable to or by Borrower or such Subsidiary is $10,000,000 or more in any fiscal year (other than (i) purchase orders in the ordinary course of the business of Borrower or any of its Subsidiaries and (ii) contracts that by their terms may be terminated by Borrower or any of its Subsidiaries in the ordinary course of its business upon less than 60 days’ notice without penalty or premium), (c) those contracts and arrangements listed on Schedule 4.17, (d) the Elgin Sale and Leaseback Documents, (e) the University Park Sale and Leaseback Documents, and (f) the Term Loan Documents.

“Material Real Estate Asset” means (a) any fee owned Real Estate Asset having a fair market value in excess of $4,000,000 as of the date of the acquisition thereof, and (b) all Leasehold Properties other than those with respect to which the aggregate payments under the term of the lease are less than $1,000,000 per annum.

“Maturity Date” has the meaning specified therefor in Section 3.3 of the Agreement.

“Maximum Additional Availability Amount” means, initially, $7,500,000, reducing by (a) $281,250 on each of March 31, 2012, June 30, 2012, September 30, 2012 and December 31, 2012, and (b) further reducing by $468,750 on each March 31, June 30, September 30 and December 31 thereafter until $0.

“Maximum Revolver Amount” means $100,000,000, increased by the amount of increases in the Revolver Commitments made in accordance with Section 2.1(d) of this Agreement, if any, and decreased by the amount of reductions in the Revolver Commitments made in accordance with Section 2.4(c) of the Agreement.

“Moody’s” has the meaning specified therefor in the definition of Cash Equivalents.

“Mortgage Policy” has the meaning specified therefor in Schedule 3.1(v).

“Mortgages” means, individually and collectively, one or more mortgages, deeds of trust, or deeds to secure debt, executed and delivered by Borrower or any other Loan Party in favor of Agent, in form and substance reasonably satisfactory to Agent, that encumber the Real Property Collateral.

“Net Cash Proceeds” means with respect to any sale or disposition by Borrower or any of its Subsidiaries of assets, an amount equal to: (i) Cash payments received by Borrower or any of its Subsidiaries from such sale or disposition, minus (ii) any bona fide direct costs or payment obligation incurred in connection with such sale or disposition to the extent paid or payable to non-Affiliates, including (A) income or gains taxes payable by the seller as a result of any gain recognized in connection with such sale or disposition during the tax period the sale occurs, (B) payment of the outstanding principal amount of, premium or penalty, if any, and

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 1.1 – Page 25

interest on any Indebtedness (other than Obligations and the Term Loan Debt) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such sale or disposition, and (C) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchaser in respect of such sale or disposition undertaken by Borrower or any of its Subsidiaries in connection with such sale or disposition; provided that upon release of any such reserve, the amount released shall be considered Net Cash Proceeds.

“Net Liquidation Percentage” means the percentage of the book value of Borrower’s Inventory that is estimated to be recoverable in an orderly liquidation of such Inventory net of all associated costs and expenses of such liquidation, such percentage to be as determined from time to time by an appraisal company selected by Co-Collateral Agents.

“Obligations” means (a) all loans (including the Advances (inclusive of Protective Advances and Swing Loans)), debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), reimbursement or indemnification obligations with respect to Reimbursement Undertakings or with respect to Letters of Credit (irrespective of whether contingent), premiums, liabilities (including all amounts charged to the Loan Account pursuant to the Agreement), obligations (including indemnification obligations), fees (including the fees provided for in the Fee Letter), Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), guaranties, and all covenants and duties of any other kind and description owing by any Loan Party pursuant to or evidenced by the Agreement or any of the other Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that Borrower is required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents, (b) all debts, liabilities, or obligations (including reimbursement obligations, irrespective of whether contingent) owing by Borrower or any other Loan Party to an Underlying Issuer now or hereafter arising from or in respect of an Underlying Letters of Credit, and (c) all Bank Product Obligations. Any reference in the Agreement or in the Loan Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Originating Lender” has the meaning specified therefor in Section 13.1(e) of the Agreement.

“Overadvance” has the meaning specified therefor in Section 2.5 of the Agreement.

“Participant” has the meaning specified therefor in Section 13.1(e) of the Agreement.

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 1.1 – Page 26

“Patent Security Agreement” has the meaning specified therefor in the Security Agreement.

“Patriot Act” has the meaning specified therefor in Section 4.18 of the Agreement.

“Payoff Date” means the first date on which all of the Obligations are paid in full and the Commitments of the Lenders are terminated.

“Permitted Acquisition” means any Acquisition so long as:

Manually numbered

(a) no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition and the proposed Acquisition is consensual,

(b) no Indebtedness will be incurred, assumed, or would exist with respect to Borrower or its Subsidiaries as a result of such Acquisition, other than Indebtedness permitted under clauses (f) or (g) of the definition of Permitted Indebtedness and no Liens will be incurred, assumed, or would exist with respect to the assets of Borrower or its Subsidiaries as a result or such Acquisition other than Permitted Liens,

(c) Borrower has provided Agent with written confirmation, supported by reasonably detailed calculations, that on a pro forma basis (including pro forma adjustments arising out of events which are directly attributable to such proposed Acquisition, are factually supportable, and are expected to have a continuing impact, in each case, determined as if the combination had been accomplished at the beginning of the relevant period; such eliminations and inclusions to be mutually and reasonably agreed upon by Borrower and Agent) created by adding the historical combined financial statements of Borrower (including the combined financial statements of any other Person or assets that were the subject of a prior Permitted Acquisition during the relevant period) to the historical consolidated financial statements of the Person to be acquired (or the historical financial statements related to the assets to be acquired) pursuant to the proposed Acquisition, Borrower and its Subsidiaries (i) would have been in compliance with the financial covenants in Section 7 of the Agreement for the 4 fiscal quarter period ended immediately prior to the proposed date of consummation of such proposed Acquisition, and (ii) are projected to be in compliance with the financial covenants in Section 7 for the 4 fiscal quarter period ended one year after the proposed date of consummation of such proposed Acquisition,

(d) Borrower has provided Agent with its due diligence package relative to the proposed Acquisition, including forecasted balance sheets, profit and loss statements, and cash flow statements of the Person or assets to be acquired, all prepared on a basis consistent with such Person’s (or assets’) historical financial statements, together with appropriate supporting details and a statement of underlying assumptions for the 1 year period following the date of the proposed Acquisition, on a quarter by quarter basis), in form and substance (including as to scope and underlying assumptions) reasonably satisfactory to Agent,

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 1.1 – Page 27

(e) Borrower shall have Excess Availability in an amount equal to or greater than $25,000,000 immediately after giving effect to the consummation of the proposed Acquisition,

(f) [Intentionally Omitted],

(g) Borrower has provided Agent with written notice of the proposed Acquisition at least 15 Business Days prior to the anticipated closing date of the proposed Acquisition and, not later than 5 Business Days prior to the anticipated closing date of the proposed Acquisition, draft copies of the acquisition agreement and other material documents relative to the proposed Acquisition and, promptly after being executed, a copy of the acquisition agreement and other material documents relative to the proposed Acquisition,

(h) the assets being acquired (other than a de minimis amount of assets in relation to Borrower’s and its Subsidiaries’ total assets), or the Person whose Stock is being acquired, are useful in or engaged in, as applicable, the business of Borrower and its Subsidiaries or a business reasonably related thereto,

(i) the assets being acquired (other than a de minimis amount of assets in relation to the assets being acquired) are located within the United States or the Person whose Stock is being acquired is organized in a jurisdiction located within the United States,

(j) the subject assets or Stock, as applicable, are being acquired directly by a Borrower or one of its Subsidiaries that is a Loan Party, and, in connection therewith, Borrower or the applicable Loan Party shall have complied with Section 5.11 or 5.12, as applicable, of the Agreement and, in the case of an acquisition of Stock, Borrower or the applicable Loan Party shall have demonstrated to Agent that the new Loan Parties have received consideration sufficient to make the joinder documents binding and enforceable against such new Loan Parties, and

(k) the purchase consideration payable in respect of all Permitted Acquisitions (including the proposed Acquisition and including deferred payment obligations) shall not exceed $5,000,000 in the aggregate in any fiscal year of Borrower or $10,000,000 in the aggregate from the Closing Date to the date of determination.

“Permitted Discretion” means a determination made in the exercise of reasonable (from the perspective of a secured lender) business judgment.

“Permitted Dispositions” means:

Manually numbered

(a) sales, abandonment, or other dispositions of Equipment that is substantially worn, damaged, or obsolete in the ordinary course of business,

(b) sales of Inventory to buyers in the ordinary course of business,

(c) the use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of the Agreement or the other Loan Documents,

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 1.1 – Page 28

(d) the licensing, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business,

(e) the granting of Permitted Liens,

(f) the sale or discount, in each case without recourse, of Accounts arising in the ordinary course of business, but only in connection with the compromise or collection thereof,

(g) any involuntary loss, damage or destruction of property,

(h) any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property,

(i) the leasing or subleasing of assets of Borrower or its Subsidiaries in the ordinary course of business,

(j) the sale or issuance of Stock (other than Prohibited Preferred Stock) of Borrower (so long as a Change of Control does not occur as a result thereof),

(k) the lapse of registered patents, trademarks and other intellectual property of Borrower and its Subsidiaries to the extent not economically desirable in the conduct of their business and so long as such lapse is not materially adverse to the interests of the Lenders,

(l) the making of a Restricted Junior Payment that is expressly permitted to be made pursuant to the Agreement, and

(m) the making of a Permitted Investment,

(n) the FS Tech Sale, in a single transaction or a series of transactions provided that (w) both immediately before and immediately after giving effect to such disposition, no Event of Default shall exist, (x) immediately after giving effect to such disposition, Excess Availability is greater than 15% of the Maximum Revolver Amount, (y) Borrower repays Advances with a portion of the proceeds of such disposition in an amount not less than the book value of all Eligible Accounts and Eligible Inventory sold or transferred pursuant to such disposition, and (z) prior to making any mandatory prepayment of the Term Loan Debt in respect of the FS Tech Sale (other than with respect to proceeds of Term Loan Priority Collateral (as defined in the Intercreditor Agreement)), Borrower shall have delivered a Borrowing Base Certificate to Co-Collateral Agents reflecting that Excess Availability is greater than $20,000,000 after giving effect to such payment;

(o) the sale or transfer of any property owned by any Loan Party or any of its Subsidiaries to a Bank Product Provider in order then or thereafter to lease such property or lease other property which such Loan Party or Subsidiary intends to use for substantially the same purpose as the property being sold or transferred; provided that (i) such sale or transfer is permitted under the terms of the Term Loan Credit Agreement and (ii) the aggregate current market value of all assets so sold or transferred (in each case determined at the time of such sale or transfer, and taking into account all such sales or transfers under this clause (o) since the Closing Date) shall not exceed $15,000,000, and

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 1.1 – Page 29

(p) dispositions of assets (other than Accounts, intellectual property, and licenses of Loan Parties) not otherwise permitted in clauses (a) through (o) above so long as made at fair market value and the aggregate fair market value of all assets disposed of in all such dispositions during any fiscal year of Borrower (including the proposed disposition) would not exceed $5,000,000.

“Permitted Indebtedness” means

Manually numbered

(a) Indebtedness evidenced by the Agreement or the other Loan Documents, as well as Indebtedness owed to Underlying Issuers with respect to Underlying Letters of Credit,

(b) Indebtedness set forth on Schedule 4.19 and any Refinancing Indebtedness in respect of such Indebtedness,

(c) Permitted Purchase Money Indebtedness and any Refinancing Indebtedness in respect of such Indebtedness, and any additional Indebtedness owed to any Bank Product Provider pursuant to clause (h) of the definition of Bank Product,

(d) endorsement of instruments or other payment items for deposit,

(e) Indebtedness consisting of (i) unsecured guarantees incurred in the ordinary course of business with respect to surety and appeal bonds, performance bonds, bid bonds, appeal bonds, completion guarantee and similar obligations; (ii) unsecured guarantees arising with respect to customary indemnification obligations to purchasers in connection with Permitted Dispositions; and (iii) unsecured guarantees with respect to Indebtedness of Borrower or one of its Subsidiaries, to the extent that the Person that is obligated under such guaranty could have incurred such underlying Indebtedness,

(f) unsecured Indebtedness of Borrower that is incurred on the date of the consummation of a Permitted Acquisition solely for the purpose of consummating such Permitted Acquisition so long as (i) no Event of Default has occurred and is continuing or would result therefrom, (ii) such unsecured Indebtedness is not incurred for working capital purposes, (iii) such unsecured Indebtedness does not mature prior to the date that is 12 months after the Maturity Date, (iv) such Indebtedness is subordinated in right of payment to the Obligations on terms and conditions reasonably satisfactory to Agent, and (v) the only interest that accrues with respect to such Indebtedness is payable in kind,

(g) [Intentionally Omitted],

(h) Indebtedness incurred in the ordinary course of business under performance, surety, statutory, and appeal bonds; provided that the aggregate amount of Indebtedness outstanding in respect of any such surety bonds or performance bonds shall not exceed (i) at any time prior to the consummation of the FS Tech Sale, $95,000,000, or (ii) at any time after the consummation of the FS Tech Sale, $10,000,000,

(i) Indebtedness owed to any Person providing property, casualty, liability, or other insurance to Borrower or any of its Subsidiaries, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Indebtedness is incurred and such Indebtedness is outstanding only during such year,

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 1.1 – Page 30

(j) the incurrence by Borrower or its Subsidiaries of Indebtedness under Hedge Agreements that are incurred for the bona fide purpose of hedging the interest rate, commodity, or foreign currency risks associated with Borrower’s and its Subsidiaries’ operations and not for speculative purposes,

(k) Indebtedness incurred in respect of credit cards, credit card processing services, debit cards, stored value cards, purchase cards (including so-called “procurement cards” or “P-cards”), or Cash Management Services, in each case, incurred in the ordinary course of business,

(l) unsecured Indebtedness of Borrower owing to former employees, officers, or directors (or any spouses, ex-spouses, or estates of any of the foregoing) incurred in connection with the repurchase or redemption by Borrower of the Stock of Borrower that has been issued to such Persons, so long as (i) at the time of incurrence, no Default or Event of Default has occurred and is continuing or would result from the incurrence of such Indebtedness, (ii) the aggregate amount of all such Indebtedness outstanding at any one time does not exceed $2,000,000, and (iii) such Indebtedness is subordinated to the Obligations on terms and conditions reasonably acceptable to Agent,

(m) unsecured Indebtedness owing to sellers of assets or Stock to a Loan Party that is incurred by the applicable Loan Party in connection with the consummation of one or more Permitted Acquisitions so long as (i) such Indebtedness is subordinated to the Obligations on terms and conditions reasonably acceptable to Agent, and (ii) is otherwise on terms and conditions (including all economic terms and the absence of covenants) reasonably acceptable to Agent,

(n) contingent liabilities in respect of any indemnification obligation, adjustment of purchase price, non-compete, or similar obligation of Borrower or the applicable Loan Party incurred in connection with the consummation of one or more Permitted Acquisitions,

(o) Term Loan Debt, and any Refinancing Indebtedness in respect of such Indebtedness constituting Term Loan Debt;

(p) Indebtedness composing Permitted Investments; and

(q) Indebtedness of a Subsidiary of a Borrower that is not a Loan Party not otherwise described in the foregoing clauses (a) through (p) in an aggregate amount outstanding at any one time not to exceed $5,000,000.

“Permitted Intercompany Advances” means loans made by (a) a Loan Party to another Loan Party, (b) a non-Loan Party to another non-Loan Party, (c) a non-Loan Party to a Loan Party, so long as the parties thereto are party to the Intercompany Subordination Agreement, and (d) a Loan Party to a non-Loan Party so long as (i) the amount of such loans does not exceed $4,000,000 outstanding at any one time, (ii) at the time advanced, no Event of Default has occurred and is continuing or would result therefrom, and (iii) Borrower has Excess Availability of $15,000,000 or greater immediately after giving effect to each such loan.

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 1.1 – Page 31

“Permitted Investments” means:

Manually numbered

(a) Investments in cash and Cash Equivalents,

(b) Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business,

(c) advances made in connection with purchases of goods or services in the ordinary course of business,

(d) Investments received in settlement of amounts due to any Loan Party or any of its Subsidiaries effected in the ordinary course of business or owing to any Loan Party or any of its Subsidiaries as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of a Loan Party or its Subsidiaries,

(e) Investments owned by any Loan Party or any of its Subsidiaries on the Closing Date and set forth on Schedule P-1,

(f) guarantees permitted under the definition of Permitted Indebtedness,

(g) Permitted Intercompany Advances,

(h) Stock or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to a Loan Party or its Subsidiaries (in bankruptcy of customers or suppliers or otherwise outside the ordinary course of business) or as security for any such Indebtedness or claims,

(i) deposits of cash made in the ordinary course of business to secure performance of operating leases,

(j) non-cash loans to employees, officers, and directors of Borrower or any of its Subsidiaries for the purpose of purchasing Stock in Borrower so long as the proceeds of such loans are used in their entirety to purchase such stock in Borrower,

(k) at any time after the consummation of the FS Tech Sale, Permitted Acquisitions,

(l) Investments resulting from entering into (i) Bank Product Agreements, or (ii) agreements relative to Indebtedness that is permitted under clause (j) of the definition of Permitted Indebtedness,

(m) Investments held by a Person acquired in a Permitted Acquisition to the extent that such Investments were not made in contemplation of or in connection with such Permitted Acquisition and were in existence on the date of such Permitted Acquisition, and

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 1.1 – Page 32

(n) so long as no Event of Default has occurred and is continuing or would result therefrom, any other Investments in an aggregate amount not to exceed $2,500,000 during the term of the Agreement.

“Permitted Liens” means:

Manually numbered

(a) Liens granted to, or for the benefit of, Agent to secure the Obligations, including, without limitation, any Liens granted to Agent for the benefit of Agent, Lenders or their Affiliates securing Bank Product Obligations,

(b) Liens for unpaid taxes, assessments, or other governmental charges or levies that either (i) are not yet delinquent, or (ii) do not have priority over Agent’s Liens and the underlying taxes, assessments, or charges or levies are the subject of Permitted Protests,

(c) judgment Liens arising solely as a result of the existence of judgments, orders, or awards that do not constitute an Event of Default under Section 8.3 of the Agreement,

(d) Liens set forth on Schedule P-2; provided, however, that to qualify as a Permitted Lien, any such Lien described on Schedule P-2 shall only secure the Indebtedness that it secures on the Closing Date and any Refinancing Indebtedness in respect thereof,

(e) the interests of lessors under operating leases and non-exclusive licensors under license agreements,

(f) Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as (i) such Lien attaches only to the asset purchased or acquired and the proceeds thereof, and (ii) such Lien only secures the Indebtedness that was incurred to acquire the asset purchased or acquired or any Refinancing Indebtedness in respect thereof,

(g) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests,

(h) Liens on amounts deposited to secure Borrower’s and its Subsidiaries obligations in connection with worker’s compensation or other unemployment insurance,

(i) Liens on amounts deposited to secure Borrower’s and its Subsidiaries obligations in connection with the making or entering into of bids, tenders, or leases in the ordinary course of business and not in connection with the borrowing of money,

(j) Liens on amounts deposited to secure Borrower’s and its Subsidiaries reimbursement obligations with respect to surety or appeal bonds obtained in the ordinary course of business,

(k) with respect to any Real Property, easements, rights of way, and zoning restrictions that do not materially interfere with or impair the use or operation thereof,

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 1.1 – Page 33

(l) non-exclusive licenses of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business,

(m) Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is the subject of permitted Refinancing Indebtedness and so long as the replacement Liens only encumber those assets that secured the original Indebtedness,

(n) rights of setoff or bankers’ liens upon deposits of cash in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business,

(o) Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness,

(p) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods,

(q) Liens solely on any cash earnest money deposits made by Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement with respect to a Permitted Acquisition,

(r) Liens assumed by Borrower or its Subsidiaries in connection with a Permitted Acquisition that secure Acquired Indebtedness,

(s) (A) Liens in favor of the Term Loan Agent on assets of the Loan Parties securing the Term Loan Debt and subject to the Intercreditor Agreement and (B) Liens in favor of the Term Loan Agent on property of a Subsidiary of a Loan Party that is a Subsidiary that is not a Domestic Subsidiary securing the Term Loan Debt and subject to the Intercreditor Agreement so long as such Subsidiary has granted Liens on such property to Agent securing the Obligations pursuant to documentation reasonably satisfactory to Required Lenders,

(t) Liens on assets of Subsidiaries of Borrower that are not Loan Parties securing Indebtedness permitted under clause (q) of the definition of Permitted Indebtedness;

(u) Liens arising from precautionary UCC financing statements filed under any operating lease not prohibited by this Agreement;

(v) Liens on cash in an aggregate amount not to exceed $34,100,000 securing letters of credit issued by Bank of Montreal prior to the Closing Date; and

(w) other Liens which do not secure Indebtedness for borrowed money or letters of credit and as to which the aggregate amount of the obligations secured thereby does not exceed $250,000.

“Permitted Preferred Stock” means and refers to any Preferred Stock issued by Borrower (and not by one or more of its Subsidiaries) that is not Prohibited Preferred Stock.

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 1.1 – Page 34

“Permitted Protest” means the right of Borrower or any of its Subsidiaries to protest any Lien (other than any Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on Borrower’s or its Subsidiaries’ books and records in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by Borrower or its Subsidiary, as applicable, in good faith, and (c) Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of Agent’s Liens.

“Permitted Purchase Money Indebtedness” means, as of any date of determination, Purchase Money Indebtedness incurred after the Closing Date in an aggregate principal amount outstanding at any one time not in excess of $5,000,000.

“Person” means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

“Preferred Stock” means, as applied to the Stock of any Person, the Stock of any class or classes (however designated) that is preferred with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Stock of any other class of such Person.

“Prohibited Preferred Stock” means any Preferred Stock that by its terms is mandatorily redeemable or subject to any other payment obligation (including any obligation to pay dividends, other than dividends of shares of Preferred Stock of the same class and series payable in kind or dividends of shares of common stock) on or before a date that is less than 1 year after the Maturity Date, or, on or before the date that is less than 1 year after the Maturity Date, is redeemable at the option of the holder thereof for cash or assets or securities (other than distributions in kind of shares of Preferred Stock of the same class and series or of shares of common stock).

“Projections” means Borrower’s forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a consolidated basis consistent with Borrower’s historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

“Proportionate Share” means, as of any date of determination, the percentage obtained by dividing (y) the Maximum Additional Availability Amount by (z) the sum of the Maximum Additional Availability Amount and the aggregate principal amount of the Term Loan Debt.

“Pro Rata Share” means, as of any date of determination:

Manually numbered

(a) with respect to a Lender’s obligation to make Advances and right to receive payments of principal, interest, fees, costs, and expenses with respect thereto, (i) prior to the Revolver Commitments being terminated or reduced to zero, the percentage obtained by

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 1.1 – Page 35

dividing (y) such Lender’s Revolver Commitment, by (z) the aggregate Revolver Commitments of all Lenders, and (ii) from and after the time that the Revolver Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the outstanding principal amount of such Lender’s Advances by (z) the outstanding principal amount of all Advances, and

(b) with respect to all other matters as to a particular Lender (including with respect to a Lender’s obligation to participate in Letters of Credit and Reimbursement Undertakings, to reimburse the Issuing Lender, and right to receive payments of fees with respect thereto and the indemnification obligations arising under Section 15.7 of the Agreement), (i) prior to the Revolver Commitments being terminated or reduced to zero, the percentage obtained by dividing (y) such Lender’s Revolver Commitment, by (z) the aggregate amount of Revolver Commitments of all Lenders, and (ii) from and after the time that the Revolver Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the outstanding principal amount of such Lender’s Advances by (z) the outstanding principal amount of all Advances; provided, however, that if all of the Advances have been repaid in full and Letters of Credit remain outstanding, Pro Rata Share under this clause shall be determined based upon subclause (i) of this clause as if the Revolver Commitments had not been terminated or reduced to zero and based upon the Revolver Commitments as they existed immediately prior to their termination or reduction to zero.

“Protective Advances” has the meaning specified therefor in Section 2.3(d)(i) of the Agreement.

“Purchase Money Indebtedness” means Indebtedness (other than the Obligations, but including Acquired Indebtedness, capital expenditure financings and Capitalized Lease Obligations), incurred at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

“Purchase Price” means, with respect to any Acquisition, an amount equal to the aggregate consideration, whether cash, property or securities (including the fair market value of any Stock of Borrower issued in connection with such Acquisition and including the maximum amount of Earn-Outs), paid or delivered by Borrower or one of its Subsidiaries in connection with such Acquisition (whether paid at the closing thereof or payable thereafter and whether fixed or contingent), but excluding therefrom (a) any cash of the seller and its Affiliates used to fund any portion of such consideration and (b) any cash or Cash Equivalents acquired in connection with such Acquisition.

“Qualified Cash” means, as of any date of determination, the amount of unrestricted cash and Cash Equivalents of Borrower and its Subsidiaries that is in Deposit Accounts or in Securities Accounts, or any combination thereof, and which such Deposit Account or Securities Account is the subject of a Control Agreement and is maintained by a branch office of the bank or securities intermediary located within the United States.

“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then held by the Borrower or any of its Subsidiaries in any real property.

“Real Property” means any estates or interests in real property now owned or hereafter acquired by Borrower or its Subsidiaries and the improvements thereto.

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 1.1 – Page 36

“Real Property Collateral” means the Real Estate Asset identified on Schedule R-1 and any Real Estate Asset hereafter acquired by Borrower or any Loan Party required to be pledged on the Closing Date or under Section 5.11.

“Record” means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

“Refinancing Indebtedness” means refinancings, renewals, or extensions of Indebtedness so long as:

Manually numbered

(a) such refinancings, renewals, or extensions do not result in an increase in the principal amount of the Indebtedness so refinanced, renewed, or extended, other than by the amount of premiums paid thereon and the fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto (it being understood that, if the Refinancing Indebtedness is issued with original issue discount, the difference between the face amount of such Refinancing Indebtedness and the issue price thereof shall be disregarded for purposes of this clause),

(b) such refinancings, renewals, or extensions (i) do not result in a shortening of the average weighted maturity (measured as of the refinancing, renewal, or extension) of the Indebtedness so refinanced, renewed, or extended, nor (ii) are they on terms or conditions (other than terms and conditions concerning average weighted maturity and principal amount) that, taken as a whole, are or could reasonably be expected to be materially adverse to the interests of the Lenders,

(c) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension must include subordination terms and conditions that are at least as favorable to the Lender Group as those that were applicable to the refinanced, renewed, or extended Indebtedness, and

(d) the Indebtedness that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended.

“Reimbursement Undertaking” has the meaning specified therefor in Section 2.11(a) of the Agreement.

“Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Remedial Action” means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) restore or reclaim natural resources or the environment, (d) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (e) conduct any other actions with respect to Hazardous Materials required by Environmental Laws.

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 1.1 – Page 37

“Replacement Lender” has the meaning specified therefor in Section 2.13(b) of the Agreement.

“Report” has the meaning specified therefor in Section 15.16 of the Agreement.

“Required Availability” means that the sum of (a) Excess Availability, plus (b) Qualified Cash exceeds $25,000,000.

“Required Lenders” means, at any time, Lenders whose aggregate Pro Rata Shares (calculated under clause (b) of the definition of Pro Rata Shares) exceed 50%; provided, however, that at any time there are 2 or more Lenders, “Required Lenders” must include at least 2 Lenders.

“Responsible Officer” means each of the Chief Executive Officer, President, Chief Financial Officer, Treasurer and Controller of a Loan Party.

“Restricted Junior Payment” means to (a) declare or pay any dividend or make any other payment or distribution on account of Stock issued by Borrower (including any payment in connection with any merger or consolidation involving Borrower) or to the direct or indirect holders of Stock issued by Borrower in their capacity as such (other than dividends or distributions payable in Stock (other than Prohibited Preferred Stock) issued by Borrower, or (b) purchase, redeem, or otherwise acquire or retire for value (including in connection with any merger or consolidation involving Borrower) any Stock issued by Borrower.

“Revolver Commitment” means, with respect to each Lender, its Revolver Commitment, and, with respect to all Lenders, their Revolver Commitments, in each case as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule C-1 or in the Assignment and Acceptance pursuant to which such Lender became a Lender under the Agreement, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1 of the Agreement.

“Revolver Increase” has the meaning specified therefor in Section 2.1(d).

“Revolver Increase Notice” has the meaning specified therefor in Section 2.1(d).

“Revolver Usage” means, as of any date of determination, the sum of (a) the amount of outstanding Advances, plus (b) the amount of the Letter of Credit Usage.

“S&P” has the meaning specified therefor in the definition of Cash Equivalents.

“Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, (d) a Person resident in or determined to be resident in a country, in each case, that is subject to a country sanctions program administered and enforced by OFAC.

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 1.1 – Page 38

“Sanctioned Person” means a person named on the list of Specially Designated Nationals maintained by OFAC.

“SEC” means the United States Securities and Exchange Commission and any successor thereto.

“Securities Account” means a securities account (as that term is defined in the Code).

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Security Agreement” means a security agreement, dated as of even date with the Agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by Borrower and Guarantors to Agent.

“Settlement” has the meaning specified therefor in Section 2.3(e)(i) of the Agreement.

“Settlement Date” has the meaning specified therefor in Section 2.3(e)(i) of the Agreement.

“Solvent” means, with respect to any Person on a particular date, that, at fair valuations, the sum of such Person’s assets is greater than all of such Person’s debts.

“Stock” means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

“Subsidiary” of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

“Swing Lender” means WFCF or any other Lender that, at the request of Borrower and with the consent of Agent agrees, in such Lender’s sole discretion, to become the Swing Lender under Section 2.3(b) of the Agreement.

“Swing Loan” has the meaning specified therefor in Section 2.3(b) of the Agreement.

“Tax Lender” has the meaning specified therefor in Section 14.2(a) of the Agreement.

“Taxes” means any taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 1.1 – Page 39

subdivision or taxing authority thereof or therein and all interest, penalties or similar liabilities with respect thereto; provided, however, that Taxes shall exclude (i) any Tax imposed on the net income or net profits of any Lender, Agent or any Participant (including any branch profits taxes) and generally applicable franchise taxes imposed on it, in each case imposed by the jurisdiction (or by any political subdivision or taxing authority thereof) in which such Lender, Agent or such Participant is organized (or any political subdivision of taxing authority thereof) or the jurisdiction (or by any political subdivision or taxing authority thereof) in which such Lender’s, Agent’s or such Participant’s principal office is located or in which its applicable lending office is located or as a result of a present or former connection between such Lender, Agent or such Participant and the jurisdiction or taxing authority imposing the tax (other than any such connection arising solely from such Lender, Agent or such Participant having executed, delivered or performed its obligations or received payment under, or enforced its rights or remedies under the Agreement or any other Loan Document); (ii) Taxes resulting from a Lender’s, Agent’s or a Participant’s failure to comply with the requirements of Section 16(c), (d) or (e) of the Agreement; (iii) any United States federal withholding taxes imposed on amounts payable to a Foreign Lender based upon the applicable withholding rate in effect on the date such Foreign Lender becomes a party to the Agreement (or designates a new lending office); and (iv) any withholding tax that is imposed on amounts payable by Borrower under Sections 1471 through 1474 of the IRC and any regulations promulgated thereunder, except that Taxes shall include (A) any amount that such Foreign Lender’s assignor was entitled to receive immediately before the date such Foreign Lender became a party to the Agreement or designated a new lending office, and (B) additional United States federal withholding taxes that may be imposed after the date such Foreign Lender became a party to the Agreement or designated a new lending office, as a result of a change in law, rule, regulation, order or other decision with respect to any of the foregoing by any Governmental Authority.

“Term Loan Debt” means the “Term Loan Debt” as defined in the Intercreditor Agreement.

“Term Loan Documents” means the “Term Loan Documents” as defined in the Intercreditor Agreement.

“Term Loan Credit Agreement” means the that certain Financing Agreement dated as of the date hereof, by and among the Borrower, the Term Loan Agent, and the lender party thereto, in form and substance reasonably satisfactory to the Required Lenders, as the same may be amended, modified, supplemented, replaced, renewed or refinanced from time to time in accordance with the terms of this Agreement.

“Term Loan Agent” means the “Term Loan Agent” as defined in the Intercreditor Agreement.

“Total Commitment” means, with respect to each Lender, its Total Commitment, and, with respect to all Lenders, their Total Commitments, in each case as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule C-1 attached hereto or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender under the Agreement, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1 of the Agreement.

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 1.1 – Page 40

“Trademark Security Agreement” has the meaning specified therefor in the Security Agreement.

“Underlying Debt” means, in relation to a Loan Party and at any given time, any Obligation (whether present or future, actual or contingent) owing by that Loan Party to an Agent or Lender under the Loan Documents (including, for the avoidance of doubt, any change or increase in those Obligations pursuant to or in connection with any amendment or supplement or restatement or novation of any Loan Document, in each case whether or not anticipated as of the date of this Agreement excluding that Loan Party’s Dutch Parallel Debts).

“Underlying Issuer” means Wells Fargo or one of its Affiliates.

“Underlying Letter of Credit” means a Letter of Credit that has been issued by an Underlying Issuer.

“United States” means the United States of America.

“University Park Sale and Leaseback Documents” means (a) that certain Lease, dated July 2, 2008 by and between Federal Signal Corporation and CenterPoint Properties Trust for the lease of 2645 Federal Signal Drive, University Park, IL, and (b) that certain Purchase and Sale Agreement, in each case, as in effect on the date hereof.

“Voidable Transfer” has the meaning specified therefor in Section 17.8 of the Agreement.

“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association.

“WFCF” means Wells Fargo Capital Finance, LLC, a Delaware limited liability company.

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 1.1 – Page 41

SCHEDULE 3.1

The obligation of each Lender to make its initial extension of credit provided for in the Agreement is subject to the fulfillment, to the satisfaction of each Lender (the making of such initial extension of credit by any Lender being conclusively deemed to be its satisfaction or waiver of the following), of each of the following conditions precedent:

(a) the Closing Date shall occur on or before February 22, 2012;

(b) Agent shall have received a letter duly executed by Borrower and each Guarantor authorizing Agent to file appropriate financing statements in such office or offices as may be necessary or, in the opinion of Agent, desirable to perfect the security interests to be created by the Loan Documents;

(c) Agent shall have received evidence that appropriate financing statements have been duly filed in such office or offices as may be necessary or, in the opinion of Agent, desirable to perfect the Agent’s Liens in and to the Collateral, and Agent shall have received searches reflecting the filing of all such financing statements;

(d) Agent shall have received each of the following documents, in form and substance satisfactory to Co-Collateral Agents, duly executed, and each such document shall be in full force and effect:

(i) the Cash Management Agreements,

(ii) the Security Agreement,

(iii) a disbursement letter executed and delivered by Borrower to Agent regarding the extensions of credit to be made on the Closing Date, the form and substance of which is satisfactory to Co-Collateral Agents,

(iv) the Fee Letter,

(v) the Guaranty,

(vi) the Intercompany Subordination Agreement,

(vii) a letter, in form and substance satisfactory to Co-Collateral Agents, from Bank of Montreal (“Existing Lender”) to Agent respecting the amount necessary to repay in full all of the obligations of Borrower and its Subsidiaries owing to Existing Lender and upon receipt by Existing Lender of such amount, obtain a release of all of the Liens existing in favor of Existing Lender in and to the assets of Borrower and its Subsidiaries, together with termination statements (or authorization to file termination statements) and other documentation evidencing the termination by Existing Lender of its Liens in and to the properties and assets of Borrower and its Subsidiaries, and

(viii) the Intercreditor Agreement;

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

(e) Agent shall have received a certificate from the Secretary of Borrower (i) attesting to the resolutions of Borrower’s Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which Borrower is a party, (ii) authorizing specific officers of Borrower to execute the same, and (iii) attesting to the incumbency and signatures of such specific officers of Borrower;

(f) Agent shall have received copies of Borrower’s Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of Borrower;

(g) Agent shall have received a certificate of status with respect to Borrower, dated within 30 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Borrower, which certificate shall indicate that Borrower is in good standing in such jurisdiction;

(h) Agent shall have received certificates of status with respect to Borrower, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of Borrower) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that Borrower is in good standing in such jurisdictions;

(i) Agent shall have received a certificate from the Secretary of each Guarantor (i) attesting to the resolutions of such Guarantor’s Board of Directors authorizing its execution, delivery, and performance of the Loan Documents to which such Guarantor is a party, (ii) authorizing specific officers of such Guarantor to execute the same and (iii) attesting to the incumbency and signatures of such specific officers of Guarantor;

(j) Agent shall have received copies of each Guarantor’s Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Guarantor;

(k) Agent shall have received a certificate of status with respect to each Guarantor, dated within 30 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Guarantor, which certificate shall indicate that such Guarantor is in good standing in such jurisdiction;

(l) Agent shall have received certificates of status with respect to each Guarantor, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Guarantor) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Guarantor is in good standing in such jurisdictions;

(m) Agent shall have received a certificate of insurance, together with the endorsements thereto, as are required by Section 5.8, the form and substance of which shall be satisfactory to Co-Collateral Agents;

(n) [Intentionally Omitted];

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

(o) Agent shall have received an opinion of Borrower’s counsel in form and substance satisfactory to Co-Collateral Agents;

(p) Borrower shall have the Required Availability after giving effect to the initial extensions of credit hereunder and the payment of all fees and expenses required to be paid by Borrower on the Closing Date under this Agreement or the other Loan Documents;

(q) Co-Collateral Agents shall have completed their business, legal, and collateral due diligence, including (i) a collateral audit and review of Borrower’s and its Subsidiaries books and records and verification of Borrower’s representations and warranties to Lender Group, the results of which shall be satisfactory to Co-Collateral Agents, and (ii) an inspection of each of the locations where Borrower’s and its Subsidiaries’ Inventory is located, the results of which shall be satisfactory to Co-Collateral Agents;

(r) Agent shall have completed (i) Patriot Act searches, OFAC/PEP searches and customary individual background checks for Borrower, and (ii) OFAC/PEP searches and customary individual background searches for Borrower’s senior management and key principals, and each Guarantor, the results of which shall be satisfactory to Co-Collateral Agents;

(s) Agent shall have received an appraisal of the Net Liquidation Percentage applicable to Borrower’s and its Subsidiaries’ Inventory, the results of which shall be satisfactory to Co-Collateral Agents;

(t) Agent shall have received a set of Projections of Borrower for the 3 year period following the Closing Date (on a year by year basis, and for the 1 year period following the Closing Date, on a month by month basis), in form and substance (including as to scope and underlying assumptions) satisfactory to Co-Collateral Agents;

(u) Borrower shall have paid all Lender Group Expenses incurred in connection with the transactions evidenced by this Agreement;

(v) Borrower shall have received proceeds of Term Loan Debt in an amount sufficient to, when taken together with the initial funding under the Facility, repay in full all of the obligations of Borrower and its subsidiaries owing to Existing Lender and existing senior secured noteholders and releasing, upon receipt of such amount, all of the liens existing in favor of Existing Lender and the existing senior secured noteholders in and to the assets of the Loan Parties and their Subsidiaries and Agent shall have received documentation evidencing the Term Loan Debt, all in form and substance reasonably satisfactory to Co-Collateral Agents, and delivery of intercreditor agreements in respect of the Term Loan Debt, in form and substance reasonably satisfactory to Co-Collateral Agents;

(w) Borrower and each of its Subsidiaries shall have received all licenses, approvals or evidence of other actions required by any Governmental Authority in connection with the execution and delivery by Borrower or its Subsidiaries of the Loan Documents or with the consummation of the transactions contemplated thereby; and

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

(x) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Co-Collateral Agents.

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 4.1(b)

NAME OF ISSUER	AUTHORIZED CAPITAL STOCK	ISSUED AND OUTSTANDING SHARES	CLASS OF SHARES
Federal Signal Corporation	90,000,000	Issued: 63,125,796[3] • Outstanding: 62,204,993 • Treasury: 920,803	Common
	800,000	0	Preference

As of December 31, 2011, 278,200 shares of Federal Signal Corporation’s common stock are issuable upon the exercise of certain options issued pursuant to Federal Signal Corporation’s 1999 Stock Benefit Plan. As of December 31, 2011, 1,719,750 shares of the Federal Signal Corporation’s common stock are issuable upon the exercise of certain options issued pursuant to the Federal Signal Corporation’s 2005 Executive Incentive Compensation Plan (2010 Restatement).

[3]	As of February 14, 2012.

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 4.1(c)

NAME OF SUBSIDIARY	NAME OF OWNER	NO. OF SHARES/ UNITS AUTHORIZED	NO. OF ISSUED SHARES/ UNITS OUTSTANDING	PERCENTAGE OWNERSHIP
Athey Product, Inc.*	Federal Signal Corporation	1,000	100	100%
Bronton Kiinteistöt Ky	Bronto Skylift Oy Ab Federal Signal of Europe B.V.	N/A	N/A	95% 5%
Bronto Skylift AG	Bronto Skylift Oy Ab	N/A	50	100%
Bronto Skylift Aktiebolag	Bronto Skylift Oy Ab	N/A	2,000	100%
Bronto Skylift Deutschland Gmbh	Bronto Skylift Oy Ab	N/A	N/A	100%
Bronto Skylift, Inc.*	Federal Signal Corporation	100	100	100%
Bronto Skylift Oy Ab	Federal Signal Corporation	1010	1010	100%
Diamond Consulting Services Limited	Federal Signal of Europe BV Y CIA, S.C.	100,000	33,807	100%
Elgin Sweeper Company	Federal Signal Corporation	10,000	1,000	100%
E-One New York, Inc.*	Federal Signal Corporation	1,000	1,000	100%
Federal APD de Mexico, S.A. de C.V.	Federal APD Incorporated	50,000	49,999	99%
Federal APD DO Brasil LTDA.	Federal APD Incorporated	N/A	334,199	100%
Federal APD Incorporated	Federal Signal Corporation	1,000	1,000	100%
Federal Merger Corporation	Federal Signal Corporation	1,000	100	100%
Federal Sign and Signal, Inc.*	Federal Signal Corporation	100	100	100%
Federal Sign, Inc.*	Federal Sign and Signal, Inc.	1,000	100	100%
Federal Signal Asia Holdings Limited	Federal Signal Corporation	N/A	100	100%
Federal Signal Credit Corporation	Federal Signal Corporation	1,000	1,000	100%
Federal Signal DO Brasil ParticipaÇões LTDA	Federal Sign and Signal Sirit Corp.	100,000	98,000 2,000	98% 2%
Federal Signal Environmental Products China (HK) Limited	Federal Signal Corporation	1	1	100%

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

NAME OF SUBSIDIARY	NAME OF OWNER	NO. OF SHARES/ UNITS AUTHORIZED	NO. OF ISSUED SHARES/ UNITS OUTSTANDING	PERCENTAGE OWNERSHIP
Federal Signal of Europe B.V.	Federal Signal Corporation	908,000	908,000	100%
Federal Signal of Europe B.V. Y CIA, S.C.	IEES B.V.	N/A	N/A	100%
Federal Signal Safety Products (Shanghai) Co. Ltd.	Federal Signal Asia Holdings Limited (Hong Kong)	N/A	N/A	100%
Federal Signal Technologies (Hong Kong) Limited	Sirit Corp.	N/A	N/A	100%
Federal Signal Technologies, LLC	Federal Signal Corporation	1	1	100%
Federal Signal UK Holdings Limited	Federal Signal Corporation	5,419,000 Preferred 8,531,000 Ordinary	5,419,000 Preferred 8,110,500 Ordinary	100%
Federal Signal VAMA, S.A.	Federal Signal of Europe B.V. Y CIA, S.C.	N/A	116,651	100%
FS Depot, Inc.	Federal Signal Corporation	1,000	100	100%
FS Holding, Inc.*	Federal Signal Corporation	1,000	10	100%
FS Lighting, Inc.*	Federal Signal Corporation	1,000	1,000	100%
FS Lighting, LLP*	FS Lighting, Inc. Federal Merger Corporation	N/A N/A	N/A N/A	99% 1%
FS PIPS UK Limited	Federal Signal of Europe BV Y CIA, S.C.	20,000,000	8,500,000	100%
Guzzler Manufacturing, Inc.	Elgin Sweeper Company	1,000,000 shares of common stock; 600,000 shares of preference stock	20,000 common	100%
IDRIS Technology Limited	Diamond Consulting Services Limited	1,000	2	100%
IEES B.V. (International Environment Equipment Services B.V.)	Federal Signal of Europe B.V.	45,000	15,750	100%
Jetstream of Houston, Inc.	Federal Signal Corporation	1,000	1,000	100%
Jetstream of Houston, LLP	Jetstream of Houston, Inc. Federal Merger Corporation	N/A N/A	N/A N/A	99% 1%

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

NAME OF SUBSIDIARY	NAME OF OWNER	NO. OF SHARES/ UNITS AUTHORIZED	NO. OF ISSUED SHARES/ UNITS OUTSTANDING	PERCENTAGE OWNERSHIP
PIPS Technology Inc.	Federal Signal Corporation	100	60	100%
PIPS Technology Limited	Federal Signal of Europe B.V. Y CIA, S.C. FS PIPS UK Limited	N/A	5,000,000 A Ordinary 1,100,000 B Ordinary	49% 51%
Sirit Corp.	Federal Signal Technologies, LLC	100,000	10	100%
Sirit, Inc.	Federal Signal Corporation	N/A	100	100%
Vactor Manufacturing Inc.	Federal Signal Corporation	1,000	100	100%
VESystems, LLC	Federal Signal Technologies, LLC	1	1	100%
Victor Industrial Equipment (PTY) Limited	Victor Products Holding Ltd.	200,000	176,800	100%
Victor Products Holdings Ltd.	Federal Signal UK Holdings Limited	N/A	7,688,376 Common 764,614 Preferred	100%
Victor Products Ltd.	Victor Products Holding Ltd.	3,767,094	3,767,094	100%
Victor Products USA, Incorporated	Victor Products Holding Ltd.	50,000	5,000	100%

*	Immaterial Domestic Subsidiary

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 4.6(a)

NAME OF LOAN PARTY	JURISDICTION OF ORGANIZATION
Elgin Sweeper Company	Delaware

Federal APD Incorporated	Michigan

Federal Signal Corporation	Delaware

Federal Merger Corporation	Minnesota

Federal Signal Credit Corporation	Delaware

Federal Signal Technologies, LLC	Delaware

FS Depot, Inc.	Wisconsin

Guzzler Manufacturing, Inc.	Alabama

Jetstream of Houston, Inc.	Delaware

Jetstream of Houston, LLP	Texas

PIPS Technology Inc.	Tennessee

Sirit Corp.	Texas

Vactor Manufacturing Inc.	Illinois

VESystems, LLC	Delaware

Victor Products USA, Incorporated	Delaware

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 4.6(b)

NAME OF DEBTOR	CHIEF EXECUTIVE OFFICE
Elgin Sweeper Company	1300 West Bartlett Road, Elgin, IL 60120

Federal APD Incorporated	28100 Cabot Drive, Ste. 200, Novi, MI 48377

Federal Merger Corporation	1415 W. 22nd St., Ste. 1100, Oak Brook, IL 60523

Federal Signal Corporation	1415 W. 22nd St., Ste. 1100, Oak Brook, IL 60523

Federal Signal Credit Corporation	1415 W. 22nd St., Ste. 1100, Oak Brook, IL 60523

Federal Signal Technologies, LLC	2 Technology, Suite 100, Irvine, CA 92618

FS Depot, Inc.	2645 Federal Signal Drive, University Park, IL 60466

Guzzler Manufacturing, Inc.	8584 Borden Ave. S.E., Leeds, Alabama 35094

Jetstream of Houston, Inc.	5905 Thomas Road, Houston, TX 77041

Jetstream of Houston, LLP	5905 Thomas Road, Houston, TX 77041

PIPS Technology Inc.	804 Innovation Drive, Knoxville, TN 37932

Sirit Corp.	2 Technology, Suite 100, Irvine, CA 92618

Vactor Manufacturing Inc.	1621 S. Illinois, Streator, IL 61364

VESystems, LLC	2 Technology, Suite 100, Irvine, CA 92618

Victor Products USA, Incorporated	322 Commerce Park Dr., Cranberry Township, PA 16066

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 4.6(c)

ENTITY NAME	ORGANIZATION IDENTIFICATION NUMBER	TAX IDENTIFICATION NUMBER
Elgin Sweeper Company	0508218	36-2351764
Federal APD Incorporated	272394	38-1429512
Federal Merger Corporation	9G-300	36-4159379
Federal Signal Corporation	0701203	36-1063330
Federal Signal Credit Corporation	0934191	36-3242152
Federal Signal Technologies, LLC	4943243	27-5100110
FS Depot, Inc.	F033530	30-0112443
Guzzler Manufacturing, Inc.	061-404	63-0790868
Jetstream of Houston, Inc.	2934157	36-4245783
Jetstream of Houston, LLP	0801065345	76-0664477
PIPS Technology Inc.	000414319	62-1867230
Sirit Corp.	0131688700	75-2547335
Vactor Manufacturing Inc.	57878207	36-3961939
VESystems, LLC	4792854	27-1992535
Victor Products USA, Incorporated	0933750	25-1415017

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 4.6(d)

None.

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 4.7(B)

Litigation.

MATTER	NATURE OF DISPUTE	STATUS	INSURED/ UNINSURED[4]
Hearing Loss Cases (Federal Signal Corporation)	The Company has been sued by firefighters seeking damages claiming that exposure to the Company’s sirens has impaired their hearing and that the sirens are therefore defective.

Currently, the only lawsuits pending against the Company by firefighters alleging hearing loss are in Cook County. There are 34 cases involving approximately 2327 plaintiffs pending in Cook County. At least 475 of these plaintiffs are Chicago Fire Department firefighters; the remaining plaintiffs appear to be from Fire Departments in other states and jurisdictions.

Since 2008, the Company has been a defendant in three consolidated trials in Cook County, involving a total of 44 plaintiffs. The Company obtained a defense verdict in two of these trials, involving a total of 35 plaintiffs. The most recent trial was in November 2011, in which the jury returned a verdict for the Company on claims filed by eight firefighters. In 2009, the Company lost a trial involving 9 plaintiffs, in which the jury awarded a total of $445,000. The Company appealed this adverse verdict; that appeal has not yet been decided.

Additional trials in Cook County are currently scheduled to occur on May 14, 2012, August 13, 2012, November 12, 2012, and February 14, 2013. These trials likely will involve anywhere from 10 - 20 firefighters. The Court is also considering the possibility of a bifurcated class action trial in which it would consolidate claims of all Chicago Fire Department firefighters and conduct a trial on the sole issue of whether the Company’s sirens are defective and unreasonably dangerous. The Court has indicated that it will announce its decision at a hearing on February 23.

Insured

[4]	The Company maintains a $3 million self-insured retention (“SIR”) which applies to each matter identified as Insured within Schedule 4.7(b).

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

The Company also has been sued on this issue outside of the Cook County, Illinois venue. Most of these cases involved lawsuits filed by a single attorney in the Court of Common Pleas, Philadelphia County, Pennsylvania. Three trials, involving a total of 19 firefighters, occurred in Philadelphia involving these cases during 2010. The Company lost one of these trials, involving a single plaintiff, and a judgment was entered against it for $75,000. The Company obtained complete defense verdicts in two other trials involving a total of 18 plaintiffs. The Company also obtained dismissals in some of these cases pursuant to pretrial motions by the Company.

Following defense verdicts in the last two Philadelphia trials, the Company negotiated a settlement with respect to all remaining filed cases in Philadelphia as well as other firefighter claimants represented by the attorney who filed the Philadelphia cases. On January 4, 2011, the Company entered into a Global Settlement Agreement with the law firm of the attorney representing these claimants. As a result of that Settlement Agreement, the Company ultimately paid approximately $3.6 million to settle claims on behalf of 1,069 firefighters.

Firefighters have brought hearing loss claims against the Company in jurisdictions other than Philadelphia and Cook County. In particular, cases have been filed in New Jersey, Missouri, Maryland, and New York. All of those cases, however, were dismissed prior to trial, including four cases in the Supreme Court of Kings County, New York which were dismissed upon the Company’s motion in 2008. The trial court subsequently denied reconsideration of its ruling. On appeal, the appellate court affirmed the trial court’s dismissal of these cases. Plaintiffs’ attorneys have threatened to file additional lawsuits. The Company intends to vigorously defend all of these lawsuits.

Further information and details regarding this litigation is set forth in the Company’s SEC disclosures.

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Neology v. Federal Signal Corporation, Federal Signal Technologies, LLC, and Sirit, Corp.	Suit alleges that Sirit RFID systems comprised of certain RFID tags, readers, software and system integration services infringe certain Neology patents. Neology demands an injunction against further manufacture or sale of the allegedly infringing products as well as monetary damages for sales by Sirit Corp. of the allegedly infringing products.	The Company has retained the law firm of Bartlit Beck for its defense and has filed its Answer to the Complaint. Neology filed a motion for a preliminary injunction regarding its ‘819, ‘746, and ‘264 patents on December 2, 2011. The parties have proposed a discovery and briefing schedule for the motion which will conclude with Neology filing a reply on March 26, 2012. The court has not yet ruled whether it will adopt this schedule, nor has a hearing date for the motion been set yet.	Uninsured

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 4.11

Employee Benefits.

PLAN

Federal Signal Corporation Retirement Plan (As Amended and Restated Effective as of January 1, 2010) (Defined Benefit Plan)

IAM National Pension Fund

Sheet Metal Worker’s National Pension Fund

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 4.12

Environmental Condition.

None.

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 4.13

Intellectual Property.

PATENTS

OWNER	COUNTRY	APPLICATION NO.	PATENT/DESIGN NO.	DESCRIPTION/REFERENCE	ISSUE DATE
ELGIN SWEEPER COMPANY	Canada	616686	1335233	STREET SWEEPER	04/18/1995
ELGIN SWEEPER COMPANY	U.S.A.	08/025364	5369833	OFFSET SIDEBAR FLIGHT SUPPORTING CHAIN	12/06/1994
ELGIN SWEEPER CO.	U.S.A.	29/069474	D400124	TRUCK BODY	10/27/1998
ELGIN SWEEPER CO.	U.S.A.	29/070332	D411498	DISPLAY MODULE	06/29/1999
ELGIN SWEEPER COMPANY	U.S.A.	08/642196	5839157	STREET SWEEPER PICK-UP HEAD	11/24/1998
ELGIN SWEEPER COMPANY	U.S.A.	08/805076	5852847	HIGH-SPEED PICK-UP HEAD FOR A STREET SWEEPER	12/29/1998
ELGIN SWEEPER COMPANY	U.S.A.	08/785339	6026724	SHARPENING DEVICE	02/22/2000
ELGIN SWEEPER COMPANY	U.S.A.	07/784169	5251652	STREET SWEEPER	10/12/1993
ELGIN SWEEPER COMPANY	U.S.A.	08/216675	5383246	SEMI-RIGID SWEEPER COVER	01/24/1995
FEDERAL SIGNAL CORPORATION	CANADA	2475362	2475362	DEBRIS COLLECTION SYSTEMS, VEHICLES AND METHODS	02/13/2003
FEDERAL SIGNAL CORPORATION	CANADA	2626233	2626233	DEBRIS COLLECTION DEVICE FOR COLLECTING DEBRIS	05/06/2008
FEDERAL SIGNAL CORPORATION	Brazil	PI9104227.5	PI9104227.5	NON-LINEAR SIGNALLING DEVICE
FEDERAL SIGNAL CORPORATION	Brazil	PI9104227.5	PI9104227.5	NON-LINEAR SIGNALLING DEVICE FOR VE
FEDERAL SIGNAL CORPORATION	Canada	2051986	2051986	PROGRAMMABLE EMERGENCY SIGNALLING DEVICE	09/20/1991
FEDERAL SIGNAL CORPORATION	Canada	2051909	2051909	NON-LINEAR SIGNALLING DEVICE FOR VE	09/19/1991
FEDERAL SIGNAL CORPORATION	Canada	2265675	2265675	COMPACT HORN SPEAKER (MODEL MS100	07/28/1998
FEDERAL SIGNAL CORPORATION	Canada	2090376	2090376	IMPROVED VEHICLE TIRE DEFLATOR	02/25/1993
FEDERAL SIGNAL CORPORATION	Canada	2541686		LIGHT ASSEMBLY

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

OWNER	COUNTRY	APPLICATION NO.	PATENT/DESIGN NO.	DESCRIPTION/REFERENCE	ISSUE DATE
FEDERAL SIGNAL CORPORATION	Canada	2648123		LIGHT BAR AND METHOD FOR MAKING
FEDERAL SIGNAL CORPORATION	Europe	4794816.1	4794816.1	LIGHT ASSEMBLY
FEDERAL SIGNAL CORPORATION	Europe	7758625.3	7758625.3	LIGHT BAR AND METHOD FOR MAKING
FEDERAL SIGNAL CORPORATION	France	97103449.1	785102	PROGRAMMABLE EMERGENCY SIGNALLING DEVICE
FEDERAL SIGNAL CORPORATION	France	91116384.8	479112	PROGRAMMABLE EMERGENCY SIGNALLING DEVICE
FEDERAL SIGNAL CORPORATION	France	91116382.2	483511	NON-LINEAR SIGNALLING DEVICE FOR VE
FEDERAL SIGNAL CORPORATION	Great Britain	97103449.1	785102	PROGRAMMABLE EMERGENCY SIGNALLING DEVICE
FEDERAL SIGNAL CORPORATION	Great Britain	91116384.8	479112	PROGRAMMABLE EMERGENCY SIGNALLING DEVICE
FEDERAL SIGNAL CORPORATION	Great Britain	91116382.2	483511	NON-LINEAR SIGNALLING DEVICE FOR VE
FEDERAL SIGNAL CORPORATION	International	PCT/US03/10301	PCT/US03/10301	DEBRIS COLLECTION SYSTEMS, VEHICLES
FEDERAL SIGNAL CORPORATION	International	PCT/US03/30340	PCT/US03/30340	DEBRIS SEPARATION AND FILTRATION SY
FEDERAL SIGNAL CORPORATION	International	PCT/US04/33564	PCT/US04/33564	LIGHT ASSEMBLY
FEDERAL SIGNAL CORPORATION	Italy	97103449.1	785102	PROGRAMMABLE EMERGENCY SIGNALLING DEVICE
FEDERAL SIGNAL CORPORATION	Italy	91116384.8	479112	PROGRAMMABLE EMERGENCY SIGNALLING DEVICE
FEDERAL SIGNAL CORPORATION	Italy	91116382.2	483511	NON-LINEAR SIGNALLING DEVICE FOR VE
FEDERAL SIGNAL CORPORATION	Japan	08-523687	08-523687	SYSTEM AND METHOD FOR BROADCASTING
FEDERAL SIGNAL CORPORATION	Mexico	9101457	178615	PROGRAMMABLE EMERGENCY SIGNALLING DEVICE
FEDERAL SIGNAL CORPORATION	Mexico	9101460	178755	NON-LINEAR SIGNALLING DEVICE FOR VE

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

OWNER	COUNTRY	APPLICATION NO.	PATENT/DESIGN NO.	DESCRIPTION/REFERENCE	ISSUE DATE
FEDERAL SIGNAL CORPORATION	Mexico	MX/A/08/012447	277409	LIGHT BAR AND METHOD FOR MAKING
FEDERAL SIGNAL CORPORATION	Spain	97103449.1	97103449.1	PROGRAMMABLE EMERGENCY SIGNALLING DEVICE
FEDERAL SIGNAL CORPORATION	Spain	91116384.8	91116384.8	PROGRAMMABLE EMERGENCY SIGNALLING DEVICE
FEDERAL SIGNAL CORPORATION	Spain	91116382.2	91116382.2	NON-LINEAR SIGNALLING DEVICE FOR VE
FEDERAL SIGNAL CORPORATION	U.S.A.	08/102690	5422623	PROGRAMMABLE EMERGENCY SIGNALLING DEVICE	06/06/1995
FEDERAL SIGNAL CORPORATION	U.S.A.	08/319123	6100791	PROGRAMMABLE EMERGENCY SIGNALLING DEVICE	08/08/2000
FEDERAL SIGNAL CORPORATION	U.S.A.	08/169427	5557257	PROGRAMMABLE EMERGENCY SIGNALLING	09/17/1996
FEDERAL SIGNAL CORPORATION	U.S.A.	08/475354	5584560	REMOTE CONTROL SPOTLIGHT - D1923)	12/17/1996
FEDERAL SIGNAL CORPORATION	U.S.A.	08/902841	5970158	COMPACT HORN SPEAKER (MODEL MS100)	10/19/1999
FEDERAL SIGNAL CORPORATION	U.S.A.	29/068522	D402909	LIGHT BAR HOUSING (VISTA)	12/22/1998
FEDERAL SIGNAL CORPORATION	U.S.A.	09/429908	6778078	INTERGRATED EMERGENCY SIGNALING	08/17/2004
FEDERAL SIGNAL CORPORATION	U.S.A.	08/418804	RE35373	VEHICLE TIRE DEFLATOR	11/05/1996
FEDERAL SIGNAL CORPORATION	U.S.A.	07/859071	5253950	VEHICLE TIRE DEFLATOR	10/19/1993
FEDERAL SIGNAL CORPORATION	U.S.A.	10/074777	6854157	DEBRIS COLLECTION SYSTEMS AND VEHICLE	02/15/2005
FEDERAL SIGNAL CORPORATION	U.S.A.	10/809664	7244053	MOUNTING FOOT FOR LIGHT BAR	07/17/2007
FEDERAL SIGNAL CORPORATION	U.S.A.	10/504645	7281296	DEBRIS COLLECTION SYSTEMS, VEHICLES	10/16/2007
FEDERAL SIGNAL CORPORATION	U.S.A.	11/394752	7476013	LIGHT BAR AND METHOD FOR MAKING	01/13/2009
FEDERAL SIGNAL CORPORATION	U.S.A.	10/962875	7578600	LED LIGHT ASSEMBLY WITH REFLECTOR	08/25/2009
FEDERAL SIGNAL CORPORATION	U.S.A.	11/505642	7746794	INTEGRATED MUNICIPAL MANAGEMENT	06/29/2010

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

OWNER	COUNTRY	APPLICATION NO.	PATENT/DESIGN NO.	DESCRIPTION/REFERENCE	ISSUE DATE
FEDERAL SIGNAL CORPORATION	CANADA	2498815	2498815	DEBRIS SEPARATION AND FILTRATION SYSTEMS	09/25/2002
FEDERAL SIGNAL CORPORATION	GERMANY	03754897.1	603220797	DEBRIS SEPARATION AND FILTRATION SYSTEMS	07/09/2008
FEDERAL SIGNAL CORPORATION	EUROPEAN PATENT CONVENTION	03754897.1	1542784	DEBRIS SEPARATION AND FILTRATION SYSTEMS	07/09/2008
FEDERAL SIGNAL CORPORATION	FRANCE	03754897.1	1542784	DEBRIS SEPARATION AND FILTRATION SYSTEMS	07/09/2008
FEDERAL SIGNAL CORPORATION	GREAT BRITAIN	03754897.1	1542784	DEBRIS SEPARATION AND FILTRATION SYSTEMS	07/09/2008
FEDERAL SIGNAL CORPORATION	U.S.A.	10/253592	6887290	DEBRIS SEPARATION AND FILTRATION SYSTEMS	05/03/2005
FEDERAL SIGNAL CORPORATION	U.S.A.	29/382177	D616468	IMPELLER	05/25/2010
FEDERAL SIGNAL CORPORATION	U.S.A.	12/357175	8057139	TUBE RESTRAINT & METHODS	11/15/2011
FEDERAL SIGNAL CORPORATION	U.S.A.	11/788488	7918596	WARNING LIGHT	04/05/2011
FEDERAL SIGNAL CORPORATION	U.S.A.	11/840062	8013535	FLASH PATTERN SELECTION VIA POWER SWITCH	09/06/2011
FEDERAL SIGNAL CORPORATION	U.S.A.	12/341666	7963683	ROTATING LIGHT	06/21/2011
FEDERAL SIGNAL CORPORATION	CANADA	136110	136110	WARNING LIGHT	01/26/2011
FEDERAL SIGNAL CORPORATION	MEXICO	MX/F/2010/002120	34468	INDUSTRIAL DESIGN OF A WARNING LIGHT	10/03/2011
FEDERAL SIGNAL CORPORATION	U.S.A.	29/356145	D638732	WARNING LIGHT	05/31/2011
FEDERAL SIGNAL CORPORATION	CANADA	136111	136111	WARNING LIGHT	03/08/2011
FEDERAL SIGNAL CORPORATION	MEXICO	MX/F/2010/002120	34467	WARNING LIGHT	10/03/2011
FEDERAL SIGNAL CORPORATION	U.S.A.	29/356141	D638731	WARNING LIGHT	05/31/2011
FEDERAL SIGNAL CORPORATION	BRAZIL	DI70036489	DI70036489	LIGHT POD	03/29/2011
FEDERAL SIGNAL CORPORATION	CANADA	136054	136054	LIGHT POD	02/01/2011

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

OWNER	COUNTRY	APPLICATION NO.	PATENT/DESIGN NO.	DESCRIPTION/REFERENCE	ISSUE DATE
FEDERAL SIGNAL CORPORATION	MEXICO	MX/F/2010/002122	33732	INDUSTRIAL DESIGN OF A LIGHT POD	06/24/2011
FEDERAL SIGNAL CORPORATION	U.S.A.	29/356139	D639687	LIGHT POD	06/14/2011
FEDERAL SIGNAL CORPORATION	U.S.A.	09/162694	6056426	MONOLITHIC BEAM SHAPING LIGHT OUTPUT DEVICE	05/02/2000
FEDERAL SIGNAL CORPORATION	U.S.A.	11/369294	7562177	SIGNAL PROTOCOL ASSEMBLY	07/14/2009
FEDERAL SIGNAL CORPORATION	U.S.A.	29/256908	D564928	LIGHT BAR FOR AN EMERGENCY VEHICLE	03/25/2008
FEDERAL SIGNAL CORPORATION	U.S.A.	12/350506	7905640	LIGHT BAR AND METHOD FOR MAKING	03/15/2011
FEDERAL SIGNAL CORPORATION (AND GENERAL ELECTRIC COMPANY)	U.S.A.	08/525833	5691696	SYSTEM AND METHOD FOR BROADCASTING COLORED LIGHT FOR EMERGENCY SIGNALS	11/25/1997
JETSTREAM OF HOUSTON, INC.	U.S.A.	09/231261	6231323	HIGH PRESSURE RECIPROCATING PUMP	05/15/2001
JETSTREAM OF HOUSTON, INC.	U.S.A.	07/791117	5165451	VALVE CONTROL SYSTEM FOR HIGH PRESSURE FLUID	11/24/1992
JETSTREAM OF HOUSTON, INC.	U.S.A.	08/516207	5685487	COMPACT HIGH PRESSURE FORWARD JETTING SPINNING NOZZLE FOR CLEANING	11/11/1997
JETSTREAM OF HOUSTON, INC.	U.S.A.	08/168933	5419365	PRESSURE REGULATOR FOR WATER BLASTING	05/30/1995
PIPS TECHNOLOGY, INC.	U.S.A.	09/817572	6832728	REMOTE INDICIA READING SYSTEM	12/21/2004
PIPS TECHNOLOGY, INC.	U.S.A.	10/852003	7119674	AUTOMATED SITE SECURITY, MONITORING AND ACCESS CONTROL SYSTEM	10/10/2006
PIPS TECHNOLOGY, INC.	U.S.A.	11/425415	7466223	AUTOMATED SITE SECURITY, MONITORING AND ACCESS CONTROL SYSTEM	12/16/2008
VACTOR MANUFACTURING	U.S.A.	10/083388	6792646	SUCTION HOSE ARRANGEMENT FOR REFUSE TANK TRUCKS	09/21/2004

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

PATENT APPLICATIONS

OWNER	COUNTRY	APPLICATION NO.	DESCRIPTION/REFERENCE
FEDERAL SIGNAL CORPORATION	TAIWAN	100119260	MULTILANE VEHICLE TRACKING SYSTEM
FEDERAL SIGNAL CORPORATION	U.S.A.	11/548209	FULLY INTEGRATED LIGHT BAR
FEDERAL SIGNAL CORPORATION	U.S.A.	12/542392	LIGHT ASSEMBLY
FEDERAL SIGNAL CORPORATION	U.S.A.		LIGHT BAR AND METHOD FOR MAKING
FEDERAL SIGNAL CORPORATION	U.S.A.	12/797,425	MULTILANE VEHICLE TRACKING SYSTEM
FEDERAL SIGNAL CORPORATION	U.S.A.	12/905867	ESTIMATING PARKING SPACE OCCUPANCY USING RADIO FREQUENCY IDENTIFICATION
FEDERAL SIGNAL CORPORATION	U.S.A.	12/900,684	LANE POSITION DETECTION ARRANGEMENT USING RADIO FREQUENCY IDENTIFICATION
FEDERAL SIGNAL CORPORATION	WO	PCT/US2011/053894	ESTIMATING PARKING SPACE OCCUPANCY USING RADIO FREQUENCY IDENTIFICATION
FEDERAL SIGNAL CORPORATION	U.S.A.	13/100,997	VEHICLE DETECTION SYSTEM WITH RFDI- BASED LOCATION DETERMINATION
FEDERAL SIGNAL CORPORATION	WO	PCT/2011/030751	MULTILANE VEHICLE TRACKING SYSTEM
FEDERAL SIGNAL CORPORATION	WO	PCT/US2011/053911	LANE POSITION DETECTION ARRANGEMENT USING RADIO FREQUENCY IDENTIFICATION
FEDERAL SIGNAL CORPORATION	U.S.A	11/803573	DUST SEPARATION SYSTEM FOR USE WITH MOBILE EQUIPMENT
FEDERAL SIGNAL CORPORATION	U.S.A.	12/173507	SIDE BROOM HAVING MEMORY RECALL AND METHOD FOR PERFORMING THE SAME
FEDERAL SIGNAL CORPORATION	U.S.A.	12/196052	REFUSE TRUCK HAVING DOUBLE BARREL STORAGE AND METHODS
FEDERAL SIGNAL CORPORATION	U.S.A.	12/832579	SEAL CARTRIDGE FOR A ROTATING NOZZLE ASSEMBLY
FEDERAL SIGNAL CORPORATION	U.S.A.	11/788487	WARNING LIGHT
FEDERAL SIGNAL CORPORATION	U.S.A.	11/712769	LIGHT ASSEMBLY
FEDERAL SIGNAL CORPORATION	U.S.A.	12/776500	WARNING LIGHT ARRANGEMENTS; COMPONENTS; AND METHODS
FEDERAL SIGNAL CORPORATION	U.S.A.	13/027418	WARNING LIGHT ARRANGEMENTS; COMPONENTS; AND METHODS
FEDERAL SIGNAL CORPORATION	U.S.A.	13/040834	LIGHT BAR AND METHOD FOR MAKING
FEDERAL SIGNAL CORPORATION	U.S.A.	13/103286	ROTATING LIGHT
FEDERAL SIGNAL CORPORATION	U.S.A.	12/418220	ARTICULATING VACUUM HOSE

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

OWNER	COUNTRY	APPLICATION NO.	DESCRIPTION/REFERENCE
FEDERAL SIGNAL CORPORATION	CANADA	2519744	STREET SWEEPER WITH LITTER HOSE
FEDERAL SIGNAL CORPORATION	CANADA	2688986	ROTATING LIGHT
FEDERAL SIGNAL CORPORATION	EUROPEAN	091804747.0	ROTATING LIGHT
FEDERAL SIGNAL CORPORATION	BRAZIL	PI10021841	LED WARNING LIGHT BAR
FEDERAL SIGNAL CORPORATION	CANADA	2704488	LED WARNING LIGHT BAR
FEDERAL SIGNAL CORPORATION	MEXICO	MX/A/2010/005408	LED WARNING LIGHT BAR
FEDERAL SIGNAL CORPORATION	BRAZIL	DI70036500	WARNING LIGHT
FEDERAL SIGNAL CORPORATION	INTERNATIONAL	PCT/US2011/025013	WARNING LIGHT ARRANGEMENTS; COMPONENTS; AND METHODS
FEDERAL SIGNAL CORPORATION	BRAZIL	D170036497	WARNING LIGHT
PIPS TECHNOLOGY INC.	EUROPEAN UNION	07870992.0	AUTOMATED SITE SECURITY, MONITORING AND ACCESS CONTROL SYSTEM
PIPS TECHNOLOGY INC.	U.S.A.	12/120375	APPARATUS AND METHOD FOR RECOGNIZING THE STATE OF ORIGIN OF A VEHICLE LICENSE PLATE
SIRIT CORP.	BRAZIL	NOT YET AVAILABLE	DETERMINING SPEEDS OF RADIO FREQUENCY TAGS
SIRIT CORP.	INDIA	1481/MUMNP/2011	DETERMINING SPEEDS OF RADIO FREQUENCY TAGS
SIRIT CORP.	PHILIPPINES	1-2011-501387	DETERMINING SPEEDS OF RADIO FREQUENCY TAGS
SIRIT CORP.	THAILAND	1101001082	DETERMINING SPEEDS OF RADIO FREQUENCY TAGS
SIRIT CORP.	VIETNAM	1-2011-02030	DETERMINING SPEEDS OF RADIO FREQUENCY TAGS
SIRIT CORP.	BRAZIL	NOT YET AVAILABLE	SWITCHING RADIO FREQUENCY IDENTIFICATION (RFDI) TAGS
SIRIT CORP.	INDIA	NOT YET AVAILABLE	SWITCHING RADIO FREQUENCY IDENTIFICATION (RFDI) TAGS
SIRIT CORP.	MEXICO	NOT YET AVAILABLE	SWITCHING RADIO FREQUENCY IDENTIFICATION (RFDI) TAGS
SIRIT CORP.	THAILAND	1101003500	SWITCHING RADIO FREQUENCY IDENTIFICATION (RFDI) TAGS
SIRIT CORP.	U.S.A.	12/835,664	DETECTING MULTIPLE SIGNALS FROM RFDI TAGS

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

TRADEMARKS

OWNER	COUNTRY	APPLICATION NO.	TMA NO.	DESCRIPTION/REFERENCE	REGISTRATION DATE
ELGIN SWEEPER COMPANY	AUSTRALIA	1121399	1121399	CROSSWIND FSX	06/29/2006
ELGIN SWEEPER COMPANY	AUSTRALIA	841618	841618	ELGIN	10/25/2004
ELGIN SWEEPER COMPANY	AUSTRALIA	841619	1044105	WHIRLWIND	07/11/2005
ELGIN SWEEPER COMPANY	CANADA	0264502	TMA130915	ELGIN	05/10/1963
ELGIN SWEEPER COMPANY	CANADA	309340	TMA159173	PELICAN	11/8/1968
ELGIN SWEEPER COMPANY	CANADA	1013064	TMA540692	ROAD WIZARD	02/02/2001
ELGIN SWEEPER COMPANY	CANADA	344408	TMA186444	WHIRLWIND	11/03/1972
ELGIN SWEEPER COMPANY	CHINA	4739973	4739973	CROSSWIND	04/07/2009
ELGIN SWEEPER COMPANY	CHINA	5457736	5457736	CROSSWIND FSX	05/28/2009
ELGIN SWEEPER COMPANY	CHINA	4739955	4739955	CROSSWIND FURY	04/07/2009
ELGIN SWEEPER COMPANY	CHINA		841618	ELGIN	10/25/2004
ELGIN SWEEPER COMPANY	CHINA	4739956	4739956	PELICAN	05/28/2008
ELGIN SWEEPER COMPANY	COLOMBIA	360571	51559	ELGIN	05/28/1962
ELGIN SWEEPER COMPANY	EUROPEAN UNION	5145644	5145644	ELGIN	06/14/2007
ELGIN SWEEPER COMPANY	EUROPEAN UNION	3945532	003945532	PELICAN	06/20/2006
ELGIN SWEEPER COMPANY	EUROPEAN UNION	5144787	5144787	WHIRLWIND	05/18/2007
ELGIN SWEEPER COMPANY	JAPAN	2006-061128	5030366	CROSSWIND FSX	03/02/1977
ELGIN SWEEPER COMPANY	JAPAN		841618	ELGIN	07/20/2007
ELGIN SWEEPER COMPANY	JAPAN	49410/68	1265341	PELICAN	04/18/1977
ELGIN SWEEPER COMPANY	JAPAN	841619	841619	WHIRLWIND	08/11/2005
ELGIN SWEEPER COMPANY	KUWAIT	70544	61298	ELGIN	05/18/2005
ELGIN SWEEPER COMPANY	MEXICO		108978	ELGIN	11/03/1981
ELGIN SWEEPER COMPANY	MEXICO	15368	140426	PELICAN	10/24/1982

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

OWNER	COUNTRY	APPLICATION NO.	TMA NO.	DESCRIPTION/REFERENCE	REGISTRATION DATE
ELGIN SWEEPER COMPANY	SWITZERLAND		P328042	ELGIN	02/13/1984
ELGIN SWEEPER COMPANY	U.S.A.	75729433	2434223	AIR BEAR	03/06/2001
ELGIN SWEEPER COMPANY	U.S.A.	75729432	2434222	AIR CUB	03/06/2001
ELGIN SWEEPER COMPANY	U.S.A.	74718933	2017251	ATHEY	11/19/1996
ELGIN SWEEPER COMPANY	U.S.A.	75733059	2341306	BROOM BEAR	04/11/2000
ELGIN SWEEPER COMPANY	U.S.A.	77045905	3406099	BROOMSTICK	04/01/2008
ELGIN SWEEPER COMPANY	U.S.A.	73460869	1303465	CROSSWIND	11/06/1984
ELGIN SWEEPER COMPANY	U.S.A.	75733060	2336189	CROSSWIND FSX	03/28/2000
ELGIN SWEEPER COMPANY	U.S.A.	78526994	3023703	CROSSWIND FURY	12/06/2005
ELGIN SWEEPER COMPANY	U.S.A.	75736304	2329980	EAGLE	03/14/2000
ELGIN SWEEPER COMPANY	U.S.A.	72117263	0731803	ELGIN	05/22/1962
ELGIN SWEEPER COMPANY	U.S.A.	73460867	1376886	ELGIN	01/07/1986
ELGIN SWEEPER COMPANY	U.S.A.	76434454	2762749	FLEETMINDER	09/09/2003
ELGIN SWEEPER COMPANY	U.S.A.	75729431	2336151	GEOVAC	03/28/2000
ELGIN SWEEPER COMPANY	U.S.A.	78650111	3206900	LIFELINER	02/06/2007
ELGIN SWEEPER COMPANY	U.S.A.	74330265	1780049	MEGAWIND	07/06/1993
ELGIN SWEEPER COMPANY	U.S.A.	77193259	3656365	MEMORY SWEEP	07/21/2009
ELGIN SWEEPER COMPANY	U.S.A.	71661004	616149	MOBIL SWEEPER	11/15/1955
ELGIN SWEEPER COMPANY	U.S.A.	73051953	1044660	PELICAN	07/27/1976
ELGIN SWEEPER COMPANY	U.S.A.	74502235	1881862	QUIET-PAK	03/07/1995
ELGIN SWEEPER COMPANY	U.S.A.	75719155	2472176	ROAD WIZARD	07/24/2001
ELGIN SWEEPER COMPANY	U.S.A.	77505237	3815082	WEARMAX	07/06/2010
ELGIN SWEEPER COMPANY	U.S.A.	74517313	1881876	WHIRLWIND	03/07/1995

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

OWNER	COUNTRY	APPLICATION NO.	TMA NO.	DESCRIPTION/REFERENCE	REGISTRATION DATE
FEDERAL APD INCORPORATED	BRAZIL		816743444	FEDERAL APD	11/03/1993
FEDERAL APD INCORPORATED	BRAZIL		816743452	FEDERAL APD DE BRAZIL	11/30/1999
FEDERAL APD INCORPORATED	CHILE	578422	646188	FEDERAL APD	09/22/1992
FEDERAL APD INCORPORATED	CHILE	204549	646189	FEDERAL APD DE CHILE	10/21/2002
FEDERAL APD INCORPORATED	CHILE	211684	654474	FEDERAL APD SCAN	12/04/1992
FEDERAL APD INCORPORATED	MEXICO		407407	FEDERAL APD	03/09/1992
FEDERAL APD INCORPORATED	MEXICO	124916	407408	FEDERAL APD DE MEXICO	03/09/1992
FEDERAL APD INCORPORATED	MEXICO	124915	454854	SCAN	03/22/1994
FEDERAL APD INCORPORATED	U.S.A.	77716045*		ELEMENT
FEDERAL APD INCORPORATED	U.S.A.	76325179	2578687	FEDERAL APD	06/11/2002
FEDERAL APD INCORPORATED	U.S.A.	76467862	2813948	PASSPORT 360	02/10/2004
FEDERAL APD INCORPORATED	U.S.A.	76239249	2573398	POSIDRIVE	05/28/2002
FEDERAL APD INCORPORATED	U.S.A.	75778874	2472252	SCAN NET	07/24/2001
FEDERAL APD INCORPORATED	U.S.A.	74413888	1854523	SST	09/20/1994
FEDERAL APD INCORPORATED	U.S.A.	76056217	2655468	TICKET SPITTER	12/03/2002
FEDERAL APD INCORPORATED	VENEZUELA		9907-92	FEDERAL APD	10/07/1994
FEDERAL APD INCORPORATED	VENEZUELA	009905	32366	FEDERAL APD DE VENEZUELA	07/10/1994
FEDERAL SIGNAL CORPORATION	AUSTRALIA		614958	FEDERAL APD	10/28/1993
FEDERAL SIGNAL CORPORATION	AUSTRALIA		A290607	FEDERAL	12/05/1985
FEDERAL SIGNAL CORPORATION	AUSTRALIA	290608	B290608	SELECTONE	09/17/1995
FEDERAL SIGNAL CORPORATION	BRAZIL		818447915	FS	07/21/1998
FEDERAL SIGNAL CORPORATION	BRAZIL		819633291	STREETHAWK	07/06/1999
FEDERAL SIGNAL CORPORATION	BRAZIL	821227076	821227076	GUZZLER	12/26/2001
FEDERAL SIGNAL CORPORATION	BRAZIL		821227068	VACTOR	12/26/2001

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

OWNER	COUNTRY	APPLICATION NO.	TMA NO.	DESCRIPTION/REFERENCE	REGISTRATION DATE
FEDERAL SIGNAL CORPORATION	CANADA		TMA152484	FEDERAL	08/11/1967
FEDERAL SIGNAL CORPORATION	CANADA	397748	TMA221095	FS	06/10/1977
FEDERAL SIGNAL CORPORATION	CANADA	0334146	TMA177311	VIBRATONE	07/30/1971
FEDERAL SIGNAL CORPORATION	CANADA	660801	TMA399105	EVACUATOR	06/12/1992
FEDERAL SIGNAL CORPORATION	CANADA	660800	TMA520836	FIREBOLT	12/22/1999
FEDERAL SIGNAL CORPORATION	CANADA	703936	TMA428877	GIGASTROBE	06/17/1994
FEDERAL SIGNAL CORPORATION	CANADA	703965	TMA412963	PHASE II	05/28/1993
FEDERAL SIGNAL CORPORATION	CANADA	660796	TMA431646	PULSATOR	08/12/1994
FEDERAL SIGNAL CORPORATION	CANADA	703964	TMA412169	REACTOR	05/07/1993
FEDERAL SIGNAL CORPORATION	CANADA	660792	TMA401059	TARGET TECH	08/07/1992
FEDERAL SIGNAL CORPORATION	CANADA	660790	TMA401058	TURBO BEAM	08/07/1992
FEDERAL SIGNAL CORPORATION	CANADA	891352	TMA517902	VISTA	10/14/1999
FEDERAL SIGNAL CORPORATION	CHINA	9800007836	1274298	FS	05/14/1999
FEDERAL SIGNAL CORPORATION	CHINA	9800007837	1283665	FS	06/14/1999
FEDERAL SIGNAL CORPORATION	CHINA	9800007840	1327052	FS	10/21/1999
FEDERAL SIGNAL CORPORATION	CHINA	9800007841	1296893	VISTA	07/21/1999
FEDERAL SIGNAL CORPORATION	COLOMBIA	10082067	421565	FS LOGO	03/25/2011
FEDERAL SIGNAL CORPORATION	FRANCE	248750	1626649	FS	11/12/1990
FEDERAL SIGNAL CORPORATION	FRANCE	597335	1626651	AERODYNIC	11/12/1992
FEDERAL SIGNAL CORPORATION	GERMANY	F30575/9W	1032087	FS	04/15/1982
FEDERAL SIGNAL CORPORATION	GERMANY	F30575/9WZ	1027004	AERODYNIC	12/21/1981
FEDERAL SIGNAL CORPORATION	JAPAN	108254/89	2487054	FS	12/25/1992
FEDERAL SIGNAL CORPORATION	JAPAN	29046514	1579514	FS	04/27/1983

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

OWNER	COUNTRY	APPLICATION NO.	TMA NO.	DESCRIPTION/REFERENCE	REGISTRATION DATE
FEDERAL SIGNAL CORPORATION	JAPAN	2004-099746	4928201	FS	02/10/2006
FEDERAL SIGNAL CORPORATION	KUWAIT	70543	61297	FS	05/18/2005
FEDERAL SIGNAL CORPORATION	KUWAIT	70542	61416	FS	05/18/2005
FEDERAL SIGNAL CORPORATION	MEXICO	339013	589124	FEDERAL APD	09/17/1992
FEDERAL SIGNAL CORPORATION	MEXICO	101082	214468	FS	07/09/1978
FEDERAL SIGNAL CORPORATION	MEXICO	604806	605806	FS	07/08/1998
FEDERAL SIGNAL CORPORATION	MEXICO	640350	640350	FS	07/08/1998
FEDERAL SIGNAL CORPORATION	MEXICO	177722	513770	TARGET TECH	01/12/1996
FEDERAL SIGNAL CORPORATION	MEXICO	217678	486261	TARGET TECH	03/17/1995
FEDERAL SIGNAL CORPORATION	NEW ZEALAND		11335	FEDERAL	02/21/1979
FEDERAL SIGNAL CORPORATION	NEW ZEALAND	11334	B113334	SELECTONE	03/23/1979
FEDERAL SIGNAL CORPORATION	SPAIN	M1019100	1019100-3	FS	05/20/1983
FEDERAL SIGNAL CORPORATION	SPAIN	1197827	1197827	STREETHAWK	04/20/1988
FEDERAL SIGNAL CORPORATION	SWEDEN	87-3552	210689	STREETHAWK	05/27/1988
FEDERAL SIGNAL CORPORATION	SWITZERLAND	4376/77	281427	FS	03/03/1976
FEDERAL SIGNAL CORPORATION	TAIWAN	086014240	00790664	AERODYNIC	01/01/1998
FEDERAL SIGNAL CORPORATION	TAIWAN	86014252	00812775	FS	08/16/1998
FEDERAL SIGNAL CORPORATION	TAIWAN	086014237	00797553	VISTA	03/01/1998
FEDERAL SIGNAL CORPORATION	TAIWAN	086014245	843336	FIRE BALL	03/06/1999
FEDERAL SIGNAL CORPORATION	TAIWAN	086014246	802025	FIREBALL	05/01/1998
FEDERAL SIGNAL CORPORATION	TAIWAN	086014241	00790667	FIREBEAM	01/01/1998
FEDERAL SIGNAL CORPORATION	TAIWAN	086053165	00824391	HIGHLIGHTER	11/01/1998
FEDERAL SIGNAL CORPORATION	TAIWAN	086014241	00790665	JETSONIC	01/01/1998
FEDERAL SIGNAL CORPORATION	TAIWAN	086014242	00790666	JETSTROBE	01/01/1998

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

OWNER	COUNTRY	APPLICATION NO.	TMA NO.	DESCRIPTION/REFERENCE	REGISTRATION DATE
FEDERAL SIGNAL CORPORATION	TAIWAN	86053167	00821377	MAGNABEAM	10/16/1998
FEDERAL SIGNAL CORPORATION	TAIWAN	086053163	824390	MINI-JET	11/01/1998
FEDERAL SIGNAL CORPORATION	TAIWAN	086053164	00824425	MINI-JETSTROBE	11/01/1998
FEDERAL SIGNAL CORPORATION	TAIWAN	86053166	00824392	SIGNALMASTER	11/01/1998
FEDERAL SIGNAL CORPORATION	TAIWAN	086014239	0802024	STREETHAWK	05/01/1998
FEDERAL SIGNAL CORPORATION	TAIWAN	86053169	00839858	UNITROL	02/16/1999
FEDERAL SIGNAL CORPORATION	TAIWAN	796189	00793189	VECTOR	02/16/1998
FEDERAL SIGNAL CORPORATION	TAIWAN	086014244	796190	VISION	02/16/1998
FEDERAL SIGNAL CORPORATION	TAIWAN	086014238	00790663	JETSTREAM	01/01/1998
FEDERAL SIGNAL CORPORATION	UNITED KINGDOM	1051896	1051896	SELECTONE	09/10/1975
FEDERAL SIGNAL CORPORATION	UNITED KINGDOM		1588192	EVACUATOR	06/21/1995
FEDERAL SIGNAL CORPORATION	UNITED KINGDOM		1588191	FIREBOLT	09/15/1995
FEDERAL SIGNAL CORPORATION	UNITED KINGDOM	B1588193	1588193	PULSATOR	05/24/1996
FEDERAL SIGNAL CORPORATION	UNITED KINGDOM	1308443	1380443	STREETHAWK	04/03/1992
FEDERAL SIGNAL CORPORATION	UNITED KINGDOM	APP. #B	1588195	TARGET TECH	10/18/1994
FEDERAL SIGNAL CORPORATION	U.S.A.	74052208	1726097	FS	10/20/1992
FEDERAL SIGNAL CORPORATION	U.S.A.	78377078	3003831	CODESPEAR	10/04/2005
FEDERAL SIGNAL CORPORATION	U.S.A.	73226658	1160739	FS	07/14/1981
FEDERAL SIGNAL CORPORATION	U.S.A.	77277422	3644241	FS SOLUTIONS	06/23/2009
FEDERAL SIGNAL CORPORATION	U.S.A.	77277374	3463889	FS SOLUTIONS	07/08/2008
FEDERAL SIGNAL CORPORATION	U.S.A.	77611383	3650192	HIGHLIGHTER	07/07/2009
FEDERAL SIGNAL CORPORATION	U.S.A.	77612129	3666115	RIGHTSTART	08/11/2009
FEDERAL SIGNAL CORPORATION	U.S.A.	77470187	3642091	RUMBLER	09/25/2007

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

OWNER	COUNTRY	APPLICATION NO.	TMA NO.	DESCRIPTION/REFERENCE	REGISTRATION DATE
FEDERAL SIGNAL CORPORATION	U.S.A.	85068469	3963576	VALOR	05/17/2011
FEDERAL SIGNAL CORPORATION	U.S.A.	77616858	3666146	VELOCITYCAM	08/11/2009
FEDERAL SIGNAL CORPORATION	U.S.A.	78793328	3168721	FS DEPOT	11/07/2006
FEDERAL SIGNAL CORPORATION	U.S.A.	74544291	1962435	AUDIOMASTER	03/12/1996
FEDERAL SIGNAL CORPORATION	U.S.A.	74369277	1835248	AUDIOMASTER	05/10/1994
FEDERAL SIGNAL CORPORATION	U.S.A.	74446370	1855599	COMMANDER	09/27/1994
FEDERAL SIGNAL CORPORATION	U.S.A.	74441373	2062446	COMMCENTER	05/20/1997
FEDERAL SIGNAL CORPORATION	U.S.A.	73818749	1589806	ELECTRAFLASH	04/03/1990
FEDERAL SIGNAL CORPORATION	U.S.A.	73795559	1587533	ELECTRARAY	03/20/1990
FEDERAL SIGNAL CORPORATION	U.S.A.	73809231	1615495	F	10/02/1990
FEDERAL SIGNAL CORPORATION	U.S.A.	71473849	412286	F	02/27/1945
FEDERAL SIGNAL CORPORATION	U.S.A.	72195389	785519	INTERCEPTOR	02/23/1995
FEDERAL SIGNAL CORPORATION	U.S.A.	74061930	1773431	LITESTAK	05/25/1993
FEDERAL SIGNAL CORPORATION	U.S.A.	75555122	2299792	MICROSTAT	12/14/1999
FEDERAL SIGNAL CORPORATION	U.S.A.	73294462	1215552	SELECT FONE	11/09/1982
FEDERAL SIGNAL CORPORATION	U.S.A.	74400950	1829279	SELECTONE	04/15/1994
FEDERAL SIGNAL CORPORATION	U.S.A.	78291615	2903968	SEMISTAT	11/16/2004
FEDERAL SIGNAL CORPORATION	U.S.A.	77013372	3284374	STARFIRE	08/28/2007
FEDERAL SIGNAL CORPORATION	U.S.A.	75517933	2276015	STREAMLINE	09/07/1999
FEDERAL SIGNAL CORPORATION	U.S.A.	71628684	606640	THUNDERBOLT	05/31/1955
FEDERAL SIGNAL CORPORATION	U.S.A.	76325180	2748314	ULTRAVOICE	08/05/2003
FEDERAL SIGNAL CORPORATION	U.S.A.	78239963	2830124	UNISTAT	045/06/2004
FEDERAL SIGNAL CORPORATION	U.S.A.	72195387	795084	VIBRATONE	08/31/1965
FEDERAL SIGNAL CORPORATION	U.S.A.	72246301	833236	VIBRATONE	08/08/1967

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

OWNER	COUNTRY	APPLICATION NO.	TMA NO.	DESCRIPTION/REFERENCE	REGISTRATION DATE
FEDERAL SIGNAL CORPORATION	U.S.A.	73351137	1251014	VISALERT	09/13/1983
FEDERAL SIGNAL CORPORATION	U.S.A.	77205828	3507146	XLT	09/30/2008
FEDERAL SIGNAL CORPORATION	U.S.A.	76056218	2469545	ATKINSON DYNAMICS	07/17/2001
FEDERAL SIGNAL CORPORATION	U.S.A.	73151381	1116576	AERODYNIC	04/17/1979
FEDERAL SIGNAL CORPORATION	U.S.A.	76448662	2803422	ARJENT	01/06/2004
FEDERAL SIGNAL CORPORATION	U.S.A.	75554607	2334794	DYNAMAX	03/28/2000
FEDERAL SIGNAL CORPORATION	U.S.A.	76392683	2789536	ESCAPE	12/02/2003
FEDERAL SIGNAL CORPORATION	U.S.A.	73329657	1207084	EVACUATOR	09/07/1982
FEDERAL SIGNAL CORPORATION	U.S.A.	72195390	0793960	FIRE BALL	08/10/1965
FEDERAL SIGNAL CORPORATION	U.S.A.	74093537	1695246	FIREBEAM	06/16/1992
FEDERAL SIGNAL CORPORATION	U.S.A.	73425087	1284136	FIREBOLT	07/03/1984
FEDERAL SIGNAL CORPORATION	U.S.A.	74379807	1921548	FIREHAWK	09/26/1995
FEDERAL SIGNAL CORPORATION	U.S.A.	75554603	2324995	FIRERAY	02/29/2000
FEDERAL SIGNAL CORPORATION	U.S.A.	74221519	1870354	GIGASTROBE	12/27/1994
FEDERAL SIGNAL CORPORATION	U.S.A.	77259125	3489925	IMPAXX	08/19/2008
FEDERAL SIGNAL CORPORATION	U.S.A.	76329973	2687416	INTELLI-FLASH	02/11/2003
FEDERAL SIGNAL CORPORATION	U.S.A.	78942805	3251600	JETSOLARIS	06/12/2007
FEDERAL SIGNAL CORPORATION	U.S.A.	78828600	3240763	LEGEND	05/08/2007
FEDERAL SIGNAL CORPORATION	U.S.A.	85293238*		MICROPULSE
FEDERAL SIGNAL CORPORATION	U.S.A.	78791509	3168712	MINI-JET	11/07/2006
FEDERAL SIGNAL CORPORATION	U.S.A.	73808850	1629857	MISC. DESIGN (SIDE OF Q SIREN)	01/01/1991
FEDERAL SIGNAL CORPORATION	U.S.A.	85255815		DESIGN ONLY (LIGHT BARS FOR VEHICLES)
FEDERAL SIGNAL CORPORATION	U.S.A.	73299376	1185607	NIGHT-FIGHTER	01/12/1982

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

OWNER	COUNTRY	APPLICATION NO.	TMA NO.	DESCRIPTION/REFERENCE	REGISTRATION DATE
FEDERAL SIGNAL CORPORATION	U.S.A.	74221518	1833152	PHASE II	04/26/1994
FEDERAL SIGNAL CORPORATION	U.S.A.	75871945	2535481	PULSATOR	02/05/2002
FEDERAL SIGNAL CORPORATION	U.S.A.	75943014	2473261	Q2B	07/31/2001
FEDERAL SIGNAL CORPORATION	U.S.A.	75823257	2712396	Q2B (“Q) (SOUND OF THE SIREN)	05/06/2003
FEDERAL SIGNAL CORPORATION	U.S.A.	78284286	2860374	Q-SIREN	07/06/2004
FEDERAL SIGNAL CORPORATION	U.S.A.	78791462	3341567	QUADRAFLARE	11/20/2007
FEDERAL SIGNAL CORPORATION	U.S.A.	76466542	2811566	QUICK TRACK	02/03/2004
FEDERAL SIGNAL CORPORATION	U.S.A.	75138542	2131284	RAT TRAP	01/20/1998
FEDERAL SIGNAL CORPORATION	U.S.A.	76475900	2811588	RAYDIAN	02/03/2004
FEDERAL SIGNAL CORPORATION	U.S.A.	75624088	2381868	RENEGADE	08/29/2000
FEDERAL SIGNAL CORPORATION	U.S.A.	76329972	2689373	RICOCHET	02/18/2003
FEDERAL SIGNAL CORPORATION	U.S.A.	78847672	3300344	RUMBLER	09/25/2007
FEDERAL SIGNAL CORPORATION	U.S.A.	74425690	1892640	SENTRY	05/02/1995
FEDERAL SIGNAL CORPORATION	U.S.A.	75801456	2474339	SIGNALTECH	07/31/2001
FEDERAL SIGNAL CORPORATION	U.S.A.	74096894	1657038	SMARTSIREN	09/10/1991
FEDERAL SIGNAL CORPORATION	U.S.A.	78380035	3046895	SOLARIS	01/17/2006
FEDERAL SIGNAL CORPORATION	U.S.A.	74422800	1839220	STINGER SPIKE SYSTEM	06/14/1994
FEDERAL SIGNAL CORPORATION	U.S.A.	78768571	3235331	SUREWARN	04/24/2007
FEDERAL SIGNAL CORPORATION	U.S.A.	73655331	1470597	TARGET TECH	12/29/1987
FEDERAL SIGNAL CORPORATION	U.S.A.	73594913	1455122	TARGET TECH	09/01/1987
FEDERAL SIGNAL CORPORATION	U.S.A.	74030584	1624678	TURBO BEAM	11/27/1990
FEDERAL SIGNAL CORPORATION	U.S.A.	74030278	1624677	TURBO FLASH	11/27/1990
FEDERAL SIGNAL CORPORATION	U.S.A.	74621429	2129237	ULTRASTAR	01/13/1998

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

OWNER	COUNTRY	APPLICATION NO.	TMA NO.	DESCRIPTION/REFERENCE	REGISTRATION DATE
FEDERAL SIGNAL CORPORATION	U.S.A.	75778873	2460998	UNITROL	06/19/2001
FEDERAL SIGNAL CORPORATION	U.S.A.	74311960	1765721	VECTOR	04/20/1993
FEDERAL SIGNAL CORPORATION	U.S.A.	74413000	1947214	VIEWPOINT	01/09/1996
FEDERAL SIGNAL CORPORATION	U.S.A.	78826670	3541950	VIPER	12/02/2008
FEDERAL SIGNAL CORPORATION	U.S.A.	75733058	2464438	VIPER	06/26/2001
FEDERAL SIGNAL CORPORATION	U.S.A.	73127548	1082420	VISIBEAM	01/17/1978
FEDERAL SIGNAL CORPORATION	U.S.A.	74093540	1685767	VISION	05/05/1992
FEDERAL SIGNAL CORPORATION	U.S.A.	75557125	2323434	VISTA	02/29/2000
FEDERAL SIGNAL CORPORATION	U.S.A.	72195388	791326	VITALITE	06/22/1965
FEDERAL SIGNAL CORPORATION	U.S.A.	72033554	661331	VOICE GUN	05/06/1958
FEDERAL SIGNAL CORPORATION	VENEZUELA		110017-F	FEDERAL SIGNAL	08/22/1994
FEDERAL SIGNAL CORPORATION	VENEZUELA		153164-F	FEDERAL SIGNAL CORPORATION	02/16/1994
FEDERAL SIGNAL CORPORATION	WISCONSIN		5601395	FS DEPOT	02/08/2006
FS DEPOT, INC.	AUSTRALIA	854967	1071501	LEACH	04/30/2007
FS DEPOT, INC.	CHINA	854967	854967	LEACH	11/19/2004
FS DEPOT, INC.	JAPAN	854967	854967	LEACH	11/16/2004
GUZZLER MANUFACTURING, INC.	AUSTRALIA	A0020186	1042549	GUZZLER (PENDING)
GUZZLER MANUFACTURING, INC.	MEXICO	1095381	1164968	GUZZLER	06/21/2010
GUZZLER MANUFACTURING, INC.	U.S.A.	74515420	1882075	ACE	03/07/1995
GUZZLER MANUFACTURING, INC.	U.S.A.	73425816	1284986	GUZZLER	07/10/1984
GUZZLER MANUFACTURING, INC.	U.S.A.	78245552	2871627	GUZZLER NX	08/10/2004

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

OWNER	COUNTRY	APPLICATION NO.	TMA NO.	DESCRIPTION/REFERENCE	REGISTRATION DATE
GUZZLER MANUFACTURING, INC.	U.S.A.	74708156	1996827	PREDATOR	08/27/1996
GUZZLER MANUFACTURING, INC.	U.S.A.	85179088		REACH
JETSTREAM OF HOUSTON, INC.	CHINA	4739971	4739971	JETSTREAM	07/07/2008
JETSTREAM OF HOUSTON, INC.	KUWAIT	70545	62633	JETSTREAM
JETSTREAM OF HOUSTON, INC.	UNITED KINGDOM	B1487635	1487635	JETSTREAM	11/24/1995
JETSTREAM OF HOUSTON, LLP	BENELUX	0774469	0512015	JETSTREAM	12/01/2002
JETSTREAM OF HOUSTON, LLP	FRANCE	92401715	92401715	JETSTREAM	01/14/1992
JETSTREAM OF HOUSTON, LLP	U.S.A.	73240218	1183482	JETSTREAM	12/29/1981
JETSTREAM OF HOUSTON, LLP	AUSTRALIA		1050989	JETSTREAM (PENDING)
JETSTREAM OF HOUSTON, LLP	EUROPEAN UNION	3990355	3990355	JETSTREAM	02/08/2006
JETSTREAM OF HOUSTON, LLP	EUROPEAN UNION	3990371	3990371	UNX	09/29/2005
JETSTREAM OF HOUSTON, LLP	NORWAY	2004 08598	228519	JETSTREAM	10/05/2005
JETSTREAM OF HOUSTON, LLP	NORWAY	2004 08599	227 904	UNX	08/30/2005
JETSTREAM OF HOUSTON, LLP	U.S.A.	78769086	3299627	MAX ARMSTRONG	09/25/2007
JETSTREAM OF HOUSTON, INC.	U.S.A.	75736305	2350077	UNX	05/16/2000
PIPS TECHNOLOGY INC.	EUROPEAN UNION	008160509	008160509	SPEEDSPIKE	10/07/2009
PIPS TECHNOLOGY INC.	U.S.A.	78703030	3406816	AUTOPLATE	04/01/2008
PIPS TECHNOLOGY INC.	U.S.A.	78821423	3193420	BOSS	01/02/2007
PIPS TECHNOLOGY INC.	U.S.A.	78663618	3173495	PIPS TECHNOLOGY	11/21/2006
PIPS TECHNOLOGY INC.	U.S.A.	77649077	3706832	SLATE	11/03/2009
PIPS TECHNOLOGY INC.	U.S.A.	77667941*		SPEEDSPIKE
PIPS TECHNOLOGY INC.	U.S.A.	78581719	3163935	SUPEREX	10/24/2006
SIRIT CORP.	U.S.A.	76474290	2898685	RSI ID TECHNOLOGIES	11/02/2004

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

OWNER	COUNTRY	APPLICATION NO.	TMA NO.	DESCRIPTION/REFERENCE	REGISTRATION DATE
VACTOR MANUFACTURING, INC.	AUSTRALIA	A0020474	1054162	VACTOR	07/07/2010
VACTOR MANUFACTURING, INC.	BENELUX		319026	VACTOR	05/24/1973
VACTOR MANUFACTURING, INC.	CANADA	0605330	TMA353202	VACTOR	03/17/1989
VACTOR MANUFACTURING, INC.	CHINA	4739972	4739972	VACTOR	05/28/2008
VACTOR MANUFACTURING, INC.	COLOMBIA		119255	VACTOR	08/31/1987
VACTOR MANUFACTURING, INC.	ECUADOR	153294/05	3743/05	VACTOR	12/09/2005
VACTOR MANUFACTURING, INC.	ITALY	669956	297151	VACTOR	06/08/1993
VACTOR MANUFACTURING, INC.	KUWAIT	70546	62192	VACTOR	05/18/2005
VACTOR MANUFACTURING, INC.	MEXICO		353500	VACTOR	10/03/1988
VACTOR MANUFACTURING, INC.	SWITZERLAND	FT91,2610-CH	409616	VACTOR	03/31/1993
VACTOR MANUFACTURING, INC.	UNITED KINGDOM		1011562	JETRODDER	05/22/1973
VACTOR MANUFACTURING, INC.	UNITED KINGDOM		1011563	VACTOR	05/22/1973
VACTOR MANUFACTURING, INC.	U.S.A.	77064647	3472939	COMMANDOR	07/22/2008
VACTOR MANUFACTURING, INC.	U.S.A.	77064608	3472938	CRUISER	07/22/2008
VACTOR MANUFACTURING, INC.	U.S.A.	75736306	2467051	GRV	07/10/2001

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

OWNER	COUNTRY	APPLICATION NO.	TMA NO.	DESCRIPTION/REFERENCE	REGISTRATION DATE
VACTOR MANUFACTURING, INC.	U.S.A.	77116425	3297130	HXX PRODIGY	09/25/2007
VACTOR MANUFACTURING, INC.	U.S.A.	77612006	3755813	HYDROSURGE	03/02/2010
VACTOR MANUFACTURING, INC.	U.S.A.	77750085	3731258	INTELLIVIEW	12/29/2009
VACTOR MANUFACTURING, INC.	U.S.A.	72348565	900194	JET RODDER	10/06/1970
VACTOR MANUFACTURING, INC.	U.S.A.	77064628	3477283	MAD FLUSHER	07/29/2008
VACTOR MANUFACTURING, INC.	U.S.A.	77206356	3359472	RAMJET	12/25/2007
VACTOR MANUFACTURING, INC.	U.S.A.	73435480	1287674	SUNVAC	07/31/1984
VACTOR MANUFACTURING, INC.	U.S.A.	72185703	824390	VACTOR	02/21/1967
VACTOR MANUFACTURING, INC.	U.S.A.	77151936	3359008	VACTOR HXX HYDROEXCAVATOR	12/25/2007
VACTOR MANUFACTURING, INC.	U.S.A.	75733057	2488617	VACTOR HYDROEXCAVATOR	09/11/2001
VACTOR MANUFACTURING, INC.	U.S.A.	75552026	2421898	VAXJET	01/16/2001
VACTOR MANUFACTURING, INC.	VENEZUELA		140359	VACTOR	01/07/1991
VESYSTEMS, LLC	U.S.A.	77777125	3749470	ADAPTIP	02/16/2010

*	Intent-to-use application

COPYRIGHTS

OWNER	COUNTRY	APPLICATION NO.	COPYRIGHT NO.	DESCRIPTION/REFERENCE	REGISTRATION DATE
ELGIN SWEEPER COMPANY	U.S.A.		TX0003701004	CROSSWIND	11/15/1993
ELGIN SWEEPER COMPANY	U.S.A.		TX0003769895	EAGLE SERIES E/F: PARTS MANUAL	03/25/1994

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

OWNER	COUNTRY	APPLICATION NO.	COPYRIGHT NO.	DESCRIPTION/REFERENCE	REGISTRATION DATE
ELGIN SWEEPER COMPANY	U.S.A.		TX0003769894	EAGLE SERIES E/F: PARTS MANUAL	03/25/1994
ELGIN SWEEPER COMPANY	U.S.A.		TX0003683105	ELGIN CROSSWIND PARTS MANUAL	11/15/1993
ELGIN SWEEPER COMPANY	U.S.A.		TX0003683104	ELGIN PELICAN SERIES P PARTS MANUAL	11/15/1993
ELGIN SWEEPER COMPANY	U.S.A.		TX0003683101	ELGIN WHIRLWIND II PARTS BOOK: V-606	11/15/1993
ELGIN SWEEPER COMPANY	U.S.A.		TX0003659528	PARTS BOOK ELGIN WHITE WING & PELICAN: NO. S-2091, T-1026	11/15/1993
ELGIN SWEEPER COMPANY	U.S.A.		TX0003658528	PARTS BOOK FOR ELGIN CROSSWIND SERIES GE	11/15/1993
ELGIN SWEEPER COMPANY	U.S.A.		TX0003658527	PARTS BOOK FOR ELGIN PELICAN SERIES SE	11/15/1993
ELGIN SWEEPER COMPANY	U.S.A.		TX0003701003	PARTS BOOK FOR ELGIN WHITE WING AND PELICAN WITH HYDROSTATIC DRIVE	11/15/1993
ELGIN SWEEPER COMPANY	U.S.A.		TX0003659529	PELICAN HH PARTS BOOK: NO. A-123	11/15/1993
ELGIN SWEEPER COMPANY	U.S.A.		TX0003658526	WHIRLWIND PREMIER SERIES L AND WHIRLWIND SERIES L PARTS MANUAL	11/15/1993
FEDERAL SIGNAL CORPORATION	U.S.A.		TX0004493032	FEDERAL SIGNAL CORPORATION EMERGENCY PRODUCTS : PRODUCT REFERENCE GUIDE : NO. 164.	05/30/1997
FEDERAL SIGNAL CORPORATION	U.S.A.		VAu000402510	HARLEY-DAVIDSON CAFÉ, ELEV S1	08/11/1998
FEDERAL SIGNAL CORPORATION	U.S.A.		VAu000402508	HARLEY-DAVIDSON CAFÉ, ELEV S2	09/28/1998
FEDERAL SIGNAL CORPORATION	U.S.A.		VAu000402512	HARLEY-DAVIDSON CAFÉ, ENTRY	08/11/1998
FEDERAL SIGNAL CORPORATION	U.S.A.		VAu000402513	HARLEY-DAVIDSON CAFÉ, ENTRY A.	08/11/1998
FEDERAL SIGNAL CORPORATION	U.S.A.		VAu000402511	HARLEY-DAVIDSON CAFÉ, ENTRY B.	08/11/1998
FEDERAL SIGNAL CORPORATION	U.S.A.		VAu000402509	HARLEY-DAVIDSON CAFÉ, ENTRY C.	08/11/1998
FEDERAL SIGNAL CORPORATION	U.S.A.		VAu000402507	HARLEY-DAVIDSON CAFÉ, NORTHWEST ELEVATION	09/28/1998

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

OWNER	COUNTRY	APPLICATION NO.	COPYRIGHT NO.	DESCRIPTION/REFERENCE	REGISTRATION DATE
FEDERAL SIGNAL CORPORATION	U.S.A.		VAu000402514	HARLEY-DAVIDSON CAFÉ, PERSPECTIVE 2.	08/11/1998
FEDERAL SIGNAL CORPORATION	U.S.A.		TX0002151152	AUTOCALL DIVISION, FEDERAL SIGNAL CORPORATION COLOR GRAPHICS SOFTWARE	09/11/1987
FEDERAL SIGNAL CORPORATION	U.S.A.		TX0002221528	AUTOPLEX CONFIGURATOR	10/23/1987
FEDERAL SIGNAL CORPORATION	U.S.A.		TX0002221529	AUTOPLEX CONFIGURATOR	10/23/1987
FEDERAL SIGNAL CORPORATION	U.S.A.		VAu000274758	FORTY-NINER CASINO & CAFÉ	09/27/1993
FEDERAL SIGNAL CORPORATION	U.S.A.		VAu000274749	P.T.’S MINING COMPANY	09/27/1993
JETSTREAM OF HOUSTON, INC.	U.S.A.		TX0000697471	HIGH PRESSURE WATER JET CLEANING EQUIPMENT: MODEL WBD-150N: PARTS MANUAL	04/29/1981
JETSTREAM OF HOUSTON, INC.	U.S.A.		TX0000630778	AMERICAN AERO WATER BLAST UNITS: PARTS MANUAL	02/174/1981
JETSTREAM OF HOUSTON, INC.	U.S.A.		TX0001719303	REPLACEMENT PARTS FOR PARTEK WATER BLAST UNITS	01/03/1986
JETSTREAM OF HOUSTON, INC.	U.S.A.		TX0000946382	REPLACEMENT PARTS FOR JOB-MASTER/GARDNER DENVER WATER BLAST UNITS	05/11/1982
JETSTREAM OF HOUSTON, INC.	U.S.A.		TX0001719304	WATERBLAST: PARTS, SUPPLIES, ACCESSSORIES	01/03/1986
JETSTREAM OF HOUSTON, INC.	U.S.A.		TX0001719302	AMERICAN AERO WATER BLAST UNITS: PARTS MANUAL	01/03/1986
JETSTREAM OF HOUSTON, INC.	U.S.A.		TX0003249601	C-SERIES CONTROL GUNS (10,000 & 15,000 PSI)	02/28/1992
JETSTREAM OF HOUSTON, INC.	U.S.A.		TX0003356837	JETSTREAM ADVANTAGE	05/21/1992
VESYSTEMS CORPORATION	U.S.A.		TX0006088201	VTX SUITE	11/15/2004

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

TRADENAMES:

TRADENAME	TYPE	OWNER	PLACE	FILE NO.
FEDERAL SIGNAL – CODESPEAR	Assumed Name	Federal Signal Corporation	IL	4947-056-8
FS SOLUTIONS	Trade Name	Jetstream of Houston, LLP	LA	WHE 60-6746
FS SOLUTIONS	Trade Name	Jetstream of Houston, LLP	OH	1860559
FS SOLUTIONS	Assumed Name	Guzzler Manufacturing, Inc.	TX	800483735
FS SOLUTIONS	Fictitious Name	Guzzler Manufacturing, Inc.	LA Cty., CA	20090800239
FS SOLUTIONS	Trade Name	Guzzler Manufacturing, Inc.	AL	111-470
FS SOLUTIONS	Assumed Name	Vactor Manufacturing, Inc.	IL	57878207

LICENSES:

1.	Trademark License, dated as of August 20, 2007, between Federal Signal Corporation (“Licensor”) and Elgin Sweeper Company (“Licensee”).

2.	Trademark License, dated as of August 20, 2007, between Federal Signal Corporation (“Licensor”) and Jetstream of Houston, LLP (“Licensee”).

3.	Trademark License, dated as of August 20, 2007, between Federal Signal Corporation (“Licensor”) and Vactor Manufacturing, Inc. (“Licensee”).

4.	Trademark License, dated as of September 12, 2007, between Federal Signal Corporation (“Licensor”) and Guzzler Manufacturing, Inc. (“Licensee”).

5.	Trademark License, dated as of September 12, 2007, between Federal Signal Corporation (“Licensor”) and Jetstream of Houston, LLP (“Licensee”).

6.	Trademark License, dated as of September 12, 2007, between Federal Signal Corporation (“Licensor”) and Vactor Manufacturing, Inc. (“Licensee”).

7.	Trademark License, dated as of November 12, 2008, between Federal Signal Corporation (“Licensor”) and Guzzler Manufacturing, Inc. (“Licensee”).

8.	Trademark License, dated as of November 12, 2008, between Federal Signal Corporation (“Licensor”) and Jetstream of Houston, LLP (“Licensee”).

9.	Trademark License, dated as of November 12, 2008, between Federal Signal Corporation (“Licensor”) and Vactor Manufacturing, Inc. (“Licensee”).

10.	Trademark License Agreement, dated as of December 31, 2010, between Sirit, Inc. (“Licensor”) and Sirit Corp. (“Licensee”).

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 4.15

Deposit Accounts and Securities Accounts.

NAME OF DEPOSITORY	ACCOUNT ADDRESS	ACCOUNT NAME	ACCOUNT OWNER	ACCOUNT NUMBER
Harris N.A.	111 W. Monroe, 9th floor West Chicago, IL 60603	Elgin Sweeper Company	Elgin Sweeper Company	248-739-5
Harris N.A.	111 W. Monroe, 9th floor West Chicago, IL 60603	Elgin Sweeper Company	Elgin Sweeper Company	248-710-6
Harris N.A.	111 W. Monroe, 9th floor West Chicago, IL 60603	Federal APD	Federal APD	255-255-2
Harris N.A.	111 W. Monroe, 9th floor West Chicago, IL 60603	Federal APD	Federal APD	255-253-7
Harris N.A.	111 W. Monroe, 9th floor West Chicago, IL 60603	Federal APD	Federal APD	255-254-5
Bank of America, N.A.	26 Elmfield Road Bromley BR1 1WA, Kent UK	Federal Signal Corporation	Federal Signal Corporation	6008-659-68011
Harris N.A.	111 W. Monroe, 9th floor West Chicago, IL 60603	Federal Signal Corporation	Federal Signal Corporation	255-877-3
Harris N.A.	111 W. Monroe, 9th floor West Chicago, IL 60603	Federal Signal Corporation	Federal Signal Corporation	255-872-4
Harris N.A.	111 W. Monroe, 9th floor West Chicago, IL 60603	Federal Signal Corporation	Federal Signal Corporation	255-864-1
Harris N.A.	111 W. Monroe, 9th floor West Chicago, IL 60603	Federal Signal Corporation	Federal Signal Corporation	255-870-8
Harris N.A.	111 W. Monroe, 9th floor West Chicago, IL 60603	Federal Signal Corporation	Federal Signal Corporation	255-875-7
Harris N.A.	111 W. Monroe, 9th floor West Chicago, IL 60603	Federal Signal Technologies LLC	Federal Signal Technologies LLC	255-520-9
Harris N.A.	111 W. Monroe, 9th floor West Chicago, IL 60603	PIPS Technology Inc.	PIPS Technology Inc.	257-520-7
Harris N.A.	111 W. Monroe, 9th floor West Chicago, IL 60603	Jetstream of Houston LLP	Jetstream of Houston LLP	257-519-9
Harris N.A.	111 W. Monroe, 9th floor West Chicago, IL 60603	Federal Signal Credit Corporation	Federal Signal Corporation	257-509-0
Harris N.A.	111 W. Monroe, 9th floor West Chicago, IL 60603	Federal Signal Corporation	Federal Signal Corporation	257-521-5
Harris N.A.	111 W. Monroe, 9th floor West Chicago, IL 60603	Federal Signal Corporation	Federal Signal Corporation	257-531-4
Harris N.A.	111 W. Monroe, 9th floor West Chicago, IL 60603	Federal Signal Corporation	Federal Signal Corporation	257-525-6
Harris N.A.	111 W. Monroe, 9th floor West Chicago, IL 60603	Federal Signal Division	Federal Signal Corporation	255-269-3
Harris N.A.	111 W. Monroe, 9th floor West Chicago, IL 60603	Federal Signal Division	Federal Signal Corporation	255-873-2

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Harris N.A.	111 W. Monroe, 9th floor West Chicago, IL 60603	Federal Signal Environmental Solutions	Federal Signal Corporation	251-195-4
Regions Bank	1900 Fifth Avenue North Birmingham, AL 35203	Guzzler Manufacturing, Inc.	Guzzler Manufacturing, Inc.	56250185
Harris N.A.	111 W. Monroe, 9th floor West Chicago, IL 60603	Jetstream of Houston LLP	Jetstream of Houston LLP	305-632-2
Harris N.A.	111 W. Monroe, 9th floor West Chicago, IL 60603	Jetstream of Houston LLP	Jetstream of Houston LLP	305-660-3
Harris N.A.	111 W. Monroe, 9th floor West Chicago, IL 60603	Leach Co. d/b/a FS Depot	FS Depot, Inc.	321-561-3
Harris N.A.	111 W. Monroe, 9th floor West Chicago, IL 60603	PIPS Technology Inc.	PIPS Technology Inc.	378-205-9
Harris N.A.	111 W. Monroe, 9th floor West Chicago, IL 60603	PIPS Technology Inc.	PIPS Technology Inc.	378-825-4
Bank of Montreal	100 King St. W. B2 Level Toronto, ON M5X1A3 Canada	Federal Signal Corporation	Federal Signal Corporation	1333-963
Harris N.A.	111 W. Monroe, 9th floor West Chicago, IL 60603	Federal Signal Corporation	Federal Signal Corporation	255-259-4
Harris N.A.	111 W. Monroe, 9th floor West Chicago, IL 60603	Sirit Corp.	Sirit Corp.	409-670-7
Harris N.A.	111 W. Monroe, 9th floor West Chicago, IL 60603	Sirit Corp.	Sirit Corp.	409-656-6
Silicon Valley Bank	275 Grove Street Newton, MA 02466	Sirit Corp.	Sirit Corp.	33006-39163
Silicon Valley Bank	275 Grove Street Newton, MA 02466	Sirit Corp.	Sirit Corp.	33006-39159
Silicon Valley Bank	275 Grove Street Newton, MA 02466	RSI ID Technologies	Sirit Corp.	33006-39178
Silicon Valley Bank	275 Grove Street Newton, MA 02466	RSI ID Technologies	Sirit Corp.	33006-39182
The First National Bank of Ottawa	701 LaSalle Street Ottawa, IL 61350	Vactor Manufacturing, Inc.	Vactor Manufacturing, Inc.	210000-6207
Harris N.A.	111 W. Monroe, 9th floor West Chicago, IL 60603	Vactor Manufacturing, Inc.	Vactor Manufacturing, Inc.	435-646-5
Harris N.A.	111 W. Monroe, 9th floor West Chicago, IL 60603	Vactor Manufacturing, Inc.	Vactor Manufacturing, Inc.	435-554-1
Harris N.A.	111 W. Monroe, 9th floor West Chicago, IL 60603	VESystems LLC	VESystems LLC	436-655-5
Harris N.A.	111 W. Monroe, 9th floor West Chicago, IL 60603	VESystems LLC	VESystems LLC	435-772-9
Community Bank of California	8001 Irvine Center Drive Irvine, CA 92618	VESystems LLC	VESystems LLC	7227501
Royal Bank of Canada	Commercial Financial Services 5001 Yonge Street, 2nd Floor Toronto Ontario, M2N-6P6	Sirit Corp	Sirit Corp	00002-1409549
Royal Bank of Canada	Commercial Financial Services 5001 Yonge Street, 2nd Floor Toronto Ontario, M2N-6P6	Sirit Corp	Sirit Corp	00002-4074738

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Royal Bank of Canada	Commercial Financial Services 5001 Yonge Street, 2nd Floor Toronto Ontario, M2N-6P6	Federal Signal Corporation	Federal Signal Corporation	166-378-0
Wells Fargo Bank	230 W. Monroe, Suite 2900 Chicago, IL 60606	Federal APD Incorporated	Federal APD Incorporated	4122213473
Wells Fargo Bank	230 W. Monroe, Suite 2900 Chicago, IL 60606	Federal Signal Technologies, LLC	Federal Signal Technologies, LLC	4122213432
Wells Fargo Bank	230 W. Monroe, Suite 2900 Chicago, IL 60606	PIPS Technology Inc	PIPS Technology Inc	4122213481
Wells Fargo Bank	230 W. Monroe, Suite 2900 Chicago, IL 60606	Sirit Corp	Sirit Corp	4122213499
Wells Fargo Bank	230 W. Monroe, Suite 2900 Chicago, IL 60606	VESystems	VESystems	4122213424
Wells Fargo Bank	230 W. Monroe, Suite 2900 Chicago, IL 60606	Elgin Sweeper Company	Elgin Sweeper Company	4122213374
Wells Fargo Bank	230 W. Monroe, Suite 2900 Chicago, IL 60606	Jetstream of Houston, LLP	Jetstream of Houston, LLP	4122213440
Wells Fargo Bank	230 W. Monroe, Suite 2900 Chicago, IL 60606	FS Depot, Inc	FS Depot, Inc	4122213465
Wells Fargo Bank	230 W. Monroe, Suite 2900 Chicago, IL 60606	Vactor Manufacturing Inc.	Vactor Manufacturing Inc.	4122213457
Wells Fargo Bank	230 W. Monroe, Suite 2900 Chicago, IL 60606	Federal Signal Credit Corporation	Federal Signal Corporation	4122213325
Wells Fargo Bank	230 W. Monroe, Suite 2900 Chicago, IL 60606	Federal Signal Corporation	Federal Signal Corporation	4122213382
Wells Fargo Bank	230 W. Monroe, Suite 2900 Chicago, IL 60606	Federal Signal Corporation	Federal Signal Corporation	4122213341
Wells Fargo Bank	230 W. Monroe, Suite 2900 Chicago, IL 60606	VESystems, LLC	VESystems, LLC	4122213317
Wells Fargo Bank	230 W. Monroe, Suite 2900 Chicago, IL 60606	Federal APD Incorporated	Federal APD Incorporated	4122213366
Wells Fargo Bank	230 W. Monroe, Suite 2900 Chicago, IL 60606	PIPS Technology Inc.	PIPS Technology Inc.	4122213291
Wells Fargo Bank	230 W. Monroe, Suite 2900 Chicago, IL 60606	Jetstream of Houston LLP	Jetstream of Houston LLP	4122213234
Wells Fargo Bank	230 W. Monroe, Suite 2900 Chicago, IL 60606	Federal Signal Corporation – SSG	Federal Signal Corporation	4122213275
Wells Fargo Bank	230 W. Monroe, Suite 2900 Chicago, IL 60606	Sirit Corp	Sirit Corp	4122213309
Wells Fargo Bank	230 W. Monroe, Suite 2900 Chicago, IL 60606	Elgin Sweeper Company	Elgin Sweeper Company	4122213242
Wells Fargo Bank	230 W. Monroe, Suite 2900 Chicago, IL 60606	Federal Signal Corporation	Federal Signal Corporation	4122213283
Wells Fargo Bank	230 W. Monroe, Suite 2900 Chicago, IL 60606	Federal Signal Corporation PR Tax	Federal Signal Corporation	4122213226
Wells Fargo Bank	230 W. Monroe, Suite 2900 Chicago, IL 60606	Federal APD Incorporated	Federal APD Incorporated	9600152958
Wells Fargo Bank	230 W. Monroe, Suite 2900 Chicago, IL 60606	PIPS Technology Inc.	PIPS Technology Inc.	9600152962

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Wells Fargo Bank	230 W. Monroe, Suite 2900 Chicago, IL 60606	Federal Signal Corporation—SSG	Federal Signal Corporation	9600152977
Wells Fargo Bank	230 W. Monroe, Suite 2900 Chicago, IL 60606	Federal Signal Corporation—ESG	Federal Signal Corporation	9600152905
Wells Fargo Bank	230 W. Monroe, Suite 2900 Chicago, IL 60606	Victor Products USA, Incorporated	Victor Products USA, Incorporated	4122213358
Wells Fargo Bank	230 W. Monroe, Suite 2900 Chicago, IL 60606	Victor Products USA, Incorporated	Victor Products USA, Incorporated	4122213267
Wells Fargo Bank	230 W. Monroe, Suite 2900 Chicago, IL 60606	Federal Signal Corporation—SSG	Federal Signal Corporation	4122213390
Wells Fargo Bank	230 W. Monroe, Suite 2900 Chicago, IL 60606	FSC Political Action Committee	Federal Signal Corporation	4123514986
Wells Fargo Bank	230 W. Monroe, Suite 2900 Chicago, IL 60606	Federal Signal Corporation—ESG	Federal Signal Corporation	4122263395
Wells Fargo Bank	230 W. Monroe, Suite 2900 Chicago, IL 60606	Federal Signal Corporation—SSG	Federal Signal Corporation	4122258262

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 4.17

Material Contracts.

•

That certain Lease, dated July 2, 2008 by and between Elgin Sweeper Company and CenterPoint Properties Trust for the lease of 1300 W. Bartlett Road, Elgin, IL, and that certain Agreement of Purchase and Sale, in each case, as in effect on the date hereof;

•

That certain Lease, dated July 2, 2008 by and between Federal Signal Corporation and CenterPoint Properties Trust for the lease of 2645 Federal Signal Drive, University Park, IL, and that certain Agreement of Purchase and Sale, in each case, as in effect on the date hereof;

•	The Term Loan Documents; and

•

That Certain Agreement for the Provision of Statewide Toll Collection Customer Service Center System and Operations and Central Texas Turnpike System Toll Operations effective as of November 14, 2011 between the Texas Department of Transportation, a public entity of the state of Texas, and Federal Signal Technologies, LLC.

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 4.19

Indebtedness.

•

Demand Promissory Note of Federal Signal of Europe B.V. dated September 8, 2011 payable to the order of Bronto Skylift Oy AB in the principal amount of €12,800,000, with an outstanding balance of €12,800,000 as of February 21, 2012.

•

Demand Promissory Note of Federal Signal of Europe B.V. y CIA SC dated March 11, 2011 payable to the order of Federal Signal Corporation in the principal amount of €3,000,000. (Note: this instrument states that it is issued not-to-the-order (no a la orden) and therefore no stamp tax is levied under Spanish law as the note cannot be endorsed.) , with an outstanding balance of €3,000,000 February 21, 2012.

•

Demand Promissory Note of Victor Products Ltd. UK dated March 31, 2011 payable to the order of Federal Signal of Europe B.V. y CIA SC in the principal amount of €3,000,000. (Note: this instrument states that it is issued not-to-the-order (no a la orden) and therefore no stamp tax is levied under Spanish law as the note cannot be endorsed.) , with an outstanding balance of £3,300,000 February 21, 2012.

•

Demand Note of Elgin Sweeper Company dated November 23, 2009, payable to the order of Victor Products USA, Incorporated in the principal amount of $6,500,000, with an outstanding balance of $6,500,000.00 as of February 21, 2012.

•

Demand Note of Elgin Sweeper Company dated September 22, 2011, payable to the order of Victor Products USA, Incorporated in the principal amount of $600,000, with an outstanding balance of $600,000.00 as of February 21, 2012.

•	Banco Santander, S.A. P.P.5 credit line to Federal Signal VAMA in the original amount of €4,000,000, with an outstanding balance of €850,000 February 21, 2012.

•	Nordea Pankki Suomi Oyj credit line to Bronto Skylift Oy AB in the original principal amount of €3,000,000, with an outstanding balance €0.00 February 21, 2012.

•	Sampo Pankki Oyj credit line to Bronto Skylift Oy AB in the original principal amount of €5,000,000, with an outstanding balance of €96,773 February 21, 2012.

•

Extended term financing for the purchase of chassis by Vactor Manufacturing Inc. from Navistar Financial Corporation by letter dated January 20, 2011, with an outstanding balance of $7,382,728.20 as of February 21, 2012, such chassis are not included as Eligible Inventory.

[5]	Indebtedness is guaranteed by Federal Signal Corporation

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

•

Extended term financing for the purchase of chassis by Elgin Sweeper Company from Chicago Mack, with an aggregate outstanding balance of $517,080.00 as of February 21, 2012, such chassis are not included as Eligible Inventory.

•

Extended term financing for the purchase of chassis by Elgin Sweeper Company from Chicago International Truck, LLC, with an aggregate outstanding balance of $1,232,912.38 as of February 21, 2012, such chassis are not included as Eligible Inventory.

•

Extended term financing for the purchase of chassis by Elgin Sweeper Company from TransChicago Truck Group, with an aggregate outstanding balance of $7,226,251.00 as of February 21, 2012, such chassis are not included as Eligible Inventory.

•

Extended term financing for the purchase of chassis by Elgin Sweeper Company from Standard Equipment Co., with an aggregate outstanding balance of $1,833,460.00 as of February 21, 2012, such chassis are not included as Eligible Inventory.

•

Extended term financing for the purchase of chassis by Elgin Sweeper Company from Navistar Defense LLC, with an aggregate outstanding balance of $86,983.00 as of February 21, 2012, such chassis are not included as Eligible Inventory.

•

Federal Signal Corporation, Elgin Sweeper Company, FS Depot, Inc. and Vactor Manufacturing Inc. sold various equipment leases originally entered into by such Loan Parties to Banc of America Public Capital Corp. (“BAPCC”) in 2008 and guaranteed to BAPCC the payment of amounts owing under such leases.

Letters of Credit:

Beneficiary	Division	Current Amount	Expires	Issuer	Purpose
Aktif Yatirim (Vendeka)	FSTech	1,000,000	3/20/2012	BMO Harris Bank N.A.	Performance Bond
Centerpoint Properties Trust	Federal Signal Corporation	900,000	6/30/2013	BMO Harris Bank N.A.	Performance Bond
Centerpoint Properties Trust	Elgin Sweeper Company	600,000	6/30/2013	BMO Harris Bank N.A.	Performance Bond
Government of Israel	Elgin Sweeper Company	420,000	3/24/2012	BMO Harris Bank N.A.	Performance Bond
National Bank of Egypt AOI Kadar Factory for Developed	Elgin Sweeper Company	120,000	3/26/2012	BMO Harris Bank N.A.	Performance Bond
National Bank of Egypt AOI Kadar Factory for Developed	Elgin Sweeper Company	29,175	3/26/2012	BMO Harris Bank N.A.	Performance Bond

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

National Bank of Egypt AOI Kader Factory	Vactor Manufacutring Inc.	29,500	4/16/2012	BMO Harris Bank N.A.	Performance Bond
Wells Fargo	Federal Signal Corporation	500,000	3/26/2012	BMO Harris Bank N.A.	Financial Guaranty
AIG/National Union Fire Ins	Federal Signal Corporation	21,901,588	3/24/2012	BMO Harris Bank N.A.	Financial Guaranty
Reliance Ins.	Federal Signal Corporation	4,355,000	3/26/2012	BMO Harris Bank N.A.	Financial Guaranty
AIG/National Union Fire Ins	Federal Signal Corporation	2,646,400	3/26/2012	BMO Harris Bank N.A.	Financial Guaranty
GFI CO. Ltd	Vactor Manufacturing, Inc.	112,518	7/31/2014	Wells Fargo Bank, N.A.	Performance Bond
GFI CO. Ltd	Vactor Manufacturing, Inc.	150,024	11/30/2014	Wells Fargo Bank, N.A.	Performance Bond
Doha Bank	Federal Signal Corporation	51,500	6/30/2014	Wells Fargo Bank, N.A.	Performance Bond/Bank Guaranty

Capital Lease Obligations:

LESSOR	LESSEE	DOLLAR AMOUNT OUTSTANDING
PNC Equipment Finance	Elgin Sweeper Company	$277,000.00
Flagstaff Financial Capital Lease Obligations	Federal Signal Corporation	$322,000.00
CIT	VESystems, LLC	$14,000.00
Equilease	Sirit Corp.	$69,000.00

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 4.27

ADDRESS	OWNER	TENANT
8584 Borden Ave. S.E.,Leeds, AL 35094	Gene Moore Investments, Inc.	Guzzler Manufacturing, Inc.
9040 W. Glendale Ave., Ste. 101, Glendale, AZ 85305	91 Glendale Holdings, LLC	VESystems, LLC
2 Technology, Suite 100, Irvine, CA 92618	The Irvine Company LLC	VESystems Corporation
901 Lane Avenue, Ste. 100, Chula Vista, CA 91914	NEW Investments LLC	Sirit Corp.
1108 Raymond Way, Anaheim, CA 92801	Adler Investment Company	Federal Signal Corporation
1501 Hayes Avenue, Long Beach, CA 90813	Seabright Investments	Guzzler Manufacturing, Inc.
811 N. Vermillion, Streator, IL 61364	Dan Gavin	Vactor Manufacturing, Inc.
1300 West Bartlett Road, Elgin, IL 60120	Centerpoint Properties Trust	Elgin Sweeper Company
1415 W. 22nd St., Ste. 1100, Oak Brook, IL 60523	ASVRF Oak Brook Regency, LLC	Federal Signal Corporation
1621 S. Illinois, Streator, IL 61364	Federal Signal Corporation	N/A
2108 Coalville Road, Streator, IL 61364	Nancy Allen	Vactor Manufacturing, Inc.
2645 Federal Signal Drive, University Park, IL 60484	Centerpoint Properties Trust	Federal Signal Corporation
3111 S. Darla, Gonzales, LA 70737	Mr. & Mrs. Ronald J. Cheramie, Sr.	Jetstream of Houston, LLP
2035 & 2045 Franklin Road Bloomfield Twp, MI 48302	Consolidated Development Group, LLC	Federal Signal Corporation
28100 Cabot Drive, Ste. 200, Novi, MI 48377	Haggerty Corridor Office Centre III, LLC	Federal APD Incorporated
101 Weldon Parkway, Maryland Heights, MO 63043	Sher Care Corporation	Federal APD Incorporated
1000 Perimeter Park Dr., Ste. #, Morrisville, NC 27560	Raleigh Flex Owner I, LLC	Sirit Corp.
4776 Linden, Lincoln, NE 68516	Charlotte M. Large	Federal Signal Corporation

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

ADDRESS	OWNER	TENANT
1144 Expressway Drive South, Toledo, OH 43608-1515	Wurth Holdings, LLC	Federal Signal Corporation
804 Innovation Drive, Knoxville, TN 37932	Sefton, L.L.C.	PIPS Technology Inc.
1321 Valwood Parkway, Ste. 620, Carrollton, TX 75006	CIVF I—TX1W20 & TX1W21, L.P.	Sirit Corp.
1616 North Main Street, Pearland, Texas 77581	Federal Signal Corporation	N/A
3600 W. Parmer Lane, Ste. 210, Austin, TX 78727	Parmer HQ, LLC	VESystems, LLC
5905 Thomas Road, Houston, TX 77041	Clay Real Estate Development, L.P.	Jetstream of Houston, LLP
10001 Porter Road, Ste. 200, LaPorte, TX 77571	Clay Real Estate Holdings #5, L.P.	Guzzler Manufacturing, Inc.
116 Meat Plant Road, Lexington, SC 29073	Entron Partnership	Jetstream of Houston, LLP

Third Party Locations:

ADDRESS	COMPANY

HCAA Toll Plaza, Tampa Airport Toll Plaza, Tampa, FL 33607[6]	Federal APD Incorporated

Newark Liberty Int’l Airport, 70 Conrad Road, Newark, NJ 07114 [7]	Federal APD Incorporated

John F. Kennedy Int’l Airport, E. Hangar Road, Bldg. 15, Jamaica, NY 11430[8]	Federal APD Incorporated

LaGuardia Airport, Central Terminal Bldg., Rm. 3910A, Flushing, NY 11371[9]	Federal APD Incorporated

9649 W. Wingfoot, Houston, TX 77041[10]	Jetstream of Houston, LLP

5770 E. 77th Avenue, Commerce City, CO 80022*	Elgin Sweeper Company

[6]	Customer Location where inventory is maintained, but where there is no formal agreement is in place.
[7]	Customer Location where inventory is maintained, but where there is no formal agreement is in place.
[8]	Customer Location where inventory is maintained, but where there is no formal agreement is in place.
[9]	Customer Location where inventory is maintained, but where there is no formal agreement is in place.
[10]	Public Warehouse
*	Dealer Location (inventory consigned to such Dealer).

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

ADDRESS	COMPANY
2521 Bowman Street, Innisfil, Ontario L9S 3V6*	Elgin Sweeper Company
25-C North Council, Oklahoma City, OK 73127*	Elgin Sweeper Company
N60W15835 Kohler Lane, Menomonee Falls, WI 53051*	Elgin Sweeper Company
1940 Channel Avenue (P.O. Box 13284), Memphis, TN 38113*	Elgin Sweeper Company
112001 New Berlin Road, Jacksonville FL 32226*	Elgin Sweeper Company
4607 SE Rio Court, Ankeny, IA 50021*	Elgin Sweeper Company
776 N. York Street, Elmhurst, IL 60126*	Elgin Sweeper Company
7900 Bulldog Drive, Summit, IL 60501*	Elgin Sweeper Company
11816 S. IL Route 47, Huntley, IL 60142*	Elgin Sweeper Company
9827 Mt. Holly Road, Charlotte, NC 28214*	Elgin Sweeper Company
725 S. Jupiter Road, Garland, TX 75024*	Elgin Sweeper Company
8910 San Mateo Drive, Laredo, TX 78045*	Elgin Sweeper Company
1158 Elboc Way, Winter Garden, FL 34787*	Vactor Manufacturing Inc.
14437 E. 2000 North Road, Pontiac, IL 61764*	Vactor Manufacturing Inc.
200 Oxmoor Blvd, Homewood, AL 35209*	Vactor Manufacturing Inc.
200 Merrimac St., Woburn, MA 01803*	Vactor Manufacturing Inc.
2422 S. 19th Avenue, Phoenix, AZ 85009*	Vactor Manufacturing Inc.
19800 W. South Arsenal Rd., Wilmington, IL 60481*	Vactor Manufacturing Inc.

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 5.1

Deliver to Agent, with copies to each Lender, each of the financial statements, reports, or other items set forth set forth below at the following times in form satisfactory to Co-Collateral Agents:

as soon as available, but in any event within 30 days (45 days in the case of a month that is the end of one of Borrower’s fiscal quarters) after the end of each month during each of Borrower’s fiscal years

(a) an unaudited consolidated and consolidating balance sheet and income statement and consolidated statement of cash flow covering Borrower’s and its Subsidiaries’ operations during such period, and

(b) a Compliance Certificate.

as soon as available, but in any event within 90 days after the end of each of Borrower’s fiscal years

(c) a copy of Borrower’s Form 10-K Report filed with the SEC and containing as an Exhibit thereto consolidated and consolidating financial statements of Borrower and its Subsidiaries for each such fiscal year, audited by independent certified public accountants of recognized national standing selected by the Borrower and reasonably acceptable to Agent and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants’ letter to management), and

(d) a Compliance Certificate.

as soon as available, but in any event within 30 days after the start of each of Borrower’s fiscal years,	(e) copies of Borrower’s Projections, in form and substance (including as to scope and underlying assumptions) satisfactory to Agent, in its Permitted Discretion, for the current year and the forthcoming 2 years, year by year, and for the current fiscal year, month by month, certified by the chief financial officer of Borrower as being such officer’s good faith estimate of the financial performance of Borrower during the period covered thereby.

if and when filed by Borrower,

(f) Form 10-Q quarterly reports, and Form 8-K current reports,

(g) any other filings made by Borrower with the SEC other than administrative reports, and

(h) any other information that is provided by Borrower to its shareholders generally.

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

promptly, but in any event within 5 Business Days after Borrower has knowledge of any event or condition that constitutes a Default or an Event of Default,	(i) notice of such event or condition and a statement of the curative action that Borrower proposes to take with respect thereto.

promptly after the commencement thereof, but in any event within 5 Business Days after the service of process with respect thereto on Borrower or any of its Domestic Subsidiaries and within 10 Business Days after the service of process with respect thereto on any of Borrower’s Subsidiaries that are not Domestic Subsidiaries,	(j) notice of all actions, suits, or proceedings brought by or against Borrower or any of its Subsidiaries before any Governmental Authority which reasonably could be expected to result in a Material Adverse Change.

promptly, but in any event within 5 Business Days after the commencement thereof,	(k) notice of any labor negotiations which could result in a labor strike.

upon the request of Agent,	(l) any other information reasonably requested relating to the financial condition of Borrower or its Subsidiaries.

In lieu of delivering any of the above financial statements or SEC reports and copies thereof to the Agent, Borrower may at such time notify the Agent that such item has been posted to a website maintained by or on behalf of Borrower, acceptable to Agent and accessible to Agent and all of the Lenders, such notification to inform the Agent of any information necessary to allow Agent and the Lenders to access such item; provided, that, upon request of Agent, Borrower shall deliver copies of the above financial statements or SEC reports to Agent and each Lender.

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 5.2

Provide Co-Collateral Agents (and if so requested by Agent, with copies for each Lender) with each of the documents set forth below at the following times in form satisfactory to Co-Collateral Agents:

Monthly (no later than the 10th day of each month) provided, that such documents shall be required to be delivered weekly during an Increased Reporting Period. “Increased Reporting Period” shall mean a period commencing on any date on which average Excess Availability for the then immediately preceding 30 consecutive day period was less than 17.5% of the Maximum Credit Amount and ending on the date on which average Excess Availability for the then immediately preceding 90 consecutive day period was equal to or greater than 17.5% of the Maximum Credit Amount.

(a) an Account roll-forward with supporting details supplied from sales journals, collection journals, credit registers and any other records,

(b) Inventory system/perpetual reports specifying the cost and the wholesale market value of the Loan Parties’ Inventory, by category, with additional detail showing additions to and deletions therefrom (delivered electronically in an acceptable format, if Borrower has implemented electronic reporting).

(c) a Borrowing Base Certificate,

(d) a detailed aging, by total, of the Loan Parties’ Accounts, together with a reconciliation and supporting documentation for any reconciling items noted (delivered electronically in an acceptable format, if Borrower has implemented electronic reporting),

(e) a detailed calculation of those Accounts that are not eligible for the Borrowing Base, if Borrower has not implemented electronic reporting,

(f) a detailed Inventory system/perpetual report together with a reconciliation to the Loan Parties’ general ledger accounts (delivered electronically in an acceptable format, if Borrower has implemented electronic reporting),

(g) a detailed calculation of Inventory categories that are not eligible for the Borrowing Base, if Borrower has not implemented electronic reporting,

(h) a summary aging, by vendor, of the Loan Parties’ and their Subsidiaries accounts payable and any book overdraft (delivered electronically in an acceptable format, if Borrower has implemented electronic reporting) and an aging, by vendor, of any held checks,

(i) a detailed report regarding the Loan Parties’ and their Subsidiaries cash and Cash Equivalents, including an indication of which amounts constitute Qualified Cash, and

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

(j) a monthly (or, during an Increased Reporting Period, weekly) Account roll-forward, in a format acceptable to Agent in its discretion, tied to the beginning and ending account receivable balances of the Loan Parties’ general ledger.

Monthly (no later than the 30th day of each month)

(k) a reconciliation of Accounts, trade accounts payable, and Inventory of the Loan Parties’ general ledger accounts to the Loan Parties’ monthly financial statements including any book reserves related to each category; and

(l) a detailed list of all Loan Parties’ outstanding surety bonds, with a description of each bond and related project and a schedule of all Accounts relating to such bonds.

Quarterly	(m) a report regarding Loan Parties’ accrued, but unpaid, ad valorem taxes.

Annually	(n) a detailed list of Loan Parties’ customers, with address and contact information.

Upon request by Agent

(o) notice of all claims, offsets, or disputes asserted by Account Debtors with respect to Loan Parties’ Accounts, and

(p) copies of invoices together with corresponding shipping and delivery documents, and credit memos together with corresponding supporting documentation, with respect to invoices and credit memos in excess of an amount determined in the sole discretion of Agent, from time to time.

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

(q) copies of purchase orders and invoices for Inventory and Equipment acquired by Loan Parties, and

(r) such other reports as to the Collateral or the financial condition of Borrower and its Subsidiaries, as either Co-Collateral Agent may reasonably request.

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

AMENDMENT NO. 1 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment”) is entered into as of May 16, 2012, by and among the Lenders identified on the signature pages hereof (such Lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as administrative agent for the Lenders (in such capacity, “Agent”) and FEDERAL SIGNAL CORPORATION, a Delaware corporation (“Borrower”).

WHEREAS, Borrower, Agent, and Lenders are parties to that certain Credit Agreement dated as of February 22, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, Borrower, Agent and Lenders have agreed to amend the Credit Agreement in certain respects;

NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

18. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement.

19. Amendment to Credit Agreement: Subject to the satisfaction of the conditions set forth in Section 5 below, in reliance upon the representations and warranties of Borrower set forth in Section 6 below, the Credit Agreement is hereby amended by amending and restating Schedule P-1 thereof in its entirety in the form attached as Schedule P-1 to this Amendment.

20. Continuing Effect. Except as expressly set forth in Section 2 of this Amendment, nothing in this Amendment shall constitute a modification or alteration of the terms, conditions or covenants of the Credit Agreement or any other Loan Document, or a waiver of any other terms or provisions thereof, and the Credit Agreement and the other Loan Documents shall remain unchanged and shall continue in full force and effect, in each case as amended hereby.

21. Reaffirmation and Confirmation. Borrower hereby ratifies, affirms, acknowledges and agrees that the Credit Agreement and the other Loan Documents represent the valid, enforceable and collectible obligations of Borrower, and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Credit Agreement or any other Loan Document. Borrower hereby agrees that this Amendment in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations. The Liens and rights securing payment of the Obligations are hereby ratified and confirmed by Borrower in all respects.

22. Conditions to Effectiveness. This Amendment shall become effective upon the satisfaction of each of the following conditions precedent, each in form and substance acceptable to Agent:

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

22.1. Agent shall have received a fully executed copy of this Amendment (along with the Consent and Reaffirmation attached hereto), together with such other documents, agreements and instruments as Agent may require or reasonably request; and

22.2. No Default or Event of Default shall have occurred and be continuing on the date hereof or as of the date of the effectiveness of this Amendment; and

22.3. The representations and warranties contained herein, in the Credit Agreement and the other Loan Documents shall be true and correct on and as of the date of this Amendment, in each case as if then made, other than representations and warranties that expressly relate solely to an earlier date (in which case such representations and warranties were true and correct on and as of such earlier date).

23. Representations and Warranties. In order to induce Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Agent and Lenders that, after giving effect to this Amendment:

23.1. All representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the date of this Amendment, in each case as if then made, other than representations and warranties that expressly relate solely to an earlier date (in which case such representations and warranties were true and correct on and as of such earlier date);

23.2. No Default or Event of Default has occurred and is continuing; and

23.3. This Amendment and the Credit Agreement, as modified hereby, constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.

24. Miscellaneous.

24.1. Expenses. Borrower agrees to pay on demand all Lender Group Expenses of Agent and each Co-Collateral Agent (including, without limitation, the fees and expenses of outside counsel for Agent and each Co-Collateral Agent) in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided herein shall survive any termination of this Amendment and the Credit Agreement as modified hereby.

24.2. Governing Law. This Amendment shall be a contract made under and governed by the internal laws of the State of Illinois.

24.3. Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO THIS AMENDMENT HEREBY WAIVES THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AMENDMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

2

STATUTORY CLAIMS. EACH PARTY TO THIS AMENDMENT REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION BASED UPON OR ARISING OUT OF THIS AMENDMENT, A COPY OF THIS AMENDMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

24.4. Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment.

24.5. Amendment as Loan Document. The Borrower hereby acknowledges and agrees that this Amendment constitutes a “Loan Document” under the Credit Agreement.

25. Release.

25.1. In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and each Guarantor (by its execution and delivery of the attached Consent and Reaffirmation), on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent, each Co-Collateral Agent and Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Co-Collateral Agent, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Borrower, any Guarantor or any of their respective successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever in relation to, or in any way in connection with any of the Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto which arises at any time on or prior to the day and date of this Amendment.

25.2. Each of Borrower and each Guarantor understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

25.3. Each of Borrower and each Guarantor agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

[signature pages follow]

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

3

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

FEDERAL SIGNAL CORPORATION, a Delaware corporation

By:
Name:
Title:

By:
Name:
Title:

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Signature Page to Amendment No. 1 to Credit Agreement

WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as Agent, as a Co-Collateral Agent and as a Lender

By:
Name:
Title:

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Signature Page to Amendment No. 1 to Credit Agreement

GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as a Co-Collateral Agent and as a Lender

By:
Name:
Title:

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Signature Page to Amendment No. 1 to Credit Agreement

CONSENT AND REAFFIRMATION

Each of the undersigned hereby (i) acknowledges receipt of a copy of the foregoing Amendment No. 1 to Credit Agreement (terms defined therein and used, but not otherwise defined, herein shall have the meanings assigned to them therein); (ii) consents to Borrower’s execution and delivery thereof; (iii) agrees to be bound by the terms of the Amendment, including Section 8 thereof; and (iv) affirms that nothing contained therein shall modify in any respect whatsoever any Loan Document to which any of the undersigned is a party and reaffirm that each such Loan Document is and shall continue to remain in full force and effect. Although each of the undersigned has been informed of the matters set forth herein and has acknowledged and agreed to same, each of the undersigned understands that Agent, Co-Collateral Agents and Lenders have no obligation to inform any of the undersigned of such matters in the future or to seek any of the undersigned’s acknowledgment or agreement to future consents, amendments or waivers, and nothing herein shall create such a duty.

IN WITNESS WHEREOF, each of the undersigned has executed this Consent and Reaffirmation on and as of the date of such Amendment.

ELGIN SWEEPER COMPANY

FEDERAL APD INCORPORATED

FEDERAL MERGER CORPORATION

FEDERAL SIGNAL CREDIT CORPORATION

FEDERAL SIGNAL TECHNOLOGIES, LLC

FS DEPOT, INC.

GUZZLER MANUFACTURING, INC.

JETSTREAM OF HOUSTON, INC.

JETSTREAM OF HOUSTON, LLP

PIPS TECHNOLOGY INC.

SIRIT CORP.

VACTOR MANUFACTURING INC.

VESYSTEMS, LLC

VICTOR PRODUCTS USA, INCORPORATED

Each by:
Name:
Title:

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Consent and Reaffirmation to Amendment No. 1 to Credit Agreement

SCHEDULE P-1

PERMITTED INVESTMENTS

OWNERSHIP INTERESTS:

NAME OF SUBSIDIARY	NAME OF OWNER	PERCENTAGE OWNERSHIP
Athey Product, Inc.	Federal Signal Corporation	100%
Bronton Kiinteistöt Ky	Bronto Skylift Oy Ab Federal Signal of Europe B.V.	95% 5%
Bronto Skylift AG	Bronto Skylift Oy Ab	100%
Bronto Skylift Aktiebolag	Bronto Skylift Oy Ab	100%
Bronto Skylift Deutschland Gmbh	Bronto Skylift Oy Ab	100%
Bronto Skylift, Inc.	Federal Signal Corporation	100%
Bronto Skylift Oy Ab	Federal Signal Corporation	100%
Diamond Consulting Services Limited	Federal Signal of Europe BV Y CIA, S.C.	100%
Elgin Sweeper Company	Federal Signal Corporation	100%
E-One New York, Inc.*	Federal Signal Corporation	100%
Federal APD de Mexico, S.A. de C.V.	Federal APD Incorporated	99%
Federal APD DO Brasil LTDA.	Federal APD Incorporated	100%
Federal APD Incorporated	Federal Signal Corporation	100%
Federal Merger Corporation	Federal Signal Corporation	100%
Federal Sign and Signal, Inc.	Federal Signal Corporation	100%
Federal Sign, Inc.	Federal Sign and Signal, Inc.	100%
Federal Signal Asia Holdings Limited	Federal Signal Corporation	100%
Federal Signal Credit Corporation	Federal Signal Corporation	100%
Federal Signal DO Brasil ParticipaÇões LTDA	Federal Sign and Signal Sirit Corp.	98% 2%
Federal Signal Environmental Products China (HK) Limited	Federal Signal Corporation	100%
Federal Signal of Europe B.V.	Federal Signal Corporation	100%
Federal Signal of Europe B.V. Y CIA, S.C.	IEES B.V.	100%
Federal Signal Safety Products (Shanghai) Co. Ltd.	Federal Signal Asia Holdings Limited (Hong Kong)	100%
Federal Signal Technologies (Hong Kong) Limited	Sirit Corp.	100%
Federal Signal Technologies, LLC	Federal Signal Corporation	100%
Federal Signal UK Holdings Limited	Federal Signal Corporation	100%
Federal Signal VAMA, S.A.	Federal Signal of Europe B.V. Y CIA, S.C.	100%
FS Depot, Inc.	Federal Signal Corporation	100%
FS Holding, Inc.*	Federal Signal Corporation	100%
FS Lighting, Inc.*	Federal Signal Corporation	100%
FS Lighting, LLP*	FS Lighting, Inc. Federal Merger Corporation	99% 1%

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

NAME OF SUBSIDIARY	NAME OF OWNER	PERCENTAGE OWNERSHIP
FS PIPS UK Limited	Federal Signal of Europe BV Y CIA, S.C.	100%
Guzzler Manufacturing, Inc.	Elgin Sweeper Company	100%
IDRIS Technology Limited	Diamond Consulting Services Limited	100%
IEES B.V. (International Environment Equipment Services B.V.)	Federal Signal of Europe B.V.	100%
Jetstream of Houston, Inc.	Federal Signal Corporation	100%
Jetstream of Houston, LLP	Jetstream of Houston, Inc. Federal Merger Corporation	99% 1%
PIPS Technology Inc.	Federal Signal Corporation	100%
PIPS Technology Limited	Federal Signal of Europe B.V. Y CIA, S.C. FS PIPS UK Limited	49% 51%
Sirit Corp.	Federal Signal Technologies, LLC	100%
Sirit, Inc.	Federal Signal Corporation	100%
Vactor Manufacturing Inc.	Federal Signal Corporation	100%
VESystems, LLC	Federal Signal Technologies, LLC	100%
Victor Industrial Equipment (PTY) Limited	Victor Products Holding Ltd.	100%
Victor Products Holdings Ltd.	Federal Signal UK Holdings Limited	100%
Victor Products Ltd.	Victor Products Holding Ltd.	100%
Victor Products USA, Incorporated	Victor Products Holding Ltd.	100%

OTHER:

•

Investment consisting of financing provided by Federal Signal Corporation to Sweet Holdings, LLC, a Florida limited liability company, successor-in-interest to S.H. Trucking & Logistics, Inc. (“Buyer”) in the amount of $250,000.00 with respect to which $117,571.35 remains outstanding for the purchase by Buyer of 4130 Wausau, Ft. Myers Florida 33901 pursuant to that Land Contract dated September 30, 2002.

•

Financing Agreement dated January 1, 2010, among Elgin Sweeper Company, Owen Equipment Sales and Earl Rose, Ron Howard, Kitty Scott, Matt Wlodarczyk and Ed Hodges (the “Owen Floor plan”), with an outstanding balance of $ 3,090,587.00 as of February 21, 2012.

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

•

Demand Promissory Note of Federal Signal of Europe B.V. y CIA SC dated March 11, 2011 payable to the order of Federal Signal Corporation in the principal amount of €3,000,000. (Note: this instrument states that it is issued not-to-the-order (no a la orden) and therefore no stamp tax is levied under Spanish law as the note cannot be endorsed.)

•

Floor Plan Credit Line Agreement dated April 1, 2004 among DOFESA, S.A. DE C.V., Federal Signal Corporation and all of its Affiliates and Subsidiaries and Alejandro Hernandez Wall, Jose de Jesus Hernandez Urzua and Jose de Jesus Hernandez Wall, in the original principal amount of $3,500,000.00, as amended by that certain Amendment to Floor Plan Credit Line dated September 29, 2006 increasing the principal amount to $4,500,000.00 (the “DOFESA Floor Plan”), with an outstanding balance of approximately $3,000,000 as of April 19, 2012. DOFESA is considering a restructure of its business and the DOFESA Floor Plan would continue with the restructured business; it being understood that the DOFESA Floor Plan as so continued shall only constitute a “Permitted Investment” hereunder so long as the maximum principal amount thereof is not greater than $4,500,000 at any given time.

*** Certain confidential information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.